                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

                            (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL,]FOR USE OF THE
[_]Preliminary Proxy Statement                COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       ALEXANDER HAAGEN PROPERTIES, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                          Copies of Notices to:

                STEVEN M. JAFFE                         JOHN M. NEWELL
       ALEXANDER HAAGEN PROPERTIES, INC.               LATHAM & WATKINS
            3500 SEPULVEDA BOULEVARD                633 WEST FIFTH STREET,
       MANHATTAN BEACH, CALIFORNIA 90266                  SUITE 4000
          LOS ANGELES, CALIFORNIA 90071                 (213) 485-1234
                 (310) 546-4520

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                       ALEXANDER HAAGEN PROPERTIES, INC.

                              July 15, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Alexander Haagen Properties, Inc. (the "Company") to be held on Thursday, August 14, 1997, at 11 a.m. local time, at The Radisson Hotel, Palm Room, 1400 Parkview Avenue, Manhattan Beach, California.

  As described in the accompanying Proxy Statement, the Company has entered into a Stock Purchase Agreement with two affiliates of Lazard Freres Real Estate Investors, LLC, LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC (together "LFREI"), providing for LFREI to invest a total of up to $235 million in the Company (the "Transaction"). The Board of Directors and management believe that the Transaction represents an opportunity to improve long-term stockholder value by providing the Company with access to significant equity capital at an attractive cost and additionally provides strategic resources not otherwise readily available to it, thereby enhancing the Company's short-term and long-term growth prospects and better positioning it to capitalize on shopping center opportunities in the western United States.

  At the Special Meeting, you will be asked to approve the Transaction as well as a related proposal which provides for the approval of The Amended and Restated 1993 Stock Option and Incentive Plan (the "Restated Plan"), as amended by the First and Second Amendments thereto, and as further amended by the Third and Fourth Amendments thereto to increase the number of shares subject to the Restated Plan by 650,000 shares, to accelerate the vesting of options and restricted stock granted to Tom Bradley, James Hankla and Warren Fix, and to make certain other clarifying revisions to the Restated Plan. Details of the proposals are set forth in the accompanying Proxy Statement, which I urge you to read carefully.

  The matters to be considered and voted upon at the Special Meeting are of great importance to your investment and the future of the Company. Your Board of Directors has carefully reviewed and considered the terms and conditions of the Transaction. Your Board of Directors also has received the opinion of its financial advisor, Prudential Securities Incorporated, to the effect that the consideration to be paid to the Company pursuant to the Transaction is fair to the Company and its stockholders from a financial point of view. A copy of that opinion is attached to the accompanying Proxy Statement.

  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS BEING SUBMITTED FOR APPROVAL BY THE STOCKHOLDERS AT THE SPECIAL MEETING AND HAS DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSALS.

  Your vote is important, as approval of the Transaction is conditioned upon the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting (other than shares owned by LFREI). I hope that you will be able to attend the meeting in person. However, whether or not you plan to attend the meeting, please indicate your vote, sign, date and return the enclosed proxy card promptly. A prepaid envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy, if given.

  I look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          /s/ Alexander Haagen, Sr.

                                          Alexander Haagen, Sr.
                                          Chairman of the Board of Directors
                                          President and Chief Executive
                                           Officer

                       ALEXANDER HAAGEN PROPERTIES, INC.

                               ----------------

                          NOTICE AND PROXY STATEMENT

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD AUGUST 14, 1997

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders as same may be adjourned or postponed (the "Special Meeting") of Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"), will be held on Thursday, August 14, 1997, at 11:00 a.m. local time, at the Radisson Hotel, Palm Room, 1400 Parkview Avenue, Manhattan Beach, California, for the following purposes:

  To consider and vote upon two related proposals (the "Proposals") described in the accompanying Proxy Statement, which provide for:

  1. Approval of the transactions (collectively, the "Transaction") contemplated by a Stock Purchase Agreement (the "Stock Purchase Agreement") among the Company, LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC, a wholly-owned subsidiary of LF Strategic Realty Investors, L.P. (together with LF Strategic Realty Investors, L.P., "LFREI"), including (i) the investment of up to an aggregate of $235 million in the Company by LFREI, to be effected through the sale by the Company of up to 15,666,666 shares of common stock, par value $.01 per share ("Common Stock"), at a purchase price of $15.00 per share, such investment being comprised of (A) the sale by the Company to LFREI, completed on July 10, 1997, of 1,306,434 shares of Common Stock, representing an aggregate investment of approximately $19.6 million, and (B) the sale by the Company from time to time following stockholder approval of up to an additional 14,360,232 shares of Common Stock, representing an additional aggregate investment of approximately $215.4 million, as more fully described in the attached Proxy Statement; (ii) the grant to LFREI, under certain circumstances, of a right to nominate for election by stockholders four members of the Board of Directors of the Company (subject to increase as a result of an increase in the size of the Board of Directors or decrease as a result of a reduction in LFREI's percentage ownership of the Common Stock); (iii) the grant to LFREI of certain rights to information regarding the Company; (iv) provisions that limit the ability of LFREI in certain circumstances to acquire additional shares of the Company's capital stock, exercise its voting rights in its own discretion and engage in certain other actions during an initial five-year standstill period, subject to certain extensions; (v) limitations during the standstill period on the Company's ability to engage in certain corporate transactions without the consent of LFREI; (vi) provisions that restrict LFREI from transferring its shares of the Company's capital stock except in accordance with applicable securities laws and subject to the generally applicable ownership limits in the Company's charter, as amended, and to certain other restrictions; (vii) the grant to LFREI of rights to purchase, under certain circumstances, shares of the Company's capital stock in connection with future issuances by the Company; and (viii) the grant to LFREI of certain registration rights to enable LFREI to resell its shares of the Company's capital stock to the public under certain conditions (Proposal 1);

  2. Approval of The Amended and Restated 1993 Stock Option and Incentive Plan (the "Restated Plan"), as amended by the First and Second Amendments thereto, and as further amended by the Third and Fourth Amendments thereto to increase the number of shares available for grants under the Restated Plan from 1,350,000 to 2,000,000, to accelerate the vesting of options and restricted stock granted to Tom Bradley, James Hankla and Warren Fix, and to make certain other clarifying revisions to the Restated Plan (Proposal 2);

  THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF BOTH OF THE PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE EITHER OF THE PROPOSALS MAY RESULT IN THE INEFFECTIVENESS OF BOTH OF THE PROPOSALS.

  3. Transacting such other business as may properly come before the Special Meeting.

  Holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company as of the close of business on July 11, 1997 are entitled to receive notice of, and to vote at, the Special Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Special Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on July 11, 1997, there were 13,338,067 shares of Common Stock issued and outstanding.

  We urge you to review carefully the enclosed materials. Your vote is important. All stockholders are urged to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Special Meeting.

                                          By Order of the Board of Directors,

                                          /s/ STEVEN JAFFE

                                          STEVEN JAFFE
                                          Secretary

July 15, 1997

  IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                       ALEXANDER HAAGEN PROPERTIES, INC.

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD AUGUST 14, 1997

  This Proxy Statement is furnished to stockholders of Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Special Meeting of Stockholders (as the same may be postponed or adjourned, the "Special Meeting") of the Company to be held on Thursday, August 14, 1997 at 11:00 a.m. No business may be transacted at the Special Meeting other than matters designated in this notice. Proxies solicited hereby will be used for the following purposes:

  To consider and vote upon two related proposals (the "Proposals") described in the accompanying Proxy Statement, which provide for:

  1. Approval of the transactions (collectively, the "Transaction") contemplated by a Stock Purchase Agreement (the "Stock Purchase Agreement") among the Company, LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC, a wholly-owned subsidiary of LF Strategic Realty Investors, L.P. (together with LF Strategic Realty Investors, L.P., "LFREI"), including (i) the investment of up to an aggregate of $235 million in the Company by LFREI, to be effected through the sale by the Company of up to 15,666,666 shares of common stock, par value $.01 per share (the "Common Stock"), at a purchase price of $15.00 per share, such investment being comprised of (A) the sale by the Company to LFREI, completed on July 10, 1997, of 1,306,434 shares of Common Stock, representing an aggregate investment of approximately $19.6 million, and (B) the sale by the Company from time to time following stockholder approval of up to an additional 14,360,232 shares of Common Stock, representing an additional aggregate investment of approximately
$215.4 million, as more fully described in the attached Proxy Statement; (ii) the grant to LFREI, under certain circumstances, of a right to nominate for election by stockholders four members of the Board of Directors of the Company (subject to increase as a result of an increase in the size of the Board of Directors or decrease as a result of a reduction in LFREI's percentage ownership of the Common Stock); (iii) the grant to LFREI of certain rights to information regarding the Company; (iv) provisions that limit the ability of LFREI in certain circumstances to acquire additional shares of the Company's capital stock, exercise its voting rights in its own discretion and engage in certain other actions during an initial five-year standstill period, subject to certain extensions; (v) limitations during the standstill period on the Company's ability to engage in certain corporate transactions without the consent of LFREI; (vi) provisions that restrict LFREI from transferring its shares of the Company's capital stock except in accordance with applicable securities laws and subject to the generally applicable ownership limits in the Company's charter, as amended, and to certain other restrictions; (vii) the grant to LFREI of rights to purchase, under certain circumstances, shares of the Company's capital stock in connection with future issuances by the Company; and (viii) the grant to LFREI of certain registration rights to enable LFREI to resell its shares of the Company's capital stock to the public under certain conditions (Proposal 1);

  2. Approval of The Amended and Restated 1993 Stock Option and Incentive Plan (the "Restated Plan"), as amended by the First and Second Amendments thereto, and as further amended by the Third and Fourth Amendments thereto to increase the number of shares available for grants under the Restated Plan from 1,350,000 to 2,000,000, to accelerate the vesting of options and restricted stock granted to Tom Bradley, James Hankla and Warren Fix, and to make certain other clarifying revisions to the Restated Plan (Proposal 2);

  THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF BOTH OF THE PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE EITHER OF THE PROPOSALS MAY RESULT IN THE INEFFECTIVENESS OF BOTH OF THE PROPOSALS.

  3. Transacting such other business as may properly come before the Special Meeting.

  The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's stockholders is July 15, 1997.

  This solicitation is made on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Directors, officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company has retained the services of Corporate Investor Communication, Inc. for a fee estimated at $4,500 plus out-of-pocket expenses, to assist in the solicitation of proxies. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

  Holders of record of common stock, par value $.01 per share, of the Company as of the close of business on July 11, 1997 are entitled to receive notice of, and to vote at, the Special Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Special Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on July 11, 1997, there were 13,338,067 shares of Common Stock issued and outstanding.

  Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Special Meeting FOR the Proposals. With respect to any other business which may properly come before the Special Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

  Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Proposal 1 requires the approval of a majority of the Non-LFREI shares present in person or represented by proxy at the Special Meeting, providing that a quorum is present. Proposal 2 requires the approval of a majority of the shares present in person or represented by proxy at the Special Meeting (including votes by LFREI), providing that a quorum is present. Therefore, as to any particular proposal, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal. See "The Special Meeting."

  The principal executive offices of the Company are located at 3500 Sepulveda Boulevard, Manhattan Beach, California 90266. The Company's telephone number is (310) 546-4520.

                               ----------------

  IN DETERMINING WHETHER TO APPROVE THE PROPOSALS, STOCKHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

                               ----------------

            The date of this Proxy Statement is July 15, 1997.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  The Special Meeting.....................................................   1
    General...............................................................   1
    Vote by Proxy.........................................................   2
    Voting of Shares; Quorum; Appraisal Rights............................   2
    Votes Required........................................................   3
  The Transaction.........................................................   3
    Background of the Transaction.........................................   3
    Background of the Company.............................................   4
    Background of LFREI...................................................   4
    Terms of the Transaction..............................................   5
    Potential Beneficial Effects of the Transaction.......................   9
    Potential Adverse Effects of the Transaction..........................  10
    Conflicts of Interest; Interests of Certain Persons...................  11
    Potential Effects of Stockholder Approval of the Transaction..........  12
    Opinion of Financial Advisor..........................................  12
    Recommendation of the Board; Factors and Conclusions of the Board
     Involved in Its Determination........................................  12
  Approval of The Amended and Restated 1993 Stock Option and
   Incentive Plan, As Amended (Proposal 2)................................  13
THE SPECIAL MEETING.......................................................  14
  Outstanding Shares and Voting Rights....................................  14
    Record Date...........................................................  14
    Quorum................................................................  14
    Voting Rights.........................................................  14
    No Appraisal Rights...................................................  14
    Reasons for Seeking Stockholder Approval..............................  14
  Vote Required...........................................................  14
    Vote Required to Approve the Transaction (Proposal 1).................  14
    Vote Required to Approve the Restated Plan, as amended (Proposal 2)...  14
  Proxies.................................................................  15
APPROVAL OF THE TRANSACTION (Proposal 1)..................................  16
  Information About the Company...........................................  16
  Information About LFREI.................................................  16
  Background of the Transaction...........................................  17
  Terms of the Transaction................................................  18
    Parties...............................................................  18
    LFREI Investment......................................................  18
    Use of Proceeds.......................................................  19
    Stockholders Agreement................................................  19
    Registration Rights Agreement.........................................  23
    Conditions to Closing.................................................  23
    No Solicitation of Competing Transactions.............................  23
    Expenses; Break-Up Fee................................................  24
    Put Option............................................................  24
    Amendment or Termination of the Stock Purchase Agreement..............  24
    Related Agreements....................................................  25
  Potential Beneficial Effects of the Transaction.........................  25

                                                                            PAGE
                                                                            ----
  Potential Adverse Effects of the Transaction............................   26
  Conflicts of Interest; Interests of Certain Persons.....................   27
  Potential Effects of Stockholder Approval of the Transaction............   29
  Certain Federal Income Tax Considerations...............................   30
  Description of Opinion of the Company's Financial Advisor...............   31
  Recommendation of the Board; Factors and Conclusions of the Board
   Involved in Its Determination..........................................   34
  Beneficial Ownership of Common Stock Prior to and After the Transaction.   36
  Required Vote and Related Matters.......................................   38
APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN,
 AS AMENDED (Proposal 2)..................................................   39
  Summary of the Third Amendment to the Amended and Restated 1993 Stock
   Option and Incentive Plan..............................................   39
  Summary of the Fourth Amendment to the Amended and Restated 1993 Stock
   Option and Incentive Plan..............................................   40
  Reasons for Adoption of the Third Amendment to the Restated Plan........   40
  Reasons for Adoption of the Fourth Amendment to the Restated Plan.......   41
  Description of the Amended and Restated 1993 Stock Option and Incentive
   Plan...................................................................   41
  New Plan Benefits.......................................................   42
  Administration..........................................................   44
  Eligibility To Receive Options and Restricted Stock.....................   44
  Awards under the Restated Plan..........................................   45
  Consideration...........................................................   47
  Exercise of Options.....................................................   47
  Acceleration and Termination Upon Corporate Events and Transactions.....   48
  Miscellaneous Provisions................................................   50
  Amendment and Termination...............................................   51
  Federal Income Tax Consequences.........................................   51
  Required Vote and Related Matters.......................................   53
AVAILABLE INFORMATION.....................................................   54
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   54
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING..   55
OTHER MATTERS.............................................................   55

 APPENDICES
 Appendix A Stock Purchase Agreement.....................................   A-1
 Appendix B Stockholders Agreement.......................................   B-1
 Appendix C Registration Rights Agreement................................   C-1
 Appendix D Third Amendment to the Amended and Restated 1993 Stock Option
             and Incentive Plan..........................................   D-1
 Appendix E Form of Fourth Amendment to the Amended and Restated 1993
             Stock Opinion and Incentive Plan............................   E-1
 Appendix F Opinion of Prudential Securities Incorporated................   F-1

                                    SUMMARY

  The following is a summary of certain information contained in this Proxy Statement. The summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this Proxy Statement and the appendices attached hereto. Stockholders are urged to read this Proxy Statement in its entirety. As used herein, the term the "Company" means Alexander Haagen Properties, Inc. and/or its subsidiaries and the term "LFREI" means LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC, collectively or individually, as the context requires. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies will be used at the Special Meeting to be held on Thursday, August 14, 1997, at 11:00 a.m. local time, at The Radisson Hotel, Palm Room, 1400 Parkview Avenue, Manhattan Beach, California, and at any adjournment or postponement thereof.

  At the Special Meeting, and at any adjournments thereof, stockholders of the Company will be asked to consider and vote upon the transactions contemplated by the Stock Purchase Agreement, including the investment of up to an aggregate of $235 million in the Company by LFREI, to be effected through the sale by the Company of up to 15,666,666 shares of Common Stock at a purchase price of $15.00 per share (Proposal 1). See "Approval of the Transaction." The investment of $235 million is comprised of (i) the sale by the Company to LFREI, completed on July 10, 1997, of 1,306,434 shares, representing an aggregate investment of approximately $19.6 million, as more fully described herein, and (ii) the sale by the Company from time to time following stockholder approval of up to an additional 14,360,232 shares of Common Stock, representing an additional aggregate investment of approximately $215.4 million, as more fully described herein. As of July 11, 1997, the record date for the Special Meeting (the "Record Date"), LFREI owned approximately 9.8% of the outstanding Common Stock (4.6% after giving effect to the conversion of all of the securities outstanding that are convertible into Common Stock, which is defined herein as a "Fully Diluted Basis"). After the subsequent closings (the "Subsequent Closings") (assuming no other changes in the number of outstanding shares and that LFREI purchases all 14,360,434 shares that may be purchased at such Subsequent Closings) LFREI will own approximately 56.6% of the outstanding Common Stock and 36.9% of the outstanding Common Stock on a Fully Diluted Basis.

  The Transaction also involves a number of additional terms established pursuant to the Stock Purchase Agreement, dated as of June 1, 1997, by and among the Company, Prometheus Western Retail, LLC, and LF Strategic Realty Investors, L.P.; the related Stockholders Agreement, dated as of June 1, 1997, by and among the Company, Lazard Freres Real Estate Investors, LLC, LF Strategic Realty Investors, L.P., and Prometheus Western Retail, LLC (the "Stockholders Agreement"); and the Registration Rights Agreement, dated as of June 1, 1997, by and among the Company and Prometheus Western Retail, LLC (the "Registration Rights Agreement"), including, among others: (i) the grant to LFREI, under certain circumstances, of a right to nominate for election by stockholders four members of the Board of Directors of the Company (subject to increase as a result of an increase in the size of the Board of Directors or decrease as a result of a reduction in LFREI's percentage ownership of the Common Stock); (ii) the grant to LFREI of certain rights to information regarding the Company; (iii) provisions that limit the ability of LFREI to acquire additional shares of the Company's capital stock, exercise its voting rights in its own discretion and engage in certain other actions during an initial five-year standstill period, subject to certain extensions; (iv) limitations during the standstill period on the Company's ability to engage in certain corporate transactions without the consent of LFREI; (v) limitations on LFREI's ability to transfer its shares of Company capital stock except in accordance with the securities laws and subject to the generally applicable ownership limitations in the Company's Amended and Restated Articles of Incorporation (the "Charter"), and to certain other restrictions; (vi) the grant to LFREI of certain additional rights to purchase, under certain circumstances, shares of the Company's capital stock in connection with future issuances by the Company; and (vii) the grant to LFREI of certain registration rights to enable LFREI to resell its shares of Company capital stock to the public under certain conditions. Copies of the Stock Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement are attached hereto as Appendix A, Appendix B and Appendix C, respectively.

  LFREI has informed the Company that it intends to designate four individuals as its initial nominees to the Company's Board of Directors. In addition, the Company's management team will be expanded to include a to-be-named real estate executive recruited by the Company and LFREI to serve as President of the Company and to provide a clear succession plan for the Haagen Family. The appointee for President of the Company shall be named by the unanimous vote of the Nominating Committee of the Board, and such President shall become Chief Executive Officer at such time as the Nominating Committee (in consultation with Alexander Haagen, Sr.) shall unanimously determine. See "Approval of the Transaction--Terms of the Transaction."

  At the Special Meeting, stockholders also will be asked to approve a proposal to approve The Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Properties Management, Inc. (the "Restated Plan"), as amended by the First Amendment and the Second Amendment thereto, and as further amended by the Third Amendment and the Fourth Amendment thereto, (each of the First Amendment, Second Amendment, Third Amendment and Fourth Amendment as defined below, and together, "As Amended"), to increase the number of shares available for grants under the Plan from 1,350,000 to 2,000,000, to accelerate the vesting of options and restricted stock granted to Tom Bradley, James Hankla and Warren Fix, and to make certain other clarifying revisions to the Restated Plan (Proposal 2). See "Approval of the Amended and Restated 1993 Stock Option and Incentive Plan, As Amended."

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE TRANSACTION AND THE THIRD AMENDMENT AND FOURTH AMENDMENT TO THE RESTATED PLAN, AS AMENDED, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF BOTH OF THE PROPOSALS.

VOTE BY PROXY

  A proxy card is enclosed for use at the Special Meeting. Unless otherwise instructed, shares represented by proxy will be voted FOR all of the proposals described herein. The proxy may be revoked at any time before it is voted by
(i) filing prior to the Special Meeting a written notice of revocation bearing a later date with Steven M. Jaffe, Senior Vice President, General Counsel and Secretary, Alexander Haagen Properties, Inc., 3500 Sepulveda Boulevard, Manhattan Beach, California 90266, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. See "The Special Meeting--Proxies."

VOTING OF SHARES; QUORUM; APPRAISAL RIGHTS

  Only stockholders of record of the Common Stock at the close of business on July 11, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. At the close of business on the Record Date, the Company had outstanding 13,338,067 shares of Common Stock, with each share entitling its owner of record to one vote on all matters submitted to stockholders at the Special Meeting. The presence, in person or by proxy, at the Special Meeting of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting, shall constitute a quorum.

  Stockholders are not entitled under Maryland law to appraisal rights with respect to the Transaction. See "The Special Meeting--Outstanding Shares and Voting Rights."

VOTES REQUIRED

  Pursuant to the Stock Purchase Agreement, approval of the Transaction (Proposal 1) requires the affirmative vote of a majority of the total number of shares present in person or represented by proxy at the Special Meeting

(other than shares owned by LFREI), provided that the total number of shares present in person or represented by proxy at the Special Meeting (including shares owned by LFREI) represent over 50% of the shares of Common Stock issued and outstanding on the Record Date. For the purpose of determining the outcome of the vote, abstentions will have the same effect as a vote against Proposal 1 and broker non-votes will not be counted as votes for or against Proposal 1, and will not be included in counting the number of votes necessary for approval of Proposal 1. Approval of the Transaction by the requisite vote of the stockholders of the Company is a condition to consummation of the Transaction (except for the Initial Purchase by LFREI of 1,306,434 shares on July 10,
1997).

  Approval of the Restated Plan, As Amended (Proposal 2), requires the affirmative vote of a majority of the total number of shares present in person or represented by proxy at the Special Meeting (including shares owned by LFREI). For the purpose of determining the outcome of the vote, abstentions will have the same effect as a vote against Proposal 2 and broker non-votes will not be counted as votes for or against Proposal 2, and will not be included in counting the number of votes necessary for approval of Proposal 2.

  THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF BOTH OF THE PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE EITHER OF THE PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF BOTH OF THE PROPOSALS, UNLESS SUCH CONDITION IS WAIVED BY THE BOARD OF DIRECTORS OF THE COMPANY.

  Alexander Haagen, Sr., Chairman of the Board of the Company, Alexander Haagen III, Vice Chairman of the Board of the Company, Charlotte Haagen, Vice President of the Company, and certain other stockholders of the Company who are related to them (the "Haagen Family Stockholders"), who as of the Record Date collectively owned 3.2% of the outstanding shares of Common Stock, have executed a Stockholders' Voting Agreement with LFREI (the "Stockholders Voting Agreement"), pursuant to which they have agreed to vote all of their shares in favor of the transactions contemplated by the Stock Purchase Agreement, and they intend to vote in favor of both Proposal 1 and Proposal 2. LFREI, which as of the Record Date held 1,306,434 shares of Common Stock, representing 9.8% of the total outstanding Common Stock, is expected to vote its shares in favor of both Proposals, however the shares voted by LFREI will not be considered in determining the outcome of Proposal 1, other than in determining the presence of a quorum. See "The Special Meeting--Vote Required."

                                THE TRANSACTION

BACKGROUND OF THE TRANSACTION

  The Company believes that the success of a real estate investment trust ("REIT") is largely dependent on its ability to access capital markets consistently on favorable terms and that this access will depend upon the REIT's asset size, operational sophistication, experience and operational history. Accordingly, the Company, which was aware of the reputation of LFREI in the real estate industry, was receptive to LFREI's expression of interest in exploring an affiliation between the Company and LFREI. Representatives of the Company had an introductory meeting in February 1997 with officers of LFREI.

  During the next several months, the parties exchanged information and had a number of meetings and telephone discussions concerning strategy, philosophy, and possible structure and price. On April 9, 1997, the parties met in New York and LFREI outlined a proposed structure for a strategic investment by an affiliate of LFREI in the Company. The next week, negotiations between the Company and LFREI were suspended as a result of disagreements among the parties as to certain terms of the Transaction. Concurrently, the Company was approached by another investor who expressed an interest in doing a similarly structured transaction. Over the next several weeks the Company met and discussed with the other investor the terms of a possible investment by the other investor in the Company. On May 9, 1997, LFREI proposed to the Company terms of an investment that in the business judgment of the Board of Directors of the Company were superior to terms being discussed with the other investor. The Company and LFREI then resumed negotiations on the terms of the proposed transaction, including price.

  During the ensuing two and a half weeks, transaction document drafts were prepared and numerous revised drafts circulated, with representatives of the Company and LFREI and their respective counsel conducting detailed negotiations concerning legal and business points in the documentation. At a meeting on May 30, 1997, after receiving a written fairness opinion from Prudential Securities Incorporated ("Prudential Securities") relating to the consideration to be received in the Transaction, the Board of Directors approved the proposed transaction terms and voted unanimously in favor of the Transaction. See "Approval of the Transaction--Description of the Opinion of the Company's Financial Advisor."

  On May 30, 1997, the last trading day before the Transaction was publicly announced, the closing sale price for the Common Stock as reported on the AMEX Composite Tape was $14.00. For the 60 trading days prior to June 2, 1997, the day the Transaction was announced, the average closing sale price for Common Stock was $13.99, and on July 11, 1997 the closing sale price was $16.375.

  Concurrently with the Company's negotiation with LFREI, the Compensation Committee of the Company's Board of Directors negotiated the terms of (i) employment agreements with each of Alexander Haagen, Sr. (Chairman of the Board and Chief Executive Officer), Alexander Haagen III (Vice Chairman), and Charlotte Haagen (Vice President) (the "Employment Agreements"), (ii) a registration rights agreement providing certain registration rights to the Haagen Family Stockholders (the "Haagen Registration Rights Agreement"), and
(iii) a stockholders agreement with the Haagen Family Stockholders providing them with rights to participate in purchasing additional shares of Common Stock of the Company in certain circumstances (the "Haagen Stockholders Agreement"). At a meeting on May 30, 1997, the Compensation Committee unanimously recommended that the Board of Directors approve such agreements, and the Board of Directors unanimously approved such agreements. See "Approval of the Transaction--Background of the Transaction."

BACKGROUND OF THE COMPANY

  The Company is a self-administered and self-managed REIT engaged in the ownership, management, leasing, acquisition, development and redevelopment of retail shopping centers in California and other western states. The Company currently owns a portfolio comprised of interests in 38 retail shopping centers. The properties consist of 14 neighborhood/ community shopping centers, 14 single tenant centers, eight promotional/ power centers and two regional shopping malls, containing in the aggregate approximately 8.2 million square feet of gross leasable area, approximately 6.5 million square feet of which is owned by the Company and the balance of which is owned by certain anchor retailers. The Company conducts substantially all of its operations through Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and as of July 11, 1997 owned a 75.7% interest therein. See "Approval of the Transaction--Background of the Transaction."

BACKGROUND OF LFREI

  Established in 1848, Lazard Freres & Co., LLC is a leading private investment bank, with extensive experience in principal investments, real estate, asset management, mergers and acquisitions and corporate finance. Operating through affiliated entities in six countries throughout the world, Lazard Freres & Co., LLC advises numerous corporations, financial institutions and governments on strategic and financial transactions. Lazard Freres & Co., LLC also provides investment management services to institutional and individual investors worldwide, managing more than $53 billion of capital.

  Lazard Freres Real Estate Investors, LLC is a real estate investment affiliate of Lazard Freres & Co., LLC. Lazard Freres Real Estate Investors, LLC manages several realty investment funds including LF Strategic Realty Investors, LP, a strategic investment fund capitalized with almost $1 billion, which is committing to the investment in the Company. Since its inception, Lazard Freres Real Estate Investors, LLC has acquired sizable investment stakes in a select group of leading real estate operating companies, including American Apartment Communities; RF&P Corporation (renamed Commonwealth Atlantic Properties); Dermody Properties; and Bell Atlantic Properties (renamed Atlantic American Properties Trust).

  The Real Estate Investment Banking Group at Lazard Freres & Co., LLC is a recognized leader in the business of advising real estate companies on the process of recapitalizing, restructuring and expanding their companies and portfolios. Select clients include Corporate Property Investors, Mobil Corp., Olympia & York (World Financial Properties), Prudential Insurance Company, the Rockefeller Group, Rodamco, N.V. and the Wright Runstad Company.

  Neither LFREI nor any of its controlled affiliates currently own a material interest in any company whose business involves the ownership of unenclosed shopping centers in the states of Arizona, California, Nevada, Oregon, Washington, New Mexico or Utah (the "Geographic Region"), nor does any of them own a material interest in any company which owns assets that currently compete with the Company's investments or properties. Until a Termination Event under the Stockholders Agreement, LFREI and its controlled affiliates have committed that they will not, directly or indirectly, own any equity interest of more than 25% in the aggregate in any public or private real estate company (i) the primary business of which is the acquisition, development or management of unenclosed shopping centers in the Geographic Region and (ii) which owns at least 60% of its real estate assets (based on book value) located in the Geographic Region, unless 75% of the directors of the Company (other than the LFREI's Nominees) have consented to such ownership. See "Approval of the Transaction--Information About LFREI."

TERMS OF THE TRANSACTION

  LFREI Investment. Pursuant to the Stock Purchase Agreement, the Company will sell an aggregate of up to 15,666,666 shares of Common Stock to LFREI at a price of $15.00 per share, for an aggregate purchase price of up to $235 million (the "Total Equity Commitment"). The purchase price per share was determined as a result of arm's length negotiations between the Company and its advisors on the one hand and LFREI and its advisors on the other hand. At the initial closing on July 10, 1997, the Company sold 1,306,434 shares to LFREI at $15.00 per share (the "Initial Purchase"), for an aggregate purchase price of approximately $19.6 million. As of the Record Date, LFREI owned approximately 9.8% of the outstanding Common Stock.

  Subject to stockholder approval, the the Stock Purchase Agreement requires the Company to sell 14,360,232 additional shares of Common Stock, from time to time, as it chooses, to LFREI at a price of $15.00 per share, for an aggregate purchase price of approximately $215.4 million (the "Remaining Equity Commitment"). Of the Remaining Equity Commitment, the Company must sell at least 5,360,233 shares, which is in addition to the 1,306,434 shares sold in the Initial Purchase, within six months of stockholder approval and must sell to LFREI all of the 14,360,434 shares to be purchased in Subsequent Closings by the earlier of (i) eighteen months after stockholder approval and (ii) March 14, 1999. If the Company has not sold such shares by such dates, LFREI will have the right on such dates to purchase such shares from the Company, at a price of $15.00 per share. If LFREI acquires all of the shares represented by the Remaining Equity Commitment (and assuming no other change in the number of outstanding shares), LFREI will own approximately 56.6% of the outstanding Common Stock (36.9% on a Fully Diluted Basis).

  Use of Proceeds. The net proceeds of the investment by LFREI will be used (i) to repay certain indebtedness of the Company, and (ii) to make additional investments in shopping centers in the Geographic Region.

  Management of the Company; Representation on the Board and Certain Board Committees. Under the Stockholders Agreement, four persons designated by LFREI will become directors of the Company immediately after the approval of the Transaction by the stockholders of the Company. In order to effect the appointment of the LFREI designees to the Board of Directors, it is anticipated that three of the current members of the Board of Directors (Tom Bradley, Warren D. Fix and James Hankla) will resign. Mr. Bradley will become a Director Emeritus and will continue to advise the Board of Directors. Subject to stockholder approval of the Restated Plan, As Amended, immediately prior to the resignation of Messrs. Bradley, Fix and Hankla from the Board, and subject to such resignations, such directors will become fully vested in their Company stock options and restricted stock. In addition, Messrs. Fix and Hankla will become entitled to severance compensation in the amount of one year of director's fees.

  Thereafter, LFREI will have the right, during the Standstill Period and any Standstill Extension Term (each as defined below), at each annual or special meeting of stockholders of the Company or the taking of action by written consent of stockholders of the Company with respect to which any class of directors is to be elected, to nominate directors such that LFREI shall have on the Board of Directors:

    (i) four representatives, so long as LFREI owns (a) a number of shares of Common Stock equal to at least 50% of the aggregate number of shares to be acquired pursuant to the Stock Purchase Agreement, and (b) LFREI owns a number of shares of Common Stock equal to at least 20% of the outstanding Common Stock, on a Fully Diluted Basis;

    (ii) two representatives, if LFREI does not meet the minimum ownership criteria of either clause (i)(a) or (i)(b) above, but (a) LFREI owns a number of shares of Common Stock equal to less than 50% of the aggregate number of shares to be acquired pursuant to the Stock Purchase Agreement, but equal to or more than 25% of such aggregate number, and (b) LFREI owns a number of shares of Common Stock equal to less than 20% of the outstanding Common Stock on a Fully Diluted Basis, but equal to or more than 15% of the outstanding Common Stock on a Fully Diluted Basis;

    (iii) one representative, if LFREI does not meet the minimum ownership criteria in any of clause (i)(a), (i)(b), (ii)(a) or (ii)(b) above, but owns a number of shares of Common Stock equal to less than 15% of the outstanding Common Stock on a Fully Diluted Basis, but equal to or more than 10% of the outstanding Common Stock on a Fully Diluted Basis; and

    (iv) no representatives, if LFREI does not meet any of the minimum ownership criteria in any of clauses (i)(a), (i)(b), (ii)(a) or (ii)(b) or
  (iii) above.

  If LFREI's right to nominate directors to the Board is reduced, LFREI shall cause the applicable number of its nominees to immediately resign (regardless of the remaining term, if any) from the Board. So long as the Standstill Period or any Standstill Extension Term is in effect, the Stockholders Agreement prohibits LFREI from seeking additional representation on the Board. In addition, so long as LFREI has the right to nominate at least two directors to the Board (or at least one in the case of the Nominating Committee), LFREI has the right, subject to certain limitations, to have one of the directors whom it nominated serve on each of the key committees of the Board.

  In addition to the four LFREI designees on the Board of Directors, three members of the Board will be designees of management of the Company and three members will be independent directors designated by the Nominating Committee. LFREI will assist the Company in recruiting a candidate to serve as President of the Company, and the new President will also be appointed as an additional member of the Board of Directors.

  Information Rights. From the date of the Stockholders Agreement and until the date on which the Remaining Equity Commitment is zero and LFREI no longer owns both (i) at least 25% of the shares it purchased pursuant to the Stock Purchase Agreement, and (ii) at least 15% of the Common Stock on a Fully Diluted Basis (the "Termination Date"), the Company will have the obligation (a) to provide to LFREI certain financial statements and operating information, generally limited to information provided to the Company's senior management and the Board, copies of all other information distributed by the Company to the Board, and a copy of any filing made by the Company pursuant to any federal or state securities law, and (b) to consult with the designated representative of LFREI, prior to submitting to the Board for approval, or entering into, any definitive agreement, in connection with proposals relating to certain extraordinary or material transactions, including the acquisition in a single transaction or group of related transactions of any assets or business having a value exceeding $10 million or the disposition in a single transaction or group of related transactions of any assets or business having a value exceeding $20 million. However, the Board will have no obligation to accept or comply with any advice offered by LFREI. Also, from the date of the Stockholders Agreement until the Termination Date, LFREI will be obligated to comply with the Company's insider trading policy, and the Company and LFREI will afford each other a reasonable opportunity to review in advance any filing by either of them pursuant to any federal or state securities or other laws or any press release that mentions the other.

  Participation Rights. From the date of the Stockholders Agreement until the Termination Date, in the event that the Company issues or sells shares of capital stock for cash, LFREI will be entitled (except in certain circumstances) to a participation right to purchase or subscribe for, either as part of such issuance or in a concurrent issuance, that portion of the total number of shares to be issued equal to LFREI's proportionate holdings of Common Stock prior to such issuance (but not to exceed 37.5% of the offering).

  Limitations on Corporate Actions. From the date of the Stockholders Agreement until the Termination Date, the Company will be subject to certain limitations on its operations, including restrictions relating to (i) the incurrence of additional indebtedness such that the Company's total consolidated indebtedness exceeds 50% of the sum of the market value of the Company's equity (including Operating Partnership Units as if converted) and the Company's total consolidated indebtedness, provided, however, that the Company may borrow up to $90 million under its existing secured revolving credit facility, (ii) engaging in a material business other than the ownership, management and development of shopping centers in the Geographic Region, and (iii) termination of the federal income tax status of the Company as a REIT. The Company believes that these limitations are generally consistent with its operating strategies and does not believe that they will materially restrict its operations or have a material adverse effect on its financial condition or results of operations. Failure of the Company to comply with these limitations could result in early termination of the standstill provisions described below.

  Restrictions on Voting Rights. For a period of five years following stockholder approval (the "Standstill Period") and during any Standstill Extension Term (as defined below), LFREI has agreed to vote any shares it owns in favor of directors nominated by the Board of Directors of the Company and independent directors nominated by the Nominating Committee, and, on any other matters, will vote any shares it owns that represent aggregate ownership of in excess of 40% of the outstanding shares of Common Stock, at its option in accordance with the recommendation of the Company's Board or proportionally in accordance with the votes of the other holders of the Common Stock. However, LFREI may vote all of the shares of Common Stock that it owns, in its sole and absolute discretion, with regard to the election of its nominees to the Board.

  Standstill Provisions. During the Standstill Period and any Standstill Extension Term, LFREI and its affiliates may not (i) acquire beneficial ownership of more than 49.9% of the outstanding shares of Common Stock, on an Adjusted Fully Diluted Basis (as defined below), (ii) sell, transfer or otherwise dispose of any shares of Common Stock except in accordance with certain specified limitations (including a requirement that the Company, in its sole and absolute discretion, approve any transfer in a negotiated transaction that would result in the transferee beneficially owning more than 9.8% of the Company's capital stock), (iii) act in concert with any other person or group by becoming a member of any group within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (other than such a group comprised exclusively of LFREI and one or more of its affiliates), (iv) solicit, encourage, or propose to effect or negotiate certain business combination transactions other than pursuant to the Stock Purchase Agreement, (v) solicit, encourage, initiate, or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding certain provisions thereof), (vi) seek Board representation or a change in the composition or size of the Board, except as permitted by the Stockholders Agreement, (vii) request an amendment or waiver of the foregoing limitations or of the ownership limitations of the Charter, or (viii) assist or encourage any person or entity with respect to any of the foregoing (collectively, the "Standstill Provisions"). As used herein, the term Adjusted Fully Diluted Basis shall mean on a Fully Diluted Basis, except that shares of Common Stock issuable upon conversion of the Company's outstanding convertible debt or upon exercise of options granted under management benefit plans shall not be included. After giving effect to the sale of 15,666,666 shares to LFREI in the Transaction, and assuming no other change in the number of outstanding shares, LFREI will own 49.0% of the Common Stock on an Adjusted Fully Diluted Basis. In the event that the number of outstanding shares were to increase for any reason (including as a result of issuance of Common Stock upon conversion or exercise of the outstanding convertible debt or management stock options), then LFREI would be allowed to acquire additional shares of Common Stock, up to 49.9% on an Adjusted Fully Diluted Basis.

  After expiration of the Standstill Period, the Standstill Provisions will be extended for successive one-year periods (each a "Standstill Extension Term"), subject to LFREI's ability at any time to terminate a Standstill Extension Term upon a 90 day written notice of cancellation. The Standstill Period or a Standstill Extension Term, as the case may be, will be automatically terminated upon the occurrence of certain actions taken or not taken by the Company. See "Approval of the Transaction--Terms of the Transaction."

  Registration Rights. Pursuant to the Registration Rights Agreement, the Company has granted certain registration rights to LFREI that will enable LFREI to resell in registered offerings certain shares of Common Stock and other securities of the Company acquired by it to the public under certain conditions. The shares issued to LFREI pursuant to the Stock Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available.

  Conditions to Closing. Each of the Company's and LFREI's obligations to effect the Subsequent Closings are subject to various mutual and unilateral conditions, including, without limitation, the following: (i) the Company shall continue to qualify as a REIT for federal income tax purposes; (ii) the stockholders shall have approved the Transaction (Proposal 1); (iii) the Company shall continue to qualify as a domestically controlled REIT for federal income tax purposes; and (iv) various other customary conditions. In addition, at the time of the first Subsequent Purchase following stockholder approval of the Transaction (the "Second Closing"), LFREI's obligations are subject to the continuing correctness of the Company's representations and warranties in the Stock Purchase Agreement and the receipt of any consents necessary for the Transaction.

  No Solicitation of Competing Transactions. Unless and until the Stock Purchase Agreement is terminated in accordance with its terms, the Company may not solicit proposals or indications of interest from, provide information to, or negotiate with any person, with respect to certain alternative transactions (each a "Competing Transaction"). However, the Board may take such actions as may be required by the Board's fiduciary obligations to the stockholders as determined in good faith by the Board on the advice of outside counsel.

  Expenses; Break-Up Fee. If the Transaction is submitted to a vote of the stockholders and the stockholders fail to approve the Transaction (or in the event that the Company has failed to convene a meeting of stockholders for such purpose on or before December 31, 1997), the Company will pay to LFREI $1,762,500 to reimburse LFREI for its expenses in connection with the transactions (including opportunity costs). If either (i) a Competing Transaction is publicly proposed prior to the Record Date and, under certain circumstances, the stockholders do not approve the Transaction or (ii) the Transaction does not close as the result of the Company's wilful breach of the Stock Purchase Agreement, the Company will pay to LFREI a break-up fee of $8,225,000, reduced by the expense payment described above.

  Put Option. In the event that the Company shall not have received stockholder approval of the Transaction prior to December 31, 1997, LFREI has an option under the Stock Purchase Agreement to require that the Company repurchase the shares of Common Stock acquired in the Initial Purchase at a price equal to the purchase price thereof, together with any accrued dividends (the "Put Option"). If stockholder approval is not obtained, this option may be exercised at any time prior to 11 months after the Initial Purchase; provided that the Company will not be required to pay for the shares of Common Stock to be so repurchased until the earlier to occur of (i) 18 months after the Initial Purchase and (ii) the consummation by the Company of an issuance of debt or equity securities or a sale of assets that yields net proceeds to the Company of at least $50 million. The Company does not have the right to require LFREI to exercise the Put Option. Therefore, in the event that stockholder approval of the Transaction is not obtained and LFREI does not exercise the Put Option, the shares of Common Stock issued to LFREI in the Initial Purchase will remain outstanding. See "Approval of the Transaction--Terms of the Transaction."

POTENTIAL BENEFICIAL EFFECTS OF THE TRANSACTION

  The Company believes that the Transaction, if consummated, represents an opportunity to improve long-term stockholder value by providing the Company with access to significant equity capital at an attractive cost and additionally provides strategic resources not otherwise readily available to it, thereby enhancing the Company's short-term and long-term growth prospects and better positioning it to capitalize on shopping center acquisition and development opportunities in the Geographic Region. In particular, the Company believes that the Transaction may have a number of beneficial effects on the Company and its stockholders, including the following:

  Large, Timely Infusion of Capital at Reasonable Cost. The Transaction is expected to enable the Company to accomplish its financing objectives for 1997 and 1998 in a single transaction on favorable terms compared with those that might have been available in the public markets. Because the purchase price for the Common Stock to be acquired by LFREI is fixed, the Transaction protects the Company against the risks of a decline in the stock market as a whole and the market for REIT shares in particular. In addition, the Company will not pay any underwriting discount or commission in connection with the sales to LFREI and expects that its out-of-pocket expenses in connection with such sales will be substantially less than the costs it would have incurred in selling a similar number of shares in one or more firm commitment underwritings. Moreover, the Company is not exposed to the risk of a decline in the market price of its shares that is commonly observed in advance of such offerings. Additionally, the Transaction will enable management to focus on acquisitions and intensively managing the Company's existing properties rather than being required to divert management time and attention to the process of raising capital.

  Association with LFREI. LFREI is highly-regarded as a sophisticated real estate investor. Four individuals to be nominated by LFREI will become directors of the Company immediately after stockholder approval of the Transaction. The Company believes that it will benefit significantly from its association with LFREI and its access to the market knowledge, operating experience and capital market capabilities of LFREI.

  Improved Future Access to Capital. The Company believes that, as a result of the Transaction, it will have greater access to the capital markets and a lower cost of capital because the Transaction will (i) increase its equity market capitalization and total capitalization; (ii) establish an association with a highly-regarded institutional investor, LFREI, which should enhance the Company's access and attractiveness to significant institutional investors; and
(iii) through the participation rights granted to LFREI under the Stockholders Agreement, provide a potential buyer for substantial portions of future offerings by the Company of its equity securities or debt securities convertible into equity. Moreover, because of its substantial investment in the Company, LFREI will have significant incentives to make available to the Company its resources, experience and advice on accessing capital markets and to assist the Company in achieving a lower cost of capital. The Company believes that improved access to the capital markets should enhance its ability to grow and increase stockholder value.

  Potential Enhancement of Stockholder Value. The Transaction will not result in any direct return to stockholders of cash or other consideration. However, the Company believes that the Transaction offers stockholders an opportunity to realize long-term value. The Company intends to use a portion of the capital raised in the Transaction to reduce its outstanding debt levels. In addition, the Company's strategic plan calls for the application of the significant capital to be raised in the Transaction to execute an attractive growth strategy for the purpose of increasing the Company's asset base and cash flow in a controlled but significant fashion over a relatively short period of time. Management's goal is to increase funds from operations and cash available for distribution to stockholders through the strategic deployment of the capital and other resources to be made available to the Company through its affiliation with LFREI.

  It should be noted, however, that there is no assurance that the Company will realize all or any of the potential benefits described above, which are forward looking statements that are subject to numerous risks and uncertainty. The Company's ability to enhance stockholder value will depend upon a number of circumstances, many of which are outside the control of management, including the availability of attractive acquisition and development opportunities; the Company's continuing ability to identify, perform due diligence with respect to, acquire and effectively manage a large number of shopping center properties; the state of the capital markets generally and prevailing interest rates; uncertainty concerning the Company's ability to refinance its indebtedness at favorable interest rates as it becomes due; and risks relating to the ownership of real estate generally, including the risks of bankruptcy, insolvency or the downturn in business of or failure to renew leases by the Company's anchor tenants, potential liability for unknown environmental matters, and the risk of uninsured losses. See "Approval of the Transaction-- Potential Benefits of the Transaction."

POTENTIAL ADVERSE EFFECTS OF THE TRANSACTION

  The Company believes that the Transaction, if consummated, could have certain adverse effects on the Company and its stockholders, including the following:

  Concentration of Ownership of Common Stock. LFREI will be entitled to own up to 49.9% of the Company's Common Stock, on an Adjusted Fully Diluted Basis, and will be the largest single stockholder of the Company. LFREI will have the right to nominate up to four directors of the Company's Board. Although certain Standstill Provisions will preclude LFREI from increasing its percentage interest in the Company for a period of at least five years (subject to certain exceptions), and LFREI will be subject to certain limitations on its voting rights with respect to its shares of Common Stock during that time, LFREI nonetheless will have a substantial influence over the affairs of the Company as a result of the Transaction and the effective ability to block any combination transaction with a third party. This concentration of ownership in one stockholder could be disadvantageous to other stockholders' interests.

  LFREI could own as much as 49.9% of the Company's total common equity on an Adjusted Fully Diluted Basis. If the Standstill Period or any Standstill Extension Term terminates and the securities and Operating Partnership Units convertible into the Company's Common Stock (the "Convertible Securities") are not converted into shares of Common Stock (in which case LFREI's shares would constitute 56.6% of the outstanding Common Stock), LFREI could be in a position to control the election of the Board or the outcome of any corporate transaction or other matter submitted to the stockholders for approval (assuming no other changes in the number of outstanding shares of Common Stock).

  Anti-Takeover Effect of the Transaction. LFREI's acquisition of up to 56.6% of the outstanding Common Stock (36.9% on a Fully Diluted Basis) and the director nomination, voting and other rights granted to LFREI under the Stockholders Agreement, although subject to certain limitations during the Standstill Period by reason of the Standstill Provisions (including a 40% voting restriction as described in "Approval of the Transaction--Terms of the Transaction"), may make it more difficult for other stockholders to challenge the Company's director nominees, elect their own nominees as directors, or remove incumbent directors and may render the Company a less attractive target for an unsolicited acquisition by an outsider. In addition, under Maryland law, a merger or consolidation involving the Company requires the affirmative approval of two-thirds of the shares entitled to vote. Accordingly, LFREI would have sufficient voting power to block any such transaction, even after taking into account the limitations on LFREI's voting rights set forth in the Stockholders Agreement.

  Potential Dilution. While the Company generally has the ability to control the timing of the Subsequent Closings and any additional investments by LFREI, if the proceeds from sales of securities to LFREI are not invested in a timely or accretive manner, there would be dilution of earnings per share and funds from operations per share to the existing stockholders of the Company. The Company does not intend to change its careful acquisition criteria, and it may temporarily have excess cash on its balance sheet if sufficient acquisitions are not completed within six months and eighteen months after stockholder approval (unless the Company and LFREI agree to extend these dates).

  Limitations on Corporate Actions. Pursuant to the Stockholders Agreement, the Company has agreed to certain limitations on its operations during the Standstill Period and any Standstill Extension Term, including restrictions relating to (i) the incurrence of additional indebtedness such that total consolidated indebtedness exceeds 50% of the sum of the market value of the Company's equity (including Operating Partnership Units as if converted) and the Company's total consolidated indebtedness, provided that the Company may borrow up to $90 million under its revolving credit facility, (ii) engaging in a material business other than the ownership, management and development of shopping centers in the Geographic Region, and (iii) termination of the federal income tax status of the Company as a REIT. Although the Company believes that these limitations are consistent with its operating strategies and does not believe that they will materially restrict its operations or have a material adverse effect on its financial condition or results of operations, there can be no assurance that these limitations will not do so in the future. Failure of the Company to comply with these limitations could result in early termination of the Standstill Provisions described above. See "Approval of the Transaction--Potential Adverse Effects of the Transaction."

CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS

  In connection with the Transaction and the recruitment of a new President to provide a clear succession plan for the Haagen family, as discussed above, the Company has entered into certain agreements with the Haagen Family Stockholders including (i) the Employment Agreements, (ii) the Haagen Registration Rights Agreement, and (iii) the Haagen Stockholders Agreement. The Employment Agreements set forth the terms and conditions of employment for Alexander Haagen, Sr. as Chairman of the Board and Chief Executive Officer, Alexander Haagen III as Vice Chairman of the Board and Chairman of the Executive Committee, and Charlotte Haagen as Vice President, at annual salaries of $200,000, $100,000, and $25,000 respectively, with an annual stock grant of 10,000 shares to each of Messrs. Haagen, Sr. and Haagen III. Effectiveness of the Employment Agreements is conditioned upon approval of the Transaction by the stockholders. Pursuant to the Haagen Registration Rights Agreement, the Company will grant the Haagen Family Stockholders certain demand registration rights to facilitate the resale of the Common Stock owned by them under certain conditions and certain piggyback rights to sell a portion of their shares in connection with certain offerings of securities by the Company. Pursuant to the Haagen Stockholders Agreement, the Haagen Family Stockholders are granted the right to participate in the Company's future equity offerings for cash by purchasing their proportionate share. In addition, LFREI has agreed to support the continued election of Alexander Haagen, Sr. as Chairman and Chief Executive Officer and Alexander Haagen III as Vice Chairman and successor Chairman of the Company. See "Approval of the Transaction--Conflicts of Interests; Interests of Certain Persons."

  Under the Stockholders' Voting Agreement, the Haagen Family Stockholders have agreed to vote for the Transaction. In the Tag-Along Agreement by and among the Company, LFREI and the Haagen Family Stockholders, dated as of June 1, 1997 (the "Tag-Along Agreement"), LFREI and the Haagen Family Stockholders agreed to offer each other certain rights to participate in a transfer of their shares in the event that the other transfers some or all of its shares.

  In connection with the Transaction, the Compensation Committee of the Company's Board of Directors has also granted certain stock options to members of the Company's senior management. The Compensation Committee, on May 30, 1997, made stock option grants to six members of the Company's senior management for an aggregate of 470,000 shares. The stock options granted have a $15 exercise price, and such options will become exercisable in installments at such time as the following two conditions are met: (a) one-third of the shares vest in each of the next three years if the grantee remains employed by the Company and (b) the closing price of the Common Stock exceeds certain target levels for periods of 90 consecutive days. See "Approval of the Amended and Restated 1993 Stock Option and Incentive Plan, As Amended."

POTENTIAL EFFECTS OF STOCKHOLDER APPROVAL OF THE TRANSACTION

  Approval of the Transaction by the stockholders will constitute approval of all of the various terms set forth in the Stock Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement and the transactions contemplated thereby.

  Such approval also may serve to extinguish potential claims, if any, regarding any conduct of members of the Board in connection with the Transaction, including potential claims alleging violations of the Board's duties to stockholders. Under Maryland law, the fully informed stockholder approval of a transaction may, in certain circumstances, serve to extinguish certain related fiduciary duty claims against directors. See "Approval of the Transaction--Potential Effects of Stockholder Approval of the Transaction."

OPINION OF FINANCIAL ADVISOR

  The Company engaged Prudential Securities as its financial advisor in connection with the Transaction. On May 30, 1997, Prudential Securities delivered to the Board a written opinion to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be received by the Company pursuant to the Stock Purchase Agreement is fair to the Company from a financial point of view. A copy of Prudential Securities' opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix F. STOCKHOLDERS SHOULD READ PRUDENTIAL SECURITIES' OPINION CAREFULLY IN ITS ENTIRETY. The opinion of Prudential Securities does not constitute a recommendation as to how any stockholder should vote at the Special Meeting. See "Approval of the Transaction--Description of Opinion of the Company's Financial Advisor."

RECOMMENDATION OF THE BOARD; FACTORS AND CONCLUSIONS OF THE BOARD INVOLVED IN ITS DETERMINATION

  The Board has unanimously approved the Transaction and has determined that the Transaction is in the best interests of the Company and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE TRANSACTION.

  The recommendation of the Board is based on its belief that the Transaction represents an opportunity to improve long-term stockholder value by providing the Company with access to significant equity capital at an attractive cost and additionally provides strategic resources not otherwise readily available to it, thereby enhancing the Company's short-term and long-term growth prospects and positioning it to better capitalize on shopping center opportunities in the Geographic Region. See "Approval of the Transaction--Recommendation of the Board; Factors and Conclusions of the Board Involved in its Determination."

                APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK
               OPTION AND INCENTIVE PLAN, AS AMENDED (PROPOSAL 2)

  In connection with the Transaction, the Company granted certain stock options to members of the Company's senior management. The Compensation Committee of the Board of Directors, on May 30, 1997, made stock option grants to six members of the Company's senior management for an aggregate of 470,000 shares. The stock options, one-third of which will vest in each of the next three years if the grantee remains employed by the Company, and which have a $15 exercise price, become exercisable in the following installments once the closing price of the Common Stock has exceeded the following target levels for periods of 90 consecutive days: (i) 40% of the shares become exercisable after the Common Stock exceeds $20 per share; (ii) an additional 30% of the shares become exercisable after the Common Stock has exceeded $22 per share; and (iii) the remaining 30% of the shares become exercisable after the Common Stock has exceeded $24 per share.

  After giving effect to the stock options granted on May 30, 1997, only 194,001 shares remain available for grant under the existing Restated Plan. In Proposal 2, the Company seeks to amend the Restated Plan to increase the number of shares available for grant under the Restated Plan to provide for future grants to key employees, including the new President that the Company anticipates hiring, to accelerate the vesting of options and restricted stock granted to Tom Bradley, James Hankla and Warren Fix and to make certain other clarifying revisions to the Restated Plan.

  The Committee has approved the Third Amendment to the Amended and Restated 1993 Stock Option and Incentive Plan to increase the number of shares available for grants under the Restated Plan from 1,350,000 to 2,000,000 and the Board has approved the Fourth Amendment to the Restated Plan to accelerate the vesting of options and restricted stock granted to Tom Bradley, James Hankla and Warren Fix (each of whom is retiring from the Board) and to make certain other clarifying revisions to the Restated Plan. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE RESTATED PLAN, AS AMENDED.

                              THE SPECIAL MEETING

OUTSTANDING SHARES AND VOTING RIGHTS

  Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

  Quorum. The Company's Bylaws provide that a majority of the issued and outstanding shares of Common Stock present in person or represented by proxy at the Special Meeting shall constitute a quorum. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Proposal 1 requires the approval of a majority of the number of shares present in person or represented by proxy at the Special Meeting (other than LFREI shares), providing that a quorum is present. Proposal 2 requires the approval of a majority of the number of shares present in person or represented by proxy at the Special Meeting (including LFREI shares), providing that a quorum is present. Therefore, as to any particular proposal, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against that proposal, and will not be included in counting the number of votes necessary for approval of that proposal.

  Voting Rights. The securities that can be voted at the Special Meeting consist of issued and outstanding shares of Common Stock, with each share entitling its owner to one vote on all matters (other than LFREI shares on Proposal 1). At the close of business on the Record Date, the Company had outstanding 13,338,067 shares of Common Stock. Stockholders' votes will be tabulated by the persons appointed by the Chairman of the Special Meeting to act as inspectors of election for the Special Meeting.

  No Appraisal Rights. Stockholders are not entitled under Maryland law to appraisal rights with respect to the Transaction.

  Reasons for Seeking Stockholder Approval. Approval of the Transaction is not required by Maryland law, the Charter, the Bylaws or the rules of the American Stock Exchange. Instead, the Company is opting to seek stockholder approval of the Transaction to validate the determination of the Board of Directors that the Transaction is in the best interests of the Company and its stockholders.

VOTE REQUIRED

  Vote Required to Approve the Transaction (Proposal 1). Pursuant to the Stock Purchase Agreement, the affirmative vote of a majority (other than LFREI's shares) of the number of shares present in person or represented by proxy at the Special Meeting, provided that the number of shares present in person or represented by proxy at the Special Meeting (including LFREI's shares) represents over 50% of the shares of Common Stock issued and outstanding on the Record Date, is required to approve the Transaction (Proposal 1). Abstentions will have the same effect as a vote against the Transaction and broker non-votes will not be counted as votes for or against the Transaction, and will not be included in counting the number of votes necessary for approval of the Transaction. The Haagen Family Stockholders, who as of the Record Date collectively owned 3.5% of the outstanding shares of Common Stock, have executed a Stockholders' Voting Agreement with LFREI, pursuant to which they have agreed to vote all of their shares in favor of the Transaction. LFREI, which as of the Record Date held 1,306,434 shares of Common Stock, representing 9.8% of the total outstanding Common Stock, is expected to vote its shares in favor of Proposal 1, however the shares voted by LFREI will be counted only for determining a quorum, not for determining the outcome of the vote. Approval of the Transaction by the requisite vote of the stockholders of the Company is a condition to consummation of the Transaction (except for the Initial Purchase by LFREI of 1,306,434 shares on July 10, 1997).

  Vote Required to Approve the Restated Plan, As Amended (Proposal 2). The affirmative vote of a majority of the number of shares present in person or represented by proxy at the Special Meeting (including shares owned by LFREI) is required to approve the Amended and Restated 1993 Stock Option and Incentive Plan, As Amended (Proposal 2). Abstentions will have the same effect as a vote against the approval of the Restated Plan,

As Amended, and broker non-votes will not be counted as votes for or against the Restated Plan, As Amended, and will not be included in counting the number of votes necessary for approval of the Restated Plan, As Amended.

  THE EFFECTIVENESS OF EACH OF THE PROPOSALS IS CONDITIONED UPON THE APPROVAL OF BOTH OF THE PROPOSALS. ACCORDINGLY, FAILURE OF THE STOCKHOLDERS TO APPROVE ANY ONE OF THE PROPOSALS WILL RESULT IN THE INEFFECTIVENESS OF BOTH OF THE PROPOSALS, UNLESS SUCH CONDITION IS WAIVED BY THE BOARD OF DIRECTORS OF THE COMPANY.

  The Haagen Family Stockholders, who as of the Record Date collectively owned 3.2% of the outstanding shares of Common Stock, have executed the Stockholders Voting Agreement, pursuant to which they have agreed to vote all of their shares in favor of the transactions contemplated by the Stock Purchase Agreement, and they intend to vote in favor of both Proposal 1 and Proposal 2. LFREI, which as of the Record Date held 1,306,434 shares of Common Stock, representing 9.8% of the total outstanding Common Stock, is expected to vote its shares in favor of both Proposals, however the shares voted by LFREI will not be considered in determining the outcome of Proposal 1, other than in determining the presence of a quorum.

PROXIES

  The shares represented by each properly executed proxy not subsequently revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If no specification is made, the proxy will be voted (i) FOR Proposal 1 to approve the Transaction and (ii) FOR Proposal 2 to approve the Restated Plan, As Amended.

  A stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) prior to the Special Meeting filing a written notice of revocation bearing a later date with Steven M. Jaffe, Senior Vice President, General Counsel and Secretary, Alexander Haagen Properties, Inc., 3500 Sepulveda Boulevard, Manhattan Beach, California 90266, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person.

  If necessary, the holders of the proxies may vote in favor of a proposal to adjourn the Special Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Special Meeting. If the Special Meeting is adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies may be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

  The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors, and employees of the Company, who will not be specifically compensated for such solicitation activities, and/or by Corporate Investor Communications, Inc., a third party solicitor who the Company has engaged for this purpose and who will receive a fee estimated at $4,500 (plus out-of-pocket expenses) for its services for soliciting such proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

  STOCKHOLDERS ARE REQUESTED TO INDICATE THEIR VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE POSTAGE-PAID ENVELOPE THAT HAS BEEN PROVIDED. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE TRANSACTION AND FOR THE RESTATED PLAN, AS AMENDED.

                          APPROVAL OF THE TRANSACTION
                                 (PROPOSAL 1)

  The following discussion summarizes the material aspects of the Transaction, as set forth in the Stock Purchase Agreement and the various exhibits thereto, including the Stockholders Agreement and the Registration Rights Agreement. This summary is not intended to be a complete description of the Stock Purchase Agreement or the exhibits thereto and is subject to, and qualified in its entirety by, reference to the Stock Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement, copies of which are attached hereto as appendices and incorporated herein by reference.

INFORMATION ABOUT THE COMPANY

  The Company is a self-administered and self-managed REIT engaged in the ownership, management, leasing, acquisition, development and redevelopment of retail shopping centers in California and other western states. The Company currently owns a portfolio comprised of interests in 38 retail shopping centers. The properties consist of 14 neighborhood/community shopping centers, 14 single tenant centers, eight promotional/power centers and two regional shopping malls, containing in the aggregate approximately 8.2 million square feet of gross leasable area, approximately 6.5 million square feet of which is owned by the Company and the balance of which is owned by certain anchor retailers. The Company conducts substantially all of its operations through the Operating Partnership. The Company is the sole general partner of the Operating Partnership and as of July 11, 1997 owned a 75.7% interest therein.

  The Company is incorporated in Maryland. Its executive offices are located at 3500 Sepulveda Boulevard, Manhattan Beach, California 90266, and its telephone number is (310) 546-4520.

INFORMATION ABOUT LFREI

  Established in 1848, Lazard Freres & Co., LLC is a leading private investment bank, with extensive experience in principal investments, real estate, asset management, mergers and acquisitions and corporate finance. Operating through affiliated entities in six countries throughout the world, Lazard Freres & Co., LLC advises numerous corporations, financial institutions and governments on strategic and financial transactions. Lazard Freres & Co., LLC also provides investment management services to institutional and individual investors worldwide, managing more than $53 billion of capital.

  Lazard Freres Real Estate Investors, LLC is a real estate investment affiliate of Lazard Freres & Co., LLC. Lazard Freres Real Estate Investors, LLC manages several realty investment funds including LF Strategic Realty Investors, LP, a strategic investment fund capitalized with almost $1 billion, which is committing to the investment in the Company. Since its inception, Lazard Freres Real Estate Investors, LLC has acquired sizable investment stakes in a select group of leading real estate operating companies, including American Apartment Communities; RF&P Corporation (renamed Commonwealth Atlantic Properties); Dermody Properties; and Bell Atlantic Properties (renamed Atlantic American Properties Trust).

  The Real Estate Investment Banking Group at Lazard Freres & Co., LLC is a recognized leader in the business of advising real estate companies on the process of recapitalizing, restructuring and expanding their companies and portfolios. Select clients include Corporate Property Investors, Mobil Corp., Olympia & York (World Financial Properties), Prudential Insurance Company, the Rockefeller Group, Rodamco, N.V. and the Wright Runstad Company.

  Neither LFREI nor any of its controlled affiliates currently has a substantial direct investment in any unenclosed shopping center in the Geographic Region nor does any of them own a material interest in any company that owns assets that currently compete with the Company's investments or properties. Until a Termination Event under the Stockholders Agreement, LFREI and its controlled affiliates have committed that they will not, directly or indirectly, own any equity interest of more than 25% in the aggregate in any public or private real estate company (i) the primary business of which is the acquisition, development or management of unenclosed shopping centers in the Geographic Region and (ii) which owns at least 60% of its real estate assets (based on book value) located in the Geographic Region, unless 75% of the directors of the Company (other than the LFREI's Nominees) have consented to such ownership.

BACKGROUND OF THE TRANSACTION

  The Company believes that commercial real estate in the United States will increasingly be held by publicly held REITs that are fully integrated operating companies. Since 1993, a record volume of capital has been invested in the initial public offerings of REITs. It is the Company's view that, as the real estate securitization process continues, the success of a REIT is largely dependent on its ability to access capital markets consistently on favorable terms and that this access will depend upon the REIT's asset size, operational sophistication, experience and performance history.

  In February 1997, representatives of LFREI and the Company held preliminary discussions concerning the possibility of an affiliate of LFREI making an investment in the Company. The Company was aware of LFREI's reputation in the real estate industry and was receptive to LFREI's expression of interest in exploring an affiliation between the Company and LFREI. Representatives of the Company had an introductory meeting in February 1997 with officers of LFREI, and LFREI executed a confidentiality and standstill agreement. Management of the Company briefed the Board of Directors on the contacts with LFREI at a Board meeting held on February 28, 1997. In early March 1997, the Company's senior management contacted Prudential Securities with respect to a possible LFREI proposal, as a result of which the Company retained Prudential Securities to serve as financial advisor in connection with evaluating any proposed transaction.

  During the next several months, the parties exchanged information and had a number of telephone discussions concerning strategy, philosophy, and possible structure and price. Initially, the parties discussed a purchase by LFREI of a convertible preferred stock issued by the Company. In early April 1997, the parties began discussing an investment by LFREI in the Common Stock of the Company.

  On April 9, the parties and their counsel and advisors met in New York City to discuss the proposed Common Stock investment. The next week, negotiations were suspended as a result of disagreements among the parties as to certain terms of the transaction. Concurrently, the Company was approached by another interested investor who expressed an interest in doing a similarly structured transaction. Over the next several weeks the Company met and discussed with the other investor the terms of a possible investment by the investor. At special Board of Directors meetings on April 17 and April 24, management briefed the Board on the status of negotiations with LFREI and the other investor. The Board authorized management to proceed with discussions with both potential investors.

  On May 9, 1997, LFREI met with management of the Company and presented a revised proposal for the terms of the transaction, in an effort to recommence negotiations. Shortly thereafter, on May 14, 1997, a publicly traded REIT approached the Company and expressed an interest in beginning discussions on a possible combination transaction between the Company and such REIT.

  On May 15, 1997, management briefed the Board on the status of discussions with the various parties. The Board authorized management to continue discussions with LFREI, based upon the revised terms proposed by LFREI. Detailed negotiations continued during the following two weeks between representatives of the Company and LFREI and their respective counsel concerning legal and business points in the draft documentation, with numerous revised drafts being circulated. Officers of LFREI also made tours of certain of the Company's properties and performed preliminary due diligence during this period.

  Prior to the Board of Directors' May 30, 1997 meeting, management distributed a report setting forth the financial analysis underlying the Prudential Securities opinion referred to below, a summary term sheet prepared by the Company's counsel and complete drafts of the Stock Purchase Agreement, Stockholders Agreement and

Registration Rights Agreement. On May 30, 1997, the Board of Directors held a special meeting to discuss the LFREI transaction. Two members of the Board of Directors (Tom Bradley and Warren D. Fix) were absent. Management discussed the potential advantages and disadvantages of, and alternatives to, the transaction, emphasizing the opportunity to raise a large amount of capital in a single transaction at reasonable cost, the certainty of amount but flexibility as to timing, the accretion to earnings and increase in stockholder value expected by management to result from the transaction, and the ability to obtain continuing access to LFREI's strategic advice and capital markets expertise. Prudential Securities presented the financial analysis underlying its opinion referred to below to the Board of Directors. Among other things, the Board discussed with Prudential Securities the fact that the per share price of $15.00 was higher than the 30-day average closing sale price of the Common Stock on the AMEX. The LFREI price per share compared favorably with alternative means of raising the same capital because of the significant underwriting commissions and other transaction costs of a public offering. The Board also noted that based on data compiled by Prudential Securities the LFREI price per share generally compared favorably to comparable transactions by other companies. Prudential Securities also delivered its written opinion to the Board at the meeting. See "--Description of Opinion of the Company's Financial Advisor."

  After a discussion concerning the advantages and disadvantages of, and alternatives to, the transaction and a summary by Company counsel of the terms of the documentation, the Board voted unanimously to approve the Stock Purchase Agreement and the transactions contemplated thereby, subject to final negotiation of definitive documents by management. After final negotiations and redrafting, the Stock Purchase Agreement, the Registration Rights Agreement, and the Stockholders Agreement were executed on June 1, 1997.

  On May 30, 1997, the last trading day before the Transaction was publicly announced, the closing sale price for Common Stock as reported on the AMEX Composite Tape was $14.00. For the 60 trading days prior to June 2, 1997, the day the Transaction was announced, the average closing sale price for Common Stock was $13.99, and on July 11, 1997 the closing sale price was $16.375.

  Concurrently with the Company's negotiation with LFREI, the Compensation Committee of the Company's Board of Directors negotiated the terms of (i) the Employment Agreements with each of Alexander Haagen, Sr. (Chairman of the Board and Chief Executive Officer), Alexander Haagen III (Vice Chairman), and Charlotte Haagen (Vice President), (ii) the Haagen Registration Rights Agreement providing certain registration rights to the Haagen Family Stockholders, and (iii) the Haagen Stockholders Agreement with the Haagen Family Stockholders providing them with rights to participate in purchasing additional shares of Common Stock of the Company in certain circumstances. At a meeting on May 30, 1997, the Compensation Committee unanimously recommended that the Board of Directors approve such agreements, and the Board of Directors unanimously approved such agreements.

TERMS OF THE TRANSACTION

  Parties. Prometheus Western Retail, LLC ("Prometheus"), a wholly-owned subsidiary of LF Strategic Realty Investors, L.P. ("LFSRI"), will acquire the shares issued in connection with the Transaction. LFSRI has a contractual obligation to advance to Prometheus the funds to purchase the shares as required pursuant to the Stock Purchase Agreement, and has guaranteed the performance by Prometheus of its obligations under the Stock Purchase Agreement. Lazard Freres Real Estate Investors, LLC is the general partner of LFSRI.

  LFREI Investment. Pursuant to the Stock Purchase Agreement, the Company will sell an aggregate of up to 15,666,666 shares of Common Stock to LFREI at a price of $15.00 per share, for an aggregate purchase price of up to $235 million. The purchase price per share was determined as a result of arm's length negotiations between the Company and its advisors on the one hand and LFREI and its advisors on the other hand. At the closing of the Initial Purchase on July 10, 1997, the Company sold 1,306,434 shares to LFREI at $15.00 per share, for an aggregate purchase price of approximately $19.6 million. As of the Record Date, LFREI owned approximately 9.8% of the outstanding Common Stock.

  Subject to stockholder approval, the Stock Purchase Agreement requires the Company to sell 14,360,232 additional shares of Common Stock, from time to time, as it chooses, to LFREI at a price of $15.00 per share, in exchange for the Remaining Equity Commitment. Of the Remaining Equity Commitment, the Company must sell at least 5,360,233 shares, which is in addition to the 1,306,434 shares sold in the Initial Purchase, within six months of stockholder approval and must sell to LFREI all of the 14,360,434 shares to be purchased in Subsequent Closings by the earlier of (i) eighteen months after stockholder approval and (ii) March 14, 1999. If the Company has not sold such shares by such dates, LFREI will have the right on such dates to purchase such shares from the Company, at a price of $15.00 per share. If LFREI acquires all of the shares represented by the Remaining Equity Commitment (and assuming no other change in the number of outstanding shares), LFREI will own approximately 56.6% of the outstanding Common Stock (36.9% on a Fully Diluted Basis).

  Use of Proceeds. The net proceeds of the investment by LFREI will be used
(i) to repay certain indebtedness of the Company, and (ii) to make additional investments in shopping center properties in the Geographic Region.

  Stockholders Agreement. Concurrently with the execution of the Stock Purchase Agreement, LFREI and the Company entered into the Stockholders Agreement, which grants certain rights to and imposes certain restrictions on LFREI with respect to the shares purchased by it pursuant to the Stock Purchase Agreement. Many of these rights terminate on the Termination Date. These rights and restrictions include the following:

  (A) Management of the Company; Representation on the Board and Certain Board Committees. Under the Stockholders Agreement, four individuals to be identified by LFREI will become directors of the Company immediately after the approval of the Transaction by the stockholders of the Company. In order to effect the appointment of the LFREI designees to the Board of Directors, it is anticipated that three of the current members of the Board of Directors (Tom Bradley, Warren D. Fix and James Hankla) will resign. Mr. Bradley will become a Director Emeritus and will continue to advise the Board of Directors. Subject to stockholder approval of the Restated Plan, As Amended, immediately prior to the resignation of Messrs. Bradley, Fix and Hankla from the Board, and subject to such resignation, such directors will become fully vested in their Company stock options and restricted stock. In addition, Messrs. Fix and Hankla will become entitled to severance compensation in the amount of one year of director's fees. The Board will then elect the four LFREI nominees to fill the three vacancies and an existing vacancy on the Board of Directors. Under Maryland law, directors elected by the Board to fill vacancies will be required to stand for re-election at the next annual meeting of the Company's stockholders.

  If the stockholders approve the Transaction, the Company shall amend its Bylaws, and the Company and LFREI will take all actions necessary to cause the Board to be structured to consist of eleven members, of which three members will be designees of management of the Company (the "Management Nominees") (one in each class of the Board), four members will be designees of LFREI (at least one in each class of the Board) (the "LFREI Nominees"), three members will be independent directors designated by the Nominating Committee (the "Independent Nominees") (one in each class of the Board) and one member will be the new President of the Company (such director, the "President Nominee"), and the Company and LFREI will take all actions necessary to cause such nominees to become members of the Board as soon as practicable after the stockholders' approval of the Transaction. During the Standstill Period and Standstill Extension Term, if any, at each annual or special meeting of stockholders of the Company or at the taking of action by written consent of stockholders of the Company with respect to which any class of directors is to be elected, LFREI shall have the right (but not the obligation) to nominate directors such that LFREI shall have on the Board of Directors:

    (i) a total of four representatives, so long as LFREI owns (A) a number of shares of Common Stock equal to at least 50% of the aggregate number of Shares to be acquired pursuant to the Stock Purchase Agreement, and (B) LFREI owns a number of shares of Common Stock equal to at least 20% of the outstanding Common Stock, on a Fully Diluted Basis;

    (ii) a total of two representatives, if LFREI does not meet the minimum ownership criteria of either clause (i)(A) or (i)(B) above, but (A) LFREI owns a number of shares of Common Stock equal to less than 50% of the aggregate number of Shares to be acquired pursuant to the Stock Purchase Agreement, but equal to or more than 25% of such aggregate number, and (B) LFREI owns a number of shares of Common Stock equal to less than 20% of the outstanding Common Stock on a Fully Diluted Basis, but equal to or more than 15% of the outstanding Common Stock on a Fully Diluted Basis;

    (iii) a total of one representative, if LFREI does not meet the minimum ownership criteria in any of clause (i)(A), (i)(B), (ii)(A) or (ii)(B) above, but owns a number of shares of Common Stock equal to less than 15% of the outstanding Common Stock on a Fully Diluted Basis, but equal to or more than 10% of the outstanding Common Stock on a Fully Diluted Basis; and

    (iv) no representatives, if LFREI does not meet any of the minimum ownership criteria in any of clauses (i)(A), (i)(B), (ii)(A) or (ii)(B) or
  (iii) above.

  In the event that the total size of the Board is increased above eleven members, LFREI is entitled to a proportionate increase in Board representation, as set forth in Stockholders Agreement.

  During the Standstill Period and Standstill Extension Term, if any, at each annual or special meeting of stockholders of the Company or the taking of action by written consent of stockholders of the Company with respect to which any class of directors is to be elected, management of the Company and the Nominating Committee shall each have the right (but not the obligation) to designate three nominees to the Board, and the President of the Company shall be designated as a nominee to the Board, and LFREI has agreed to vote its shares of Common Stock in favor of such nominees.

  In addition, so long as LFREI has the right to nominate two directors to the Board (or one in the case of the Nominating Committee) and at least one director nominated by LFREI is serving thereon, LFREI has the right, subject to certain limitations, to have one of its nominees on each of the Board's Audit Committee, Nominating Committee, Compensation Committee, and Executive Committee, as well as any other key committees. LFREI also has the right to name an individual to serve on the board of directors or comparable governing body of each subsidiary of the Company so long as LFREI has the right to nominate at least one director to the Board.

  The Nominating Committee of the Board shall be responsible for selecting Independent Nominees to the Board, which selection shall be by unanimous vote of the Nominating Committee. The Nominating Committee shall be composed of three members (an LFREI Nominee, an Independent Nominee, and a Management Nominee). The appointee for President of the Company shall also be named by the unanimous vote of the Nominating Committee, and such President shall become Chief Executive Officer at such time as the Nominating Committee (in consultation with Alexander Haagen, Sr.) shall unanimously determine.

  (B) Information Rights. Until the Termination Date, the Company will have the obligation (i) to provide to LFREI certain financial statements and operating information, generally limited to information provided to the Company's senior management and the Board, copies of all other information distributed by the Company to the Board, and a copy of any filing made by the Company pursuant to any federal or state securities law, and (ii) to consult with the designated representative of LFREI, prior to submitting to the Board for approval, or entering into, any definitive agreement, in connection with proposals relating to (a) any acquisition or business combination having a value in excess of $10 million, (b) any sale or disposition of assets, whether by sale of stock or assets or by any business combination, having a value in excess of $20 million, (c) the incurrence or issuance of indebtedness, or the entering into a guaranty or any other financing arrangement, in excess of $20 million, (d) the annual operating budget of the Company, (e) material changes in executive management of the Company, (f) new material agreements with members of the executive management of the Company, (g) except in certain circumstances, any issuance by the Company or any subsidiary of any capital stock or other equity interests, (h) any change in the Company's dividend policy, (i) amendments to joint venture and other material agreements, and (j) any request by the Company for a Subsequent Purchase pursuant to the Stock Purchase Agreement. In circumstances in which the Company is required under the Stockholders Agreement to consult with the designated representatives of LFREI, management of the Company will discuss with such representatives the proposal at issue prior to presenting it to the Board. The Board will have no obligation to accept or comply with the views of, or follow the recommendations of, LFREI. Also, until the Termination Date, LFREI will be obligated to comply with the Company's insider trading policy, and the Company and LFREI will afford each other a reasonable opportunity to review in advance any filing by it pursuant to any federal or state securities or other law or any press release that describes or mentions the other. LFREI will be obligated to comply with the Company's insider trading policy and to keep confidential all information obtained from the Company.

  (C) Participation Rights. Until the Termination Date, in the event that the Company issues or sells shares of capital stock (including securities convertible into or exchangeable or redeemable for capital stock of the Company and including capital stock to be issued pursuant to the conversion, exchange or redemption of other securities), LFREI will be entitled to a participation right to purchase or subscribe for that proportion of the total number of shares to be issued, including shares to be issued to LFREI pursuant to the rights described in this paragraph, equal to LFREI's proportionate holdings of Common Stock outstanding prior to such issuance (but not to exceed 37.5% of the capital stock issued). Notwithstanding the foregoing, LFREI shall have no right to participate in (i) the issuance or sale by the Company of any of its capital stock issued to the Company or any of its subsidiaries or pursuant to options, rights or warrants or other commitments or securities in effect or outstanding on the date of the Stock Purchase Agreement, or (ii) the issuance of capital stock pursuant to the conversion, exchange or redemption of any other capital stock, or (iii) the issuance of capital stock for consideration other than cash. LFREI will be entitled to participate in the issuance of capital stock by the Company pursuant to benefit, option, stock purchase or similar plans, including upon the exercise of options, rights, warrants or other securities, but any participation rights which arise as a result thereof shall be deferred until such time as participation rights shall otherwise arise. All purchases pursuant to such participation rights will be at the same price and on the same terms and conditions as are applicable to other purchasers.

  (D) Limitations on Corporate Actions. Until the Termination Date, the Company will be subject to certain limitations on its operations, including restrictions relating to (i) the incurrence of additional indebtedness such that total consolidated indebtedness exceeds 50% of the sum of the market value of the Company's equity (including Operating Partnership Units as if converted) and the Company's total consolidated indebtedness, provided that the Company may borrow up to $90 million under the Company's existing secured revolving credit facility, (ii) engaging in a material business other than the ownership, management and development of shopping centers in the Geographic Region, and (iii) termination of the federal income tax status of the Company as a REIT (collectively, the "Corporate Action Covenants"). The Company has certain specified rights to cure certain failures to comply with the Corporate Action Covenants. Failure of the Company to comply with these limitations could result in early termination of the standstill provisions described below.

  The Company believes that these limitations are generally consistent with its operating strategies and does not believe that they will materially restrict its operations or have a material adverse effect on its financial condition or results of operations, though there can be no assurance that they will not do so in the future.

  (E) Restriction on Voting Rights. During the Standstill Period and any Standstill Extension Term, LFREI has agreed to vote any shares it owns in favor of Management Nominees and Independent Nominees. LFREI will vote any shares it owns that represent aggregate ownership of in excess of 40% of the outstanding shares of Common Stock, at its option in accordance with the recommendation of the Company's Board or proportionally in accordance with the votes of the other holders of the Common Stock. However, LFREI may vote all of the shares of Common Stock that it owns, in its sole and absolute discretion, with regard to the election of the LFREI Nominees to the Board. During the Standstill Period and any Standstill Extension Term, LFREI has agreed to support the continued election of Alexander Haagen, Sr. as Chairman and Chief Executive Officer of the Company, and Alexander Haagen III as Vice-Chairman of the Company (and successor Chairman of the Board to Alexander Haagen, Sr. upon his retirement) and Chairman of the Executive Committee of the Board.

  (F) Standstill Provisions. During the Standstill Period and any Standstill Extension Term, subject to earlier termination as described below, LFREI may not: (i) acquire more than 49.9% of the outstanding shares of Common Stock, on an Adjusted Fully Diluted Basis; (ii) act in concert with any other person or group by becoming a member of any group acquiring, holding, voting, or disposing of voting securities pursuant to Section 13(d) of the Exchange Act (other than such a group comprised exclusively of LFREI and one or more of its affiliates); (iii) solicit or propose to effect or negotiate certain business combination transactions other than pursuant to the Stock Purchase Agreement;
(iv) solicit, initiate, or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding certain provisions thereof); call, or participate in a call for, any special meeting of stockholders; request, or take any action to obtain any list of holders of any securities of the Company; or initiate, propose, participate in the making of, or solicit stockholders for the approval of any stockholder proposal; (v) seek Board representation or a change in the composition or size of the Board, except as permitted by the Stockholders Agreement; (vi) request an amendment or waiver of the foregoing limitations or of the ownership limitations in the Charter; or (vii) assist or encourage any person with respect to any of the foregoing. After giving effect to the sale of 15,666,666 shares to LFREI in the Transaction, and assuming no other change in the number of outstanding shares, LFREI will own 49.0% of the Common Stock on an Adjusted Fully Diluted Basis. In the event that the number of outstanding shares were to increase for any reason (including as a result of issuance of Common Stock upon conversion or exercise of the outstanding convertible debt or management stock options), then LFREI would be allowed to acquire additional shares of Common Stock, up to 49.9% on an Adjusted Fully Diluted Basis.

  For a period of five years after the stockholder approval date or, if earlier, until a Termination Event, LFREI may not sell any shares of Common Stock except (a) in transactions pursuant to Rule 144 under the Securities Act, (b) in negotiated transfers to third parties, subject to certain conditions, including that it not result in a person beneficially owning more than 9.8% of the outstanding Common Stock, (c) to certain affiliates who agree to be bound by the terms of the Stockholders Agreement, (d) in accordance with the Registration Rights Agreement in a bona fide public offering and (e) subject to certain conditions, to bona fide financial institutions for the purpose of securing bona fide indebtedness.

  (G) Extension and Termination of Stockholders Agreement. The Standstill Period will be extended for successive one-year periods, subject at any time to LFREI's ability to terminate a Standstill Extension Term upon 90 days written notice of cancellation. However, the Standstill Period will be automatically terminated, during the Standstill Period or any Standstill Extension Term, if any of the following events occurs: (i) the occurrence of a default under any debt agreement that would reasonably be expected to result in a Material Adverse Effect (as defined in the Stockholders Agreement) and which cannot be cured by the Company within the applicable cure period under such debt agreement; (ii) the acquisition by any other person or group of 9.8% or more of the voting power of the outstanding voting securities of the Company unless the shares representing in excess of such 9.8% ("Excess Shares") are deprived of voting rights pursuant to any applicable ownership limitations in the Charter or any other enforceable agreement, or if the Excess Shares do not constitute more than 5.2% of the voting power of the outstanding voting securities, unless the transferee does not divest itself of the Excess Shares within the applicable cure period; (iii) any person or group having, or having the right to elect, a number of directors on the Board equal to or greater than the number of directors which LFREI is entitled to nominate; (iv) the authorization by the Company or the Board, with all LFREI nominees abstaining or voting against, of the solicitation of offers, proposals, or indications of interest with respect to certain mergers, sales of assets, or other similar extraordinary transactions (each a "Covered Transaction"); (v) the written submission by any person or group of a proposal with respect to a Covered Transaction (unless as soon as practicable after receipt of such proposal the Board determines that such proposal is not in the best interests of the Company and its stockholders, and the Board continues to reject such proposal as a result of such determination); (vi) in connection with an actual or proposed Covered Transaction, the removal of any rights plan, staggered board provisions, supermajority vote provisions, excess share provisions, or similar impediments to the consummation thereof, or, whether or not in connection with an actual or proposed Covered Transaction, any modification or waiver of the ownership restrictions contained in Article 7 of the Charter (except under certain circumstances); (vii) the failure of the Company to timely cure any breach of the Stock Purchase Agreement or the Stockholders Agreement which would reasonably be expected to materially adversely affect LFREI or have a Material Adverse Effect; or (viii) the occurrence of any material violation of any of the Corporate Action Covenants described above.

  (H) Exclusive Investment Vehicle for Shopping Center Properties and Shopping Center Companies. Until a Termination Event, LFREI and its controlled affiliates will not, directly or indirectly, acquire any equity interest of more than 25% in the aggregate in any public or private real estate company
(i) the primary business of which is the acquisition, development or management of unenclosed shopping centers in the Geographic Region and (ii) which owns at least 60% of its real estate assets (based on book value) located in the Geographic Region, unless 75% of the directors of the Company (other than the LFREI's Nominees) have consented to such ownership.

  Registration Rights Agreement. Concurrent with the Stock Purchase Agreement, the Company and LFREI entered into the Registration Rights Agreement, pursuant to which the Company is obligated to file up to six demand registration statements (no more than two of which may be requested in any two-year period) under the Securities Act for the resale by LFREI of all or a portion of the Company securities owned by it. Because the Common Stock issued to LFREI was not registered and because LFREI may be deemed to be an "underwriter" for purposes of the Securities Act, the shares of Common Stock and other securities of the Company owned by it may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available.

  The Registration Rights Agreement provides, among other things, that, at any time after June 1, 1998, LFREI will have the right, from time to time, to require the Company to file a registration statement (any such filing, the "Demand Registration") under the Securities Act for any or all shares acquired by LFREI pursuant to the Stock Purchase Agreement and the Stockholders Agreement, and any securities issued or issuable with respect to any such shares ("Registrable Securities"). The right to a Demand Registration is limited, however, in that (i) it may be invoked in each instance only with respect to a number of shares having a fair market value equal or greater than $10 million, (ii) the Company is not required to effect more than six Demand Registrations, and (iii) the Company will have the right from time to time to require LFREI not to sell under the Demand Registration or to postpone or suspend the effectiveness thereof in certain circumstances. LFREI also will have the right, with respect to most registrations of Common Stock by the Company for its own account, to require the Company to include Registrable Securities in such registration. The Registration Rights Agreement provides that the Company will pay the expenses, other than underwriting discounts and fees, relating to the first three Demand Registrations requested by LFREI, and LFREI will pay for any further Demand Registrations. The Registration Rights Agreement otherwise contains terms that are generally customary for registration rights agreements of its type.

  Conditions to Closing. Each of the Company's and LFREI's obligations to effect the Subsequent Closings are subject to various mutual and unilateral conditions, including, without limitation, the following: (i) the Company shall continue to qualify as a REIT for federal income tax purposes; (ii) the stockholders shall have approved the Transaction (Proposal 1); (iii) the Company shall continue to qualify as a domestically controlled REIT for federal income tax purposes; and (iv) various other customary conditions. In addition, at the time of the Second Closing, LFREI's obligations are subject to the continuing correctness of the Company's representations and warranties in the Stock Purchase Agreement and the receipt of any consents necessary for the Transaction.

  No Solicitation of Competing Transactions. Unless and until the Stock Purchase Agreement is terminated in accordance with its terms, none of the Company or its subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors or employees of such party or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries to take any such action, and the Company shall notify LFREI orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which any officer or director of the Company may receive relating to any such matters and if such inquiry or proposal is in writing, the Company shall deliver to LFREI a copy of such inquiry or proposal; provided, however, that nothing contained in this provision shall prohibit the Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or prohibit the Board from taking such other actions as may be required to comply with its fiduciary obligations. If the Board determines with the advice of counsel that failure to do so could be held to violate its fiduciary duties, it may provide information in response to an unsolicited proposal. If the Company receives a bona fide proposal for a Competing Transaction that the Board determines in good faith (based on the advice of a nationally recognized financial advisor) may provide greater value to the Company and its stockholders than the Agreement, it may enter into negotiations with respect to such proposal. The Company will notify LFREI of any such superior proposal not less than two business days prior to entering into any definitive agreement with respect to a Competing Transaction; provided, however, that in no event shall the Company enter into a definitive agreement with respect to a Competing Transaction less than five business days after the Company's initial notification to LFREI of an inquiry or proposal relating to a Competing Transaction. Within the two-business-day or five-business-day period referred to above, LFREI may propose an improved transaction.

  Expenses; Break-Up Fee. If the Transaction is submitted to a vote of the stockholders and the stockholders fail to approve the Transaction (or in the event that the Company has failed to convene a meeting of stockholders for such purpose on or before December 31, 1997), the Company will pay to LFREI $1,762,500 to reimburse LFREI for its expenses in connection with the transactions (including opportunity costs). Provided that LFREI is not in material default under the Stock Purchase Agreement, has not breached any of its representations and warranties in any material respect, and has satisfied in all material respects its covenants relating to the Initial Purchase, the Company will pay LFREI a fee in the amount of $8,225,000 (the "Breakup Fee") in the event that either (i) the Transaction shall have been submitted to a vote of the Company's stockholders (or in the event the Company shall fail to submit such matters to a vote of its stockholders by December 31, 1997), a Competing Transaction shall have been publicly proposed prior to such submission to a vote of the Company's stockholders (or December 31, 1997, should the Company fail to submit such matters), and the stockholders shall not, for any reason (other than as a result of LFREI's breach of any of its material obligations hereunder) have approved the Stock Purchase Agreement and the transactions contemplated thereby by the requisite vote; provided, however, that the Company shall not be required to pay the Breakup Fee unless the Company consummates such Competing Transaction within twelve months after the earlier of the date on which the stockholders fail to approve the Stock Purchase Agreement and December 31, 1997; or (ii) the transactions contemplated by the Stock Purchase Agreement do not close as a result of the Company's willful breach of a representation, warranty or covenant contained therein. Any prior payment of the $1,762,500 will be credited against the Breakup Fee payment.

  Put Option. In the event that the Company shall not have received Stockholder Approval prior to December 31, 1997, LFREI has the Put Option pursuant to which it may require that the Company repurchase the shares of Common Stock acquired in the Initial Purchase at a price equal to the purchase price thereof, together with any accrued dividends. If stockholder approval is not obtained, this option may be exercised at any time prior to 11 months after the Initial Purchase; provided that the Company will not be required to pay for the shares of Common Stock to be so repurchased until the earlier to occur of (i) 18 months after the Initial Purchase and (ii) the consummation by the Company of an issuance of debt or equity securities or a sale of assets that yields net proceeds to the Company of at least $50 million. The Company does not have the right to require LFREI to exercise the Put Option. Therefore, in the event that stockholder approval of the Transaction is not obtained and LFREI does not exercise the Put Option, the shares of Common Stock issued to LFREI in the Initial Purchase will remain outstanding.

  Amendment or Termination of the Stock Purchase Agreement. Although the Board reserves the right to amend the provisions of the Stock Purchase Agreement without approval of the stockholders, either before or after approval by the stockholders of the Transaction and the transactions contemplated thereby, the Company intends to solicit further approval of the stockholders in the event that any such amendment would change the Transaction in a way that would be materially adverse to stockholders. In addition, any amendment would require the consent of LFREI. The Board also reserves the right to terminate the Stock Purchase Agreement without obtaining further approval of the stockholders. The Board does not anticipate either the amendment of the terms of, or the termination of, the Stock Purchase Agreement.

  Related Agreements. In connection with the Stock Purchase Agreement, LFREI also entered into both a Tag-Along Agreement and a Stockholders' Voting Agreement with the Haagen Family Stockholders. Pursuant to the Tag-Along Agreement, each of LFREI and the Haagen Family Stockholders agreed that in the event they were to transfer Common Stock, then on the terms and conditions provided therein, the other party could participate in such transfer in certain circumstances. Pursuant to the Stockholders' Voting Agreement, the Haagen Family Stockholders agreed to vote the Common Stock owned by them in favor of the Transaction.

POTENTIAL BENEFICIAL EFFECTS OF THE TRANSACTION

  The Company believes that the Transaction, if consummated, represents an opportunity to improve long-term stockholder value by providing the Company with access to significant equity capital at an attractive cost and additionally provides strategic resources not otherwise readily available to it, thereby enhancing the Company's short-term and long-term growth prospects and better positioning it to capitalize on shopping center acquisition and development opportunities in the Geographic Region. In particular, the Company believes that the Transaction may have a number of beneficial effects on the Company and its stockholders, including the following:

  Large, Timely Infusion of Capital at Reasonable Cost. The Transaction is expected to enable the Company to accomplish its financing objectives for 1997 and 1998 in a single transaction on favorable terms compared with those that might have been available in the public markets. Because the purchase price for the Common Stock to be acquired by LFREI is fixed, the Transaction protects the Company against the risks of a decline in the stock market as a whole and the market for REIT shares in particular. In addition, the Company will not pay any underwriting discount or commission in connection with the sales to LFREI and expects that its out-of-pocket expenses in connection with such sales will be substantially less than the costs it would have incurred in selling a similar number of shares in one or more firm commitment underwritings. Moreover, the Company is not exposed to the risk of a decline in the market price of its shares that is commonly observed in advance of such offerings. Additionally, the Transaction will enable management to focus on acquisitions and intensively managing the Company's existing properties rather than being required to divert management time and attention to the process of raising capital.

  Association with LFREI. LFREI is highly-regarded as a sophisticated real estate investor. Four individuals to be nominated by LFREI will become directors of the Company immediately after stockholder approval of the Transaction. The Company believes that it will benefit significantly from its association with LFREI and its access to the market knowledge, operating experience and capital market capabilities of LFREI.

  Improved Future Access to Capital. The Company believes that, as a result of the Transaction, it will have greater access to the capital markets and a lower cost of capital because the Transaction will (i) increase its equity market capitalization and total capitalization; (ii) establish an association with a highly-regarded institutional investor, LFREI, which should enhance the Company's access and attractiveness to significant institutional investors; and (iii) through the participation rights granted to LFREI under the Stockholders Agreement, provide a potential buyer for substantial portions of future offerings by the Company of its equity securities or debt securities convertible into equity. Moreover, because of its substantial investment in the Company, LFREI will have significant incentives to make available to the Company its resources, experience and advice on accessing capital markets and to assist the Company in achieving a lower cost of capital. The Company believes that improved access to the capital markets should enhance its ability to grow and increase stockholder value.

  Potential Enhancement of Stockholder Value. The Transaction will not result in any direct return to stockholders of cash or other consideration. However, the Company believes that the Transaction offers stockholders an opportunity to realize long-term value. The Company intends to use a portion of the capital raised in the Transaction to reduce its outstanding debt levels. In addition, the Company's strategic plan calls for the application of the significant capital to be raised in the Transaction to execute an attractive growth strategy for the purpose of increasing the Company's asset base and cash flow in a controlled but significant fashion over a relatively short period of time. Management's goal is to increase funds from operations and cash available for distribution to stockholders through the strategic deployment of the capital and other resources to be made available to the Company through its affiliation with LFREI.

  It should be noted, however, that there is no assurance that the Company will realize all or any of the potential benefits described above, which are forward looking statements that are subject to numerous risks and uncertainty. The Company's ability to enhance stockholder value will depend upon a number of circumstances, many of which are outside the control of management, including the availability of attractive acquisition and development opportunities; the Company's continuing ability to identify, perform due diligence with respect to, acquire and effectively manage a large number of shopping center properties; the state of the capital markets generally and prevailing interest rates; uncertainty concerning the Company's ability to refinance its indebtedness at favorable interest rates as it becomes due; and risks relating to the ownership of real estate generally, including the risks of bankruptcy, insolvency or the downturn in business of or failure to renew leases by the Company's anchor tenants, potential liability for unknown environmental matters, and the risk of uninsured losses.

POTENTIAL ADVERSE EFFECTS OF THE TRANSACTION

  The Company believes that the Transaction, if consummated, will have certain potential adverse effects on the Company and its stockholders, including the following:

  Concentration of Ownership of Common Stock. LFREI will be entitled to own up to 49.9% of the Company's Common Stock, on an Adjusted Fully Diluted Basis, and will be the largest single stockholder of the Company. LFREI will have the right to nominate up to four directors of the Company's Board. Although certain Standstill Provisions will preclude LFREI from increasing its percentage interest in the Company for a period of at least five years (subject to certain exceptions), and LFREI will be subject to certain limitations on its voting rights with respect to its shares of Common Stock during that time, LFREI nonetheless will have a substantial influence over the affairs of the Company as a result of the Transaction. This concentration of ownership in one stockholder could be disadvantageous to other stockholders' interests.

  LFREI could own as much as 49.9% of the Company's total common equity on an Adjusted Fully Diluted Basis. If the Standstill Period or any Standstill Extension Term terminates and the Convertible Securities are not converted into shares of Common Stock (in which case LFREI's shares would constitute 56.6% of the outstanding Common Stock), LFREI could be in a position to control the election of the Board or the outcome of any corporate transaction or other matter submitted to the stockholders for approval (assuming no other changes in the number of outstanding shares of Common Stock).

  Anti-Takeover Effect of the Transaction. LFREI's acquisition of up to 56.6% of the outstanding Common Stock (36.9% on a Fully Diluted Basis) and the director nomination, voting and other rights granted to LFREI under the Stockholders Agreement, although subject to certain limitations during the Standstill Period by reason of the Standstill Provisions, may make it more difficult for other stockholders to challenge the Company's director nominees, elect their own nominees as directors, or remove incumbent directors and may render the Company a less attractive target for an unsolicited acquisition by an outsider. In addition, under Maryland law, a merger or consolidation requires the affirmative approval of two-thirds of the shares entitled to vote. Accordingly, LFREI would have sufficient voting power to block any such transaction, even after taking into account the limitations on LFREI's voting rights set forth in the Stockholders Agreement.

  Potential Dilution. While the Company generally has the ability to control the timing of the Subsequent Closings and any additional investments by LFREI, if the proceeds from sales of securities to LFREI are not invested in a timely or accretive manner, there would be dilution of earnings per share and funds from operations per share to the existing stockholders of the Company. The Company does not intend to change its careful acquisition criteria, and it may temporarily have excess cash on its balance sheet if sufficient acquisitions are not completed within six months and eighteen months after stockholder approval (unless the Company and LFREI agree to extend these dates).

  Limitations on Corporate Actions. Pursuant to the Stockholders Agreement, the Company has agreed to certain limitations on its operations during the Standstill Period and any Standstill Extension Term, including restrictions relating to (i) the incurrence of additional indebtedness such that total consolidated indebtedness exceeds 50% of the sum of the market value of the Company's equity (including Operating Partnership Units as if converted) and the Company's total consolidated indebtedness, provided that the Company may borrow up to $90 million under its revolving credit facility, (ii) engaging in a material business other than the ownership, management and development of shopping centers in the Geographic Region, and (iii) termination of the federal income tax status of the Company as a REIT. Although the Company believes that these limitations are consistent with its operating strategies and does not believe that they will materially restrict its operations or have a material adverse effect on its financial condition or results of operations, there can be no assurance that these limitations will not do so in the future. Failure of the Company to comply with these limitations could result in early termination of the Standstill Provisions described above.

CONFLICTS OF INTEREST; INTERESTS OF CERTAIN PERSONS

  In connection with the Transaction and the recruitment of a new President to provide a clear succession plan for the Haagen Family, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, a series of related agreements between the Company and the Haagen Family Stockholders. The agreements include the Haagen Stockholders Agreement among the Haagen Family Stockholders, the Company, and LFREI; the Haagen Registration Rights Agreement among the Company and the Haagen Family Stockholders; an employment agreement between the Company, Haagen Property Management Inc. ("HPMI"), and Alexander Haagen, Sr. (the "CEO Employment Agreement"); an employment agreement between the Company, HPMI and Alexander Haagen III (the "Vice Chairman Employment Agreement"); and an employment agreement between the Company, HPMI and Charlotte Haagen (the "Vice President Employment Agreement"). Approval of all of these agreements by the Compensation Committee was made contingent upon the approval of the Transaction by the Company's Board of Directors.

  Haagen Stockholders Agreement. Concurrently with the execution of the Stock Purchase Agreement, the Company entered into the Haagen Stockholders Agreement, which provides that until a Termination Event (as defined in the Stockholders Agreement), in the event that the Company issues or sells shares of capital stock (including securities convertible into or exchangeable or redeemable for capital stock of the Company and including capital stock to be issued pursuant to the conversion, exchange or redemption of other securities), the Haagen Family Stockholders will be entitled to a participation right to purchase or subscribe for that proportion of the total number of shares to be issued, including shares to be issued to the Haagen Family Stockholders pursuant to the rights described in this paragraph, equal to the Haagen Family Stockholders' proportionate holdings of Common Stock outstanding prior to such issuance (after giving effect to the conversion or exercise of all outstanding securities convertible into or exercisable for shares of Common Stock). Notwithstanding the foregoing, the Haagen Family Stockholders shall have no right to participate in (i) the issuance or sale by the Company of any of its capital stock issued to the Company or any of its subsidiaries or pursuant to options, rights or warrants or other commitments or securities in effect or outstanding on the date of the Stock Purchase Agreement, (ii) the issuance of capital stock pursuant to the conversion, exchange or redemption of any other capital stock, or (iii) the issuance of capital stock for consideration other than cash. The Haagen Family Stockholders will be entitled to participate in the issuance of capital stock by the Company pursuant to benefit, option, stock purchase or similar plans, including upon the exercise of options, rights, warrants or other securities, but any participation rights which arise as a result thereof shall be deferred until such time as participation rights shall otherwise arise. All purchases pursuant to such participation rights will be at the same price and on the same terms and conditions as are applicable to other purchasers.

  Haagen Registration Rights Agreement. Concurrent with the Stock Purchase Agreement, the Company and the Haagen Family Stockholders entered into the Haagen Registration Rights Agreement. Because the Common Stock issued to the Haagen Family Stockholders was not registered and because the Haagen Family Stockholders may be deemed to be "underwriters" for purposes of the Securities Act, the shares of Common Stock and other securities of the Company owned by them may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available.

  The Haagen Registration Rights Agreement provides, among other things, that, at any time after June 1, 1998, the Haagen Family Stockholders will have the right, from time to time, to require the Company to file a registration statement (any such filing, the "Haagen Demand Registration") under the Securities Act for any or all shares held or acquired by the Haagen Family Stockholders ("Haagen Registrable Securities"). The right to a Haagen Demand Registration is limited, however, in that (i) the Company is not required to effect more than three Haagen Demand Registrations, and (ii) the Company will have the right from time to time to require the Haagen Family Stockholders not to sell under the Haagen Demand Registration or to postpone or suspend the effectiveness thereof for up to approximately 90 days in certain circumstances. The Haagen Family Stockholders also will have the right, with respect to most registrations of Common Stock by the Company for its own account, to require the Company to include Haagen Registrable Securities in such registration. The Haagen Registration Rights Agreement provides that expenses (other than underwriting discounts and commissions) relating to the first Haagen Demand Registration requested by the Haagen Family Stockholders will be paid by the Company, expenses of the second Haagen Demand Registration will be split equally between the Company and the Haagen Family Stockholders, and expenses of the third Haagen Demand Registration will be paid by the Haagen Family Stockholders. The Haagen Registration Rights Agreement otherwise contains terms that are generally customary for registration rights agreements of its type.

  CEO Employment Agreement. The Company, together with HPMI, entered into the CEO Employment Agreement, effective upon approval by the stockholders of the Transaction, with Alexander Haagen, Sr. with respect to his employment as Chairman of the Board and Chief Executive Officer. The CEO Employment Agreement provides for a five year term (subject to early termination as described below) and a compensation package consisting of a base annual salary of $200,000 (subject to annual cost of living adjustments) as well as other miscellaneous benefits (including expense reimbursement, health insurance, automobile allowance and annual grants of 10,000 shares of stock). The CEO Employment Agreement provides that the executive shall report solely to the Board and allows the executive to devote such reasonable amount of time as he shall determine to certain business activities, including real estate development, other than his service to the Company. The CEO Employment Agreement may be terminated by either the Company or the executive upon 36 month's written notice (subject to the right to terminate the CEO Employment Agreement early upon payment of severance benefits described below). The executive may terminate his employment without 36 month's notice for "Company's Material Breach" (as defined in the CEO Employment Agreement) which includes reasons such as removal from his position, the Company's breach of the employment agreement, or an adverse change in the executive's title or a material diminution in his duties. In the event that, at any time, the Company terminates the executive's employment or the executive voluntarily terminates his employment for good reason, the Company will be obligated to (i) pay the executive the sum of $1,000,000 and (ii) continue to pay, for the shorter of 36 months and the remaining term of the agreement, the executive all of the compensation and benefits provided for in the CEO Employment Agreement.

  Vice Chairman Employment Agreement. The Company, together with HPMI, entered into the Vice Chairman Employment Agreement, effective upon approval by the stockholders of the Transaction, with Alexander Haagen III with respect to his employment as Vice Chairman of the Board and Chairman of the Executive Committee of the Board, and his succession of Alexander Haagen, Sr. as Chairman of the Board upon Mr. Haagen, Sr.'s retirement. The Vice Chairman Employment Agreement provides for a five year term (subject to early termination as described below) and a compensation package consisting of a base annual salary of $100,000 (subject to annual cost of living adjustments) as well as other miscellaneous benefits (including expense reimbursement, health insurance, automobile allowance, options to acquire 200,000 shares of Common Stock at an exercise price of $15.00 per share and annual grants of 10,000 shares of stock). The Vice Chairman Employment Agreement provides that the executive shall report solely to the Chairman of the Board and allows the executive to devote such reasonable amount of time as he shall determine to certain business activities, including real estate development, other than his service to the Company. The Vice Chairman Employment Agreement may be terminated by either the Company or the executive upon 36 month's written notice (subject to the right to terminate the Vice Chairman Employment Agreement early upon payment of severance benefits described below). The executive may terminate his employment without 36 month's notice for "Company's Material Breach" (as defined in the Vice Chairman Employment Agreement) which includes reasons such as removal from his position, the Company's breach of the employment agreement, or an adverse change in the executive's title or a material diminution in his duties. In the event that, at any time, the Company terminates the executive's employment or the executive voluntarily terminates his employment for good reason, the Company will be obligated to (i) pay the executive the sum of $500,000 and (ii) continue to pay, for the shorter of 36 months and the remaining term of the agreement, the executive all of the compensation and benefits provided for in the Vice Chairman Employment Agreement.

  Vice President Employment Agreement. The Company, together with HPMI, entered into the Vice President Employment Agreement, effective upon approval by the stockholders of the Transaction, with Charlotte Haagen with respect to her employment as Vice President of the Company. The Vice President Employment Agreement provides for a five year term (subject to early termination as described below) and a compensation package consisting of a base annual salary of $25,000 (subject to annual cost of living adjustments) as well as other miscellaneous benefits (including expense reimbursement, health insurance and automobile allowance). The Vice President Employment Agreement provides that the executive shall report solely to the Chairman of the Board and allows the executive to devote such reasonable amount of time as she shall determine to certain business activities, including real estate development, other than her service to the Company. The Vice President Employment Agreement may be terminated by either the Company or the executive upon 36 month's written notice (subject to the right to terminate the Vice President Employment Agreement early upon payment of severance benefits described below). The executive may terminate her employment without 36 month's notice for "Company's Material Breach" (as defined in the Vice President Employment Agreement) which includes reasons such as removal from her position, the Company's breach of the employment agreement, or an adverse change in the executive's title or a material diminution in her duties. In the event that, at any time, the Company terminates the executive's employment or the executive voluntarily terminates her employment for good reason, the Company will be obligated to continue to pay, for the shorter of 36 months and the remaining term of the agreement, the executive all of the compensation and benefits provided for in the Vice President Employment Agreement.

  Stock Option Grants. In connection with the Transaction, the Compensation Committee of the Company's Board of Directors granted certain stock options to members of the Company's senior management. The Compensation Committee of the Board of Directors, on May 30, 1997, made stock option grants to six members of the Company's senior management for an aggregate of 470,000 shares (including the options to acquire 200,000 shares granted to Alexander Haagen III, which options are included in the description of the employment agreement entered into with Alexander Haagen III under the heading "Vice Chairman Employment Agreement"). The stock options, one-third of which will vest in each of the next three years if the grantee remains employed by the Company, and which have a $15 exercise price, become exercisable in the following installments once the closing price of the Common Stock has exceeded the following target levels for periods of 90 consecutive days: (i) 40% of the shares become exercisable after the Common Stock exceeds $20 per share; (ii) an additional 30% of the shares become exercisable after the Common Stock has exceeded $22 per share; and (iii) the remaining 30% of the shares become exercisable after the Common Stock has exceeded $24 per share.

POTENTIAL EFFECTS OF STOCKHOLDER APPROVAL OF THE TRANSACTION

  Approval of the Transaction by the stockholders will constitute approval of all of the various terms of the Transaction set forth in the Stock Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement and the transactions contemplated thereby.

  Such approval also may serve to extinguish potential claims, if any, regarding any conduct of members of the Board in connection with the Transaction, including potential claims, if any, alleging violations of the Board's duties to stockholders. Under Maryland law, the fully informed stockholder approval of a transaction may, in certain circumstances, serve to extinguish certain related fiduciary duty claims against directors.

  As described in "--Terms of the Transaction--Conditions to Closing" above, approval of the Transaction is a condition to consummation of the Transaction, but there also are numerous other conditions that must be satisfied in order for the Transaction to be consummated. There can be no assurance that all of these conditions will be satisfied, or that the Transaction will be consummated.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the material federal income tax considerations resulting from the Transaction that may be relevant to the Company and the Company's current stockholders. This discussion does not address the federal income tax considerations resulting from the Transaction that may be relevant to LFREI or its investors, and does not address the state, local, or foreign tax considerations resulting from the Transaction that may be relevant to the Company, LFREI, or their respective investors. The Company has not sought an opinion of counsel that the Company will qualify as a REIT following the Transaction. This discussion is based on the current provisions of the Internal Revenue Code (the "Code"), the applicable Treasury regulations promulgated thereunder, administrative rulings, court decisions, certain factual assumptions related to the ownership and operation of the Company, and certain representations made by the Company and LFREI. No assurance can be given that the legal authorities on which this discussion is based will not change, perhaps retroactively, that the factual assumptions and representations underlying this discussion will continue to be accurate, or that there will not be a change in the future in the circumstances of the Company or LFREI that would affect this discussion.

  No Recognition of Taxable Gain. The Company believes that neither the Company nor any of the Company's current stockholders will recognize taxable gain as a result of the Transaction.

  Taxation of the Company as a REIT. The Company made an election to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year ended December 31, 1993. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner. Qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code. Accordingly, no assurance can be given that the Company has operated in a manner so as to qualify, or will operate in a manner so as to continue to qualify, as a REIT.

  As a result of the Transaction, it is expected that LFREI would own in excess of 50% of the aggregate outstanding Common Stock of the Company. Such ownership would violate the limits on ownership of Common Stock set forth in the Company's Charter, which limits are intended to protect the Company's tax status as a REIT. It is anticipated that the Company's Board of Directors will grant to LFREI an exception to the ownership limits, based on certain representations made by LFREI (to its best knowledge), as to the actual and constructive ownership of certain interests by LFREI and the ownership of interests in LFREI. Assuming the facts regarding the ownership interests set forth in such representations are accurate, the Company believes that the Transaction will not have an adverse affect on the Company's ability to qualify for taxation as a REIT. In the event such facts are not accurate, the Company's Charter provides (and the exception to the ownership limits granted to LFREI will provide) that shares of Common Stock held by LFREI will be exchanged for "excess stock" (as defined in the Charter), which shares would be required to be sold in a manner which did not violate the ownership limits. These provisions are intended to preserve the Company's tax status as a REIT in the event the ownership of Common Stock would otherwise jeopardize such status. However, such Charter provisions are untested and no assurance can be given that they will protect the Company's tax status as a REIT. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders of the Company because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders of the Company would no longer be required to be made.

  Possible Impact of the Transaction on Subsequent Sales of Stock by Non-U.S. Stockholders. Generally, a sale of stock in the Company by a "Non-U.S. Holder" will not be subject to United States taxation under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") unless such stock constitutes a United States

Real Property Interest ("USRPI"). As used herein, the term "Non-U.S. Holder" means a holder of shares of Common Stock who is not (for United States federal income tax purposes) (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Stock in the Company will not constitute a USRPI if the Company is a "domestically controlled REIT," defined generally as a REIT in which, at all times during a specified testing period, less than 50% in value of its stock was held directly or indirectly by Non-U.S. Holders. In the event that, either at the time of the Transaction or at any time thereafter, direct or indirect stockholders of the Company (including owners of interest in LFREI) who are Non-U.S. Holders own collectively 50% or more, in value, of the outstanding capital stock of the Company, the Company would cease to be a domestically controlled REIT.

  If the Company does not qualify as a domestically controlled REIT, a Non-U.S. Holder's sale of stock in the Company generally still will not be subject to United States tax under FIRPTA, provided that (i) the stock is "regularly traded" (as defined by applicable Treasury regulations) on an established securities market, and (ii) the selling Non-U.S. Holder held 5% or less of the Company's outstanding stock at all times during a specified testing period. The Company presently believes the Common Stock would be considered to be "regularly traded" for this purpose.

  If gain on the sale of stock in the Company were subject to taxation under FIRPTA, a Non-U.S. Holder would be subject to the same treatment as a United States stockholder with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations), and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

DESCRIPTION OF OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  On May 30, 1997, Prudential Securities delivered its written opinion (the "Opinion") to the Company's Board that, as of such date, the consideration to be received by the Company pursuant to the Transaction is fair to the Company from a financial point of view. Prior to its presentation to the Board, Prudential Securities provided to each director a report setting forth the analysis underlying the Opinion. This analysis, as presented to the Board, is summarized herein. The members of the Board who were present at the meeting had an opportunity to ask questions of Prudential Securities. Prudential Securities discussed with the Board the information in the report, and the financial data and other factors considered by Prudential Securities in conducting its analysis, all of which are summarized herein.

  In requesting the Opinion, the Board did not give any special instructions to Prudential Securities or impose any limitations upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the Opinion. A copy of the Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Appendix F and is incorporated herein by reference. The summary of the Opinion set forth below is qualified in its entirety by reference to the full text of the Opinion. The Company's stockholders are urged to read the Opinion in its entirety. The Opinion is directed only to the fairness of the consideration to be received by the Company from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting.

  In conducting its analysis and arriving at the Opinion, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including: (i) the Company's Annual Report on Form 10-K and the related financial information for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997;
(ii) certain information, including financial projections, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to Prudential Securities by the Company's management; (iii) the historical market prices and trading activity for the Company's Common Stock and certain publicly traded companies which Prudential Securities deemed to be reasonably similar to the Company; (iv) the historical and certain future earnings estimates of selected companies Prudential Securities deemed to be reasonably similar to the Company; (v) the financial terms and conditions of certain recent transactions Prudential Securities deemed relevant; (vi) drafts, dated May 27, 1997, of the Stock Purchase Agreement, Stockholders Agreement and Registration Rights Agreement; and (vii) such other financial studies, analyses and investigations as Prudential Securities deemed necessary. Prudential Securities discussed with senior management of the Company: (i) the prospects for their business, (ii) their estimate of such business' future financial performance, (iii) the potential financial impact of the Transaction on the Company, and (iv) such other matters as Prudential Securities deemed relevant. Prudential Securities also visited selected properties owned by the Company. The Opinion is necessarily based on economic, financial and market conditions as they existed and could be evaluated as of the date of the Opinion.

  In connection with its review and analysis and in arriving at the Opinion, Prudential Securities assumed and relied upon the accuracy and completeness of the financial and other information provided to Prudential Securities or which was publicly available, and did not undertake to verify independently any such information. Prudential Securities neither made nor obtained any independent valuations or appraisals of any of the Company's assets. With respect to certain financial projections of the Company provided to Prudential Securities by the Company, Prudential Securities assumed that the information was reasonably prepared and that the projections represented management's best currently available estimate as to the future financial performance of the Company.

  Prudential Securities expressed no opinion as to what the value of the Company's Common Stock will be when issued to LFREI or the prices at which the Common Stock will trade after the Transaction. In addition, the Opinion does not evaluate the relative merits of the Transaction as compared to any other strategic plan or business combination or opportunity which might be presented to the Company.

  Prudential Securities compared the Transaction to various funding alternatives (including public and private equity offerings) with respect to timing, amount, certainty of completion and cost. Prudential Securities observed that the Transaction would give the Company immediate access to significant capital at a price which was at a premium to the market price prior to the announcement of the Transaction. Prudential Securities considered the Company management's belief that the Company should benefit from its association with LFREI and that a strategic partnership arrangement with LFREI should be viewed positively by the public equity markets.

  In arriving at the Opinion, Prudential Securities performed a variety of financial analyses, including those summarized herein. The summary set forth herein of the analyses presented to the Board at the May 30, 1997 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes that its analysis must be considered as a whole and that selecting portions thereof or portions of the factors considered by it, without considering all the analyses and factors, could create an incomplete view of the evaluation process underlying the Opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

  Subject to the foregoing, the following is a summary of the material financial analyses performed by Prudential Securities in arriving at the Opinion.

  Comparable Transactions Analysis. Prudential Securities compared the purchase price per share of the Company's Common Stock pursuant to the Transaction to selected historical trading prices of the Company's Common Stock. Prudential Securities analyzed the percentage difference between the purchase price of $15.00 per share and the closing price of the Company's Common Stock one day, one week, and one month prior to May 28, 1997. The purchase price pursuant to the Transaction represented a 9.1%, 10.1%, and 13.2% premium to the Company's Common Stock price one day, one week, and one month prior to May 28, 1997, respectively. Prudential Securities compared these premiums with a group of eight completed strategic investments which Prudential Securities considered to be reasonably comparable to the Transaction for the purpose of its analysis. The transactions considered were strategic investments in: (i) Storage USA, Inc.; (ii) Carr Realty Corporation;
(iii) Felcor Suite Hotels, Inc.; (iv) Crocker Realty Trust, Inc.; (v) Essex Property Trust, Inc.; (vi) Koger Equity, Inc.; (vii) Regency Realty Corporation; and (viii) Regency Realty Corporation II. Such transactions were found to have the following low to high ranges of percentage difference between the transaction purchase price and the historical trading price one day, one week and one month prior to announcement of the transactions: (10.2%) to 4.2%; (9.4%) to 13.2%; and (9.4%) to 13.2%, respectively.

  Comparable Company Analysis. Prudential Securities compared selected financial ratios for the Company with a group of nineteen publicly traded companies engaged in the acquisition, operation and management of retail properties which Prudential Securities considered to be reasonably comparable to the Company for purposes of its analysis. The companies considered were:
(i) Agree Realty Corporation; (ii) Bradley Real Estate, Inc.; (iii) Burnham Pacific Properties, Inc.; (iv) Developers Diversified Realty Corporation; (v) Excel Realty Trust, Inc.; (vi) Federal Realty Investment Trust; (vii) IRT Property Company; (viii) JDN Realty Corporation; (ix) Kimco Realty Corporation; (x) Kranzco Realty Trust; (xi) Mid-America Realty Investments, Inc.; (xii) Mid-Atlantic Realty Trust; (xiii) New Plan Realty Trust; (xiv) Regency Realty Corporation; (xv) Saul Centers, Inc.; (xvi) Sizeler Property Investors; (xvii) The Price REIT, Inc.; (xviii) Weingarten Realty Investors; and (xix) Western Investment Real Estate Trust (collectively, the "Comparable Companies").

  Prudential Securities calculated a transaction multiple based on LFREI's purchase price of $15 per share and the Company's estimated 1997 and 1998 funds from operations ("FFO") per share ("FFO/Share") (each a "Transaction Multiple") and compared it to the Comparable Companies' stock price to estimated 1997 and 1998 FFO/Share multiples (each, an "FFO Multiple"). Prudential Securities separated the Comparable Companies into companies with an equity market capitalization greater than $400 million (the "Large Market Capitalization Segment") and companies with an equity market capitalization less than $400 million (the "Small Market Capitalization Segment"). As of May 28, 1997, the Large Market Capitalization Segment was found to have an equity market capitalization range of between $403.1 million and $1,380.2 million. As of May 28, 1997, the Small Market Capitalization Segment was found to have an equity market capitalization range of between $67.6 million and $398.2 million (with the Company at $224.3 million). For the Large Market Capitalization Segment, the range of 1997 FFO Multiples was estimated to be equal to 9.9x to 13.2x, and the range of 1998 FFO Multiples was estimated to be equal to 9.1x to 12.4x. For the Small Market Capitalization Segment, the range of 1997 FFO Multiples was estimated to be equal to 7.9x to 11.0x (with the Company at 10.6x), and the range of 1998 FFO Multiples was estimated to be equal to 7.6x to 10.1x (with the Company at 9.8x). Prudential Securities noted that the Company's 1997 and 1998 Transaction Multiples were in the high end of the range for the Small Market Capitalization Segment and the low end of the range for the Large Market Capitalization Segment.

  Prudential Securities also separated the Comparable Companies into companies with high leverage (the "High Leverage Segment") and companies with low leverage (the "Low Leverage Segment"). As of March 31, 1997, the High Leverage Segment had a range of debt to total market capitalization percentage of 50.4% to 68.6% (with the Company at 65.0%); the Low Leverage Segment had a range of debt to total market capitalization percentage of 18.6% to 44.4%. Prudential Securities noted that the Company's 1997 and 1998 Transaction Multiples of 10.6x and 9.8x, respectively were above the 1997 and 1998 FFO Multiple ranges of 7.9x to 10.0x and 7.6x to 9.6x, respectively for the High Leveraged Segment, and within the range for the Low

Leverage Segment FFO Multiples for 1997 and 1998 which range from 8.2x to 13.2x and 8.8x to 12.4x, respectively. Prudential Securities also observed a negative correlation between FFO trading multiples and the ratio of debt to total market capitalization. The FFO estimates utilized in this analysis were from First Call, an on-line data service available to subscribers which compiles estimates developed by equity research analysts. The estimates published by First Call were not prepared in connection with the Transaction or at Prudential Securities' request.

  Pro Forma FFO Per Share Analysis. Prudential Securities also analyzed the pro forma effect of the Transaction on the Company's FFO per share based on projections provided by management. An analysis of the anticipated future results based on projections provided by the Company's management (assuming anticipated acquisition opportunities which can be pursued using the proceeds of the equity Transaction) indicated that the Transaction results in an increase in the Company's FFO per share on a Fully Diluted Basis. Projected financial and other information concerning the Company and the impact of the Transaction upon the stockholders of the Company is not necessarily indicative of future results. All projected financial information is subject to numerous contingencies beyond the control of the Company's management.

  The Company retained Prudential Securities to render a fairness opinion and to provide other financial advisory services in connection with the Transaction because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and other purposes, and has substantial experience in transactions similar to the Transaction. The engagement letter with Prudential Securities provides that the Company will pay Prudential Securities an advisory fee equal to $600,000 payable as follows: (i) $75,000 retainer fee; (ii) $225,000 upon delivery of the Opinion; and (iii) $300,000 upon the Company's receipt of stockholder approval in connection with the Transaction. In addition, the engagement letter with Prudential Securities provides that the Company will reimburse Prudential Securities for its out-of-pocket expenses and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Transaction or its engagement.

  In the ordinary course of business, Prudential Securities may actively trade the Company's Common Stock for its own account and for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

RECOMMENDATION OF THE BOARD; FACTORS AND CONCLUSIONS OF THE BOARD INVOLVED IN ITS DETERMINATION

  The Board of Directors of the Company has unanimously approved the Transaction and has determined that the Transaction is in the best interests of the Company and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE TRANSACTION.

  The Board believes that the Transaction is in the best interests of the Company and its stockholders because, if consummated, it represents an opportunity to improve long-term stockholder value by providing the Company with access to significant equity capital at an attractive cost and additionally provides strategic resources not otherwise readily available to it, thereby enhancing the Company's short-term and long-term growth prospects and positioning it to better capitalize on shopping center opportunities in the Geographic Region. See "-- Potential Beneficial Effects of the Transaction" above.

  While the Board believes that the Transaction is in the best interests of the Company and its stockholders, the consummation of the Transaction may have certain adverse effects that stockholders should consider. These considerations include: (i) the substantial amount of stock that will be concentrated in one stockholder of the Company, as well as certain rights being granted to LFREI in connection with the Transaction (including rights with respect to Board representation and information), which rights will allow LFREI to exercise substantial influence over the affairs of the Company even during the Standstill Period and might discourage other persons from offering to acquire a significant interest in the Company, (ii) the possibility that LFREI will gain control of the Company if the Standstill Period or any Standstill Extension Term terminates, and (iii) the possible dilution of earnings per share to stockholders as a result of the Transaction. See "-- Potential Adverse Effects of the Transaction" above.

  In reaching its determination that the Transaction is in the best interests of the Company and its stockholders, the Board considered the following material factors in addition to those discussed above under "--Potential Beneficial Effects of the Transaction" and "--Potential Adverse Effects of the Transaction."

  . Substantial Stockholder. The Board considered that, as a result of the Transaction, LFREI will be the largest single stockholder of the Company, owning as much as 49.9% of the outstanding Common Stock on an Adjusted Fully Diluted Basis, while the Charter will continue to prohibit certain persons from owning more than 9.8% by value of the Company's capital stock (subject to certain exceptions set forth in the Charter or approved by the Board) in order to facilitate the Company's continued qualification as a REIT. The Board considered that LFREI also will have substantial information rights, the right to nominate Board members, and numerous other rights as set forth above in "-- Terms of the Transaction." Although the Board believes that this concentration of ownership in one stockholder could potentially be disadvantageous to the other stockholders' interests, the Board also believes that certain provisions of the Stockholders Agreement should reduce, to some extent, the impact of such concentration of ownership by imposing various limitations on LFREI with regard to its ownership, transfer and voting of Common Stock, including: (i) provisions that prohibit LFREI from acquiring greater than 49.9% of the Company's Common Stock on an Adjusted Fully Diluted Basis, (ii) provisions that limit to four the number of directors nominated to the Company's Board of Directors by LFREI during the Standstill Period or any Standstill Extension Term, and (iii) provisions that restrict LFREI from transferring shares of Common Stock except in accordance with applicable securities laws and the generally applicable ownership limitations in the Charter and subject to the requirement that the Company approve, in its sole and absolute discretion, any transfer in a negotiated transaction that would result in the transferee beneficially owning more than 9.8% of the Company's capital stock. While the Board recognizes the potentially negative aspects of the concentration of substantial ownership in a single stockholder, the Board believes that, on balance, the potentially negative aspects are outweighed by the potential benefits of obtaining in a timely way such a large amount of capital at a reasonable cost, the indirect affiliation with LFREI and the other potential benefits of the Transaction.

  . Impact on Other Investments. The Board believes that the limitations on the Company's ability to engage in certain corporate actions without the consent of LFREI, the composition of the Board following the stockholder approval of the Transaction (and thereafter) and the likelihood that the size of LFREI's investment (notwithstanding related restrictions on LFREI, as discussed above), certain provisions of the Code limiting ownership of REITs and certain provisions of the Code and other countries' tax laws applicable to foreign investors, might discourage other persons from offering to acquire a significant interest in the Company (or all or a significant interest in the assets of the Company). As a result, the Board considers this to be a negative factor. However, the Board believes that this factor is outweighed by the positive factors outlined above.

  The members of the Board evaluated the factors referred to above in light of their knowledge of the business and operations of the Company, their business judgment and the advice of Prudential Securities. In view of the wide variety of factors considered in connection with the Board's evaluation of the Transaction, the Board did not find it practicable to, and did not, quantify or attempt to assign relative weights to the specific factors considered in reaching its determination.

BENEFICIAL OWNERSHIP OF COMMON STOCK PRIOR TO AND AFTER THE TRANSACTION

  The following table sets forth information regarding the beneficial ownership of shares of Common Stock outstanding as of the Record Date and immediately following the final Subsequent Closing of the Transaction (assuming that an aggregate of 14,360,232 shares are issued pursuant to the Subsequent Closings), by (i) each person or group known to the Company who owns or who will own more than 5% of the outstanding shares of Common Stock, and (ii) each of the directors and the executive officers of the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable within 60 days of the Record Date. Information presented in the table and related notes has been obtained from the beneficial owner and/or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act.

                                                                                   SHARES BENEFICIALLY
                                                                                          OWNED
                                           SHARES BENEFICIALLY OWNED                   ADJUSTED FOR
                                               ON JULY 11, 1997                    SUBSEQUENT CLOSINGS
                                          --------------------------------------- -------------------------------------
                                                                                  AMOUNT AND
                                            AMOUNT AND                              NATURE
                                              NATURE                                  OF
                                           OF BENEFICIAL                PERCENT   BENEFICIAL                  PERCENT
NAME OF BENEFICIAL OWNER                  OWNERSHIP(A)(B)             OF CLASS(C) OWNERSHIP                 OF CLASS(K)
------------------------                  ---------------             ----------- ----------                -----------
Prometheus Western Retail, LLC..........     1,306,434(l)                 9.8%    15,666,666                   56.6%
 Thirty Rockefeller Plaza
 63rd Floor
 New York, NY 10020
Merrill Lynch & Co., Inc................     1,645,225(d)(j)             12.3%     1,645,225(d)(j)              5.9%
 World Financial Center
 North Tower
 250 Vesey Street
 New York, NY 10281
Alex Brown Investment...................     1,058,000(e)                 7.9%     1,058,000(e)                 3.8%
 Management
 1345 East Baltimore Street
 Baltimore, MD 21202
Prudential Insurance Company of America.       955,550(d)                 7.2%       955,550(d)                 3.5%
 Prudential Plaza
 Newark, New Jersey 0710
First Manhattan Co. ....................       815,195(e)                 6.1%       815,195(e)                 2.9%
 437 Madison Ave.
 New York, NY 10022
Alexander Haagen, Sr. ..................     1,676,233(b)(f)             11.3%     1,676,233(b)(f)              5.7%
Charlotte Haagen........................     1,653,323(b)(f)             11.2%     1,653,323(b)(f)              5.7%
Alexander Haagen III....................       221,500(b)(f)              1.6%       221,500(b)(f)                *
Fred W. Bruning.........................       310,458(b)(f)              2.3%       310,458(b)(f)              1.1%
Stuart J.S. Gulland.....................        34,375(g)                   *         34,375(g)                   *
Steven M. Jaffe.........................           966(h)                   *            966(h)                   *
R. Bruce Andrews........................        13,100(i)                   *         13,100(i)                   *
Tom Bradley.............................         6,100(i)                   *          6,100(i)                   *
Warren D. Fix...........................        10,100(i)                   *         10,100(i)                   *
James Hankla............................           --                       *            --                       *
Warner Heineman.........................        15,100(i)                   *         15,100(i)                   *
Fred L. Riedman.........................         8,100(i)                   *          8,100(i)                   *
All Directors and Executive
 Officers as a group (12 persons).......     3,958,156(b)(f)(g)(h)(i)    23.4%     3,958,156(b)(f)(g)(h)(i)    12.6%

--------
*  Less than 1%
(a) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed in this table have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(b) Includes shares of Common Stock issuable upon exchange of partnership units ("Operating Partnership Units") in Alexander Haagen Properties Operating Partnership, L.P. which are exchangeable within 60 days. As of March 31, 1997, the number of Operating Partnership Units owned by the executive officers of the Company was as follows: Alexander Haagen, Sr.-- 1,419,642, Charlotte Haagen--1,419,642, Alexander Haagen III--140,664, and Fred W. Bruning--262,333.

(c) Based on 12,031,633 shares of Common Stock outstanding as of July 11, 1997, plus 1,306,434 shares of Common Stock issued to LFREI in the Initial Purchase.

(d) The Schedule 13G filed by the stockholder indicates shared investment and dispositive power with respect to all shares.

(e) Although the stockholder has not filed a Schedule 13G, the Company believes that the stockholder owns the number of shares indicated and has sole voting and dispositive power with respect to a majority of such shares.

(f) Includes options to purchase 48,125 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 34,375 shares of Common Stock outstanding as of July 11, 1997 which are not exercisable within 60 days.

(g) Includes options to purchase 34,375 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 48,125 shares of Common Stock outstanding as of July 11, 1997 which are not exercisable within 60 days.

(h) Includes options to purchase 966 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 28,464 shares of Common Stock outstanding as of July 11, 1997 which are not exercisable within 60 days.

(i) Includes options to purchase 5,100 shares of Common Stock which are exercisable within 60 days. Does not include options to purchase 10,100 shares of Common Stock outstanding as of July 11, 1997 which are not exercisable within 60 days.

(j) Includes shares that the holder has the right to acquire through the exchange of 7 1/4% exchangeable subordinated debentures due in 2003.

(k) As adjusted for the issuance of 14,360,232 additional shares.

(l) Prometheus Western Retail, LLC has a right pursuant to the Stockholders Agreement to nominate four directors to the Company's Board.

REQUIRED VOTE AND RELATED MATTERS

  The affirmative vote of a majority of the non-LFREI shares present in person or represented by proxy at the Special Meeting, providing that the total number of shares present in person or represented by proxy at the Special Meeting (including votes cast by LFREI) represents over 50% of the shares of Common Stock issued and outstanding, is required to approve the Transaction.

  Approval of the Transaction by the requisite vote of the stockholders of the Company is a condition to consummation of the Transaction (except for the Initial Purchase by LFREI of 1,306,434 shares on July 10, 1997).

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

                                  APPROVAL OF
        THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN,
                                  AS AMENDED
                                 (Proposal 2)

  At its meeting on May 30, 1997, the Compensation Committee approved the Third Amendment to the Restated Plan and the Board approved and ratified such approval. By a resolution as of July 8, 1997, the Board approved the Fourth Amendment to the Restated Plan. The Board recommends the approval by the stockholders of the Restated Plan, as amended by the First Amendment to the Restated Plan (the "First Amendment"), the Second Amendment to the Restated Plan (the "Second Amendment"), the Third Amendment to the Restated Plan (the "Third Amendment") and the Fourth Amendment to the Restated Plan (the "Fourth Amendment"). The Restated Plan, as amended by the First Amendment and the Second Amendment, was approved by the stockholders on May 15, 1997. The only revisions to the Restated Plan that have been made since the Restated Plan was approved by the Company's stockholders on May 15, 1997 are pursuant to the Third Amendment and the Fourth Amendment, which are described below and attached hereto as Appendix D and Appendix E respectively. If the Restated Plan, As Amended, is not approved by stockholders, the Restated Plan shall continue in effect as it existed immediately prior to the Compensation Committee's approval of the Third Amendment.

SUMMARY OF THE THIRD AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN

  On September 21, 1993, the Company's Board of Directors adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc. (the "Original Plan"). The Original Plan was amended on August 14, 1995, subject to stockholder approval. The Original Plan was amended and restated in the form of the Restated Plan on February 28, 1996, subject to stockholder approval, and the Restated Plan was approved by stockholders on May 24, 1996. The Restated Plan was amended on November 19, 1996 in the form of the First Amendment and the Restated Plan was amended on February 27, 1997, subject to stockholder approval, in the form of the Second Amendment. The First Amendment amended provisions of the Restated Plan regarding the composition of the committee that administers the Restated Plan, revised provisions regarding the transfer of shares upon the exercise of an option and the Company's contributions to the Operating Partnership with respect to the exercise of such options and revised certain timing requirements with respect to the payment of the exercise price or withholding taxes. The Second Amendment increased the number of shares subject to the Restated Plan by 500,000, provided each Independent Director (as such term is defined in the Restated Plan) with 1,000 shares of restricted stock as of February 27, 1997 which vest in three installments on February 27, 1998, February 27, 1999 and February 27, 2000 (subject to continued service as a member of the Board of Directors) and provided that the Board in its sole and absolute discretion may grant restricted stock awards to Independent Directors and may determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan. The Restated Plan, as amended by the First Amendment and the Second Amendment, was approved by the stockholders on May 15, 1997. The summary of the Restated Plan, which incorporates the changes made pursuant to the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment (collectively, the "Amendments"), is qualified by reference to the Restated Plan itself and the Amendments. Copies of the Restated Plan and the First Amendment and the Second Amendment may be obtained by making a written request to the Company's Secretary. The Third Amendment is summarized below, but such summary is qualified by reference to the Third Amendment itself, which appears as Appendix D to this Proxy Statement. The Fourth Amendment is summarized below, but such summary is qualified by reference to the Fourth Amendment itself, which appears as Appendix E to this Proxy Statement.

  Subject to stockholder approval, the Third Amendment increases the number of shares available for grants under the Restated Plan from 1,350,000 to 2,000,000. Copies of the Third Amendment will also be available at the Special Meeting.

SUMMARY OF THE FOURTH AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN

  Subject to stockholder approval, the Fourth Amendment (i) provides for accelerated vesting of the options and restricted stock issued to Tom Bradley, James Hankla and Warren D. Fix (each of whom is retiring from the Board); (ii) revises provisions regarding the Company's contributions to the Operating Partnership with respect to the exercise of options (such provisions are described below under the heading "Exercise of Options"); and (iii) revises the provisions regarding the eligibility for restricted stock awards to clarify that, pursuant to the Restated Plan, such awards are not subject to the Award Limit (as such term is defined below). The Fourth Amendment appears as Appendix E to this Proxy Statement. Copies of the Fourth Amendment will also be available at the Special Meeting.

REASONS FOR ADOPTION OF THE THIRD AMENDMENT TO THE RESTATED PLAN

  The Compensation Committee has determined that it is advisable to continue to provide stock-based compensation to key employees and directors, thereby providing such employees and directors with additional incentive to further the growth, development and financial success of the Company and to enable the Company, the Operating Partnership, HPMI and their respective subsidiaries to obtain and retain the services of such key employees and directors. Accordingly, on May 30 1997, the Compensation Committee, subject to stockholder approval, amended the Restated Plan to increase the number of shares subject to the Restated Plan by 650,000 shares and the Board ratified such approval.

  In connection with the Transaction, on May 30, 1997, the Compensation Committee, approved option grants to the following officers: Alexander Haagen III--200,000 shares; Fred W. Bruning--100,000 shares; Stuart J.S. Gulland-- 60,000 shares; Steven M. Jaffe--60,000 shares; Patricia A. DeAngelis--25,000; and Christopher J. Fahey--25,000 shares. These options have an exercise price of $15.00 per share and are granted for a term of 10 years. Unless the exercisability of the options is accelerated, such options may not be exercised until the satisfaction of the conditions set forth in both of the following items (a) and (b): (a) subject to the optionee's continued employment, the conditions of this item are satisfied in the following three cumulative installments: (i) with respect to 33 1/3% of the shares covered by the option, on the first anniversary of the date of grant; (ii) with respect to 33 1/3% of the shares covered by the option, on the second anniversary of the date of grant; and (iii) with respect to 33 1/3% of the shares covered by the option, on the third anniversary of the date of grant; and (b) subject to the optionee's continued employment, the conditions of this item are satisfied in the following three cumulative installments: (i) with respect to 40% of the shares covered by the option, on the date on which the closing price of the Common Stock on the principal exchange on which shares of Common Stock are then trading exceeds $20.00 per share for a period of ninety consecutive trading days following the date of grant; (ii) with respect to an additional 30% of the shares covered by the option, on the date on which the closing price of the Common Stock on the principal exchange on which shares of Common Stock are then trading exceeds $22.00 per share for a period of ninety consecutive trading days following the date of grant and (c) with respect to the remaining 30% of the shares covered by the option, on the date on which the closing price of the Common Stock on the principal exchange on which shares of Common Stock are then trading exceeds $24.00 per share for a period of ninety consecutive trading days following the date of grant.

  The Compensation Committee believes that such options create a strong incentive for the employees to whom options were granted to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which recognizes such growth, development and financial success.

  On May 30, 1997, Alexander Haagen, Sr. and Alexander Haagen III were each granted 10,000 shares of stock effective as of the date the Company's stockholders approve the Transaction, and subject to such approval.

  Following the grants of the options and restricted stock described above, only 173,521 shares remain available for grants under the authorization of the Restated Plan. Subject to stockholder approval, the Committee has amended the Restated Plan to increase the number of shares available for grants under the Restated Plan by an additional 650,000 shares in order to enable the Compensation Committee and the Board to make future grants to current and future key employees and directors who are or become eligible for grants under the Restated Plan, including the new President that the Company anticipates hiring.

REASONS FOR ADOPTION OF THE FOURTH AMENDMENT TO THE RESTATED PLAN

  Subject to stockholder approval, in connection with the Transaction, the Board has determined that it is in the best interest of the Company to amend the Restated Plan to fully vest the options and restricted stock held by Tom Bradley, James Hankla and Warren D. Fix immediately prior to their resignation from the Board. The Board has also determined that it is in the best interest of the Company to revise the restricted stock eligibility provisions of the Restated Plan to clarify the fact that pursuant to the amendment and restatement of the Original Plan in the form of the Restated Plan, the Award Limit (as defined below) applies only to grants of options, and does not apply to restricted stock awards. Accordingly, subject to stockholder approval, the Board has amended the Restated Plan to delete the reference to the Award Limit in the provisions regarding eligibility to receive restricted stock awards. In addition, the Board has decided that it is in the best interest of the Company to revise certain provisions of the Restated Plan regarding the Company's contributions to the Operating Partnership with respect to the exercise of options. Subject to stockholder approval, the Board has amended the Restated Plan accordingly.

DESCRIPTION OF THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN

  The Restated Plan consists of three plans: (i) one for the benefit of the key employees of the Company and its subsidiaries; (ii) one for the benefit of Independent Directors and (iii) one for the benefit of key employees of the Operating Partnership and its subsidiaries, the key employees of HPMI and its subsidiaries and the HPMI Directors.

  The principal purposes of the Restated Plan are to provide incentives for officers, key employees and directors of the Company, the Operating Partnership and HPMI and their respective subsidiaries through granting of options and restricted stock thereby providing them with incentive to further the Company's development and financial success, and to enable the Company, HPMI and the Operating Partnership to obtain and retain the services of directors and key employees considered essential to the long range success of the Company.

  Under the Restated Plan prior to the Third Amendment, not more than 1,350,000 shares of Common Stock (initially shares of the Company's Common Stock, par value $.01 per share, as presently constituted) are authorized for issuance upon exercise of options or as restricted stock awards. The Third Amendment, if approved by stockholders, would increase the number of shares so authorized by 650,000, bringing the total number of shares so authorized to 2,000,000. Furthermore, the maximum number of shares which may be subject to options granted under the Restated Plan to any individual in any three-year period cannot exceed 270,000 (the "Award Limit"). As of December 31, 1996, 245,396 shares remained available for future awards under the Restated Plan. As of December 31, 1996, a total of 604,268 shares were subject to outstanding stock options held by approximately 113 officers, directors, and key employees, of which 297,449 were exercisable. As of December 31, 1996, options for 336 shares were exercised. Such options are currently outstanding under the Restated Plan.

                               NEW PLAN BENEFITS

                                                         AMENDED AND RESTATED
                                                        1993 STOCK OPTION AND
                                                            INCENTIVE PLAN
                                                       ------------------------
                                                          DOLLAR      NUMBER
NAME AND POSITION                                      VALUE ($)(a) OF UNITS(#)
-----------------                                      ------------ -----------
Alexander Haagen, Sr.(b)..............................      --            --
 Chairman, Chief Executive Officer
 and President
Alexander Haagen III(b)...............................      --            --
 Vice Chairman
Fred W. Bruning(b)....................................      --            --
 Senior Vice President--Major Tenant
 Leasing and Development
Stuart J.S. Gulland(b)................................      --            --
 Senior Vice President--Chief
 Financial Officer and Treasurer
Steven M. Jaffe(b)....................................      --            --
 Senior Vice President
 and General Counsel
Charlotte Haagen(b)...................................      --            --
 Vice President
Seymour Kreshek(b)(c).................................      --            --
 Former Senior Vice President--Chief
 Financial Officer and Treasurer
Executive Group(b)....................................      --            --
Non-Executive Director (b)............................      --        86,000(d)
 Group
Non-Executive Officer (b).............................      --            --
 Employee Group

--------
(a) The dollar value of the benefits is not determinable and depends on the fair market value of the Company's Common Stock on the date of exercise of the option or vesting of the restricted stock as compared to the fair market value of the Company's Common Stock on the date of grant.
(b) Except with respect to the non-executive director group, the benefits or amounts to be received under the Restated Plan by such individual or group are not determinable. The benefits or amounts to be received by the non-executive director group are determinable only to the extent the Restated Plan provides for automatic grants to such individuals; such individuals may also receive discretionary grants of restricted stock, the benefits or amounts of which are not determinable.
(c) Mr. Kreshek resigned from the Company effective February 28, 1997.
(d) Options for 15,000 shares (3,000 per Independent Director) having an exercise price of $18 per share were granted on February 9, 1994, at which time the fair market value of the Common Stock was less than $18 per share. Options for 1,000 shares (200 per Independent Director) having an exercise price of $15.875 per share were granted on January 1, 1995, at which time the fair market value of the Common Stock was $15.875 per share. Options for 50,000 shares (10,000 per Independent Director) having an exercise price of $11.625 per share were granted on August 14, 1995, at which time the fair market value of the Common Stock was $11.625 per share. Options for 5,000 shares (1,000 per Independent Director) having an exercise price of $12.25 per share were granted on January 1, 1996, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $12.25 per share. Options for 6,000 shares (1,000 per Independent Director) having an exercise price of $14.75 per share were granted to Independent Directors on January 1, 1997, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $14.75 per share. In addition, 6,000 shares (1,000 per Independent Director) of restricted stock having a purchase price of $.01 per share were granted to Independent Directors on February 27, 1997 at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $15.50. James Hankla received an option for 3,000 shares of Common Stock having an exercise price of $13.50 per share on May 15, 1997, at which time the fair market value of the Common Stock, for purposes of the Restated Plan was $13.50.

  The options and shares of restricted stock received by each of the following individuals and groups of individuals under the Restated Plan since its adoption are as follows:

    (1) As of December 31, 1996, each of the following Named Executive Officers have received aggregate options for 82,500 shares: Alexander Haagen, Sr., Chairman, Chief Executive Officer and President; Alexander Haagen III, Vice Chairman; Fred W. Bruning, Senior Vice President-Major Tenant Leasing and Development; Charlotte Haagen, Vice President; and Stuart J.S. Gulland Senior Vice President-Chief Financial Officer and Treasurer. In addition, on February 27, 1997, Alexander Haagen, Sr. received 30,000 shares of restricted stock; Alexander Haagen III received 20,000 shares of restricted stock; Fred W. Bruning received 5,000 shares of restricted stock; Charlotte Haagen received 10,000 shares of restricted stock; and Stuart J.S. Gulland received 5,000 shares of restricted stock. In addition, on May 30, 1997, Alexander Haagen III received options for 200,000 shares, Fred W. Bruning received options for 100,000 shares and Stuart J.S. Gulland received options for 60,000 shares. On May 30, 1997, Alexander Haagen, Sr. and Alexander Haagen III were each granted 10,000 shares of stock effective as of the date the Company's stockholders approve the Transaction, and subject to such approval.

    (2) Steven M. Jaffe, Senior Vice President, General Counsel and Secretary, has received options for 89,430 shares and 5,000 shares of restricted stock;

    (3) all current executive officers as a group have received aggregate options for 861,930 shares;

    (4) all current directors who are not officers as a group have received aggregate options for 80,000 shares and 6,000 shares of restricted stock;

    (5) all employees other than executive officers have received aggregate options for 148,033 shares.

  On May 5, 1995, options for 20,000 shares were granted to non-officer employees (such options are included in the options set forth in item (5) above). On August 14, 1995, options for 192,500 shares were granted to seven officers of the Company (such options are included in the options set forth in items (1) and (3) above) and options previously granted to non-officer employees on December 30, 1994 were repriced. No options were granted in 1996. On May 15, 1997, options for 40,000 shares were granted to specified non-officer employees (such options are included in the options set forth on item
(5) above). On May 30, 1997, options for 470,000 shares were granted to six officers of the Company (such options are included in the options set forth in items (1), (2) and (3) above). On May 30, 1997, Alexander Haagen, Sr. and Alexander Haagen III were each granted 10,000 shares of stock effective as of the date the Company's stockholders approve the Transaction, and subject to such approval (such stock is included in the stock set forth in item (1) above). On July 11, 1997, the closing price of a share of the Company's Common Stock on the American Stock Exchange was $16.375.

  The shares available under the Restated Plan upon exercise of stock options, and for issuance as restricted stock, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock, excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Initially, the shares authorized for issuance under the Restated Plan shall be shares of the Company's common stock, par value $.01 per share. Subject to certain limitations, the Restated Plan provides for appropriate adjustments in the number and kind of shares issuable under the Restated Plan, under the Award Limit and subject to outstanding grants under the Restated Plan, and to the exercise price of options, in the event that the Compensation Committee (or the Board, in the case of awards granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's discretion (or in the case of awards granted to Independent Directors, the Board's discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to an option or restricted stock award.

  Subject to the Restated Plan's limit on the maximum number of shares which may be issued under the Restated Plan, the following shares shall continue to be, or shall again become, available for issuance under the Restated Plan: (i) any shares which were subject to the unexercised portion of a stock option that expires or is cancelled; (ii) any shares of restricted stock that are forfeited by the grantee or repurchased by the Company; (iii) shares of Common Stock which are delivered to or withheld by the Company upon the exercise of any option, in payment of the exercise price thereof; and (iv) any shares subject to options which are adjusted pursuant to certain corporate transactions or events and become exercisable with respect to shares of stock of another corporation; provided, however, that no shares shall again be available for issuance if such action would cause an option intended to be an incentive stock option under Section 422 of the Code to fail to so qualify.

ADMINISTRATION

  As amended by the First Amendment, the Restated Plan is administered by the Compensation Committee, or another committee or a subcommittee of the Board assuming the functions of the Compensation Committee under the Restated Plan, (any such committee administering the Restated Plan is hereinafter referred to as the "Committee") consisting solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code.

  The Committee is authorized to select from among the eligible employees and HPMI Directors the individuals to whom options and restricted stock are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan.

  Pursuant to the Second Amendment, the Board is authorized to select from the Independent Directors the individuals to whom restricted stock is to be granted and to determine the number of shares to be subject to such awards and the terms and conditions thereof, consistent with the Restated Plan.

  The Committee is also authorized to interpret the Restated Plan and the options and restricted stock thereunder, to adopt such rules for the administration, interpretation and application of the Restated Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall conduct the general administration of the Restated Plan with respect to awards granted to Independent Directors. In addition, the Board, in its absolute discretion, may at any time exercise any and all rights or duties of the Committee under the Restated Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole and absolute discretion of the Committee.

  Members of the Committee will receive such compensation for their services as may be determined by the Board. All expenses and liabilities that the members of the Committee incur in connection with the administration of the Restated Plan will be borne by the Company.

ELIGIBILITY TO RECEIVE OPTIONS AND RESTRICTED STOCK

  Subject to the Award Limit and the Ownership Limit (as such term is defined in the Restated Plan), HPMI Directors are eligible to receive options and officers and other employees of the Company, HPMI, the Operating Partnership or any of their respective subsidiaries who are determined by the Committee to be key employees are eligible to receive options and restricted stock grants under the Restated Plan. If the Property Management Agreement between the Operating Partnership and HPMI, or any successor agreement thereto, is terminated, HPMI Directors and employees of HPMI will no longer be eligible to receive awards under the Restated Plan. Subject to the Award Limit and the Ownership Limit, each Independent Director of the Company shall be eligible to be granted options as described below. Pursuant to the Second Amendment, subject to the Ownership Limit, each Independent Director of the Company became eligible to be awarded restricted stock and each Independent Director as of February 27, 1997 received 1,000 shares of restricted stock.

  The approximate number of individuals in each class eligible to participate in the Restated Plan is as follows: (i) six officers and other employees of the Company and its subsidiaries (except the Operating Partnership and HPMI);
(ii) 107 officers and other employees of HPMI and its subsidiaries; (iii) 5 HPMI Directors; (iv) zero officers and other employees of the Operating Partnership and its subsidiaries (except HPMI); and (v) six Independent Directors.

  More than one option may be granted to a key employee or HPMI Director, but the options granted may not exceed the Award Limit or the Ownership Limit and the restricted stock granted may not exceed the Ownership Limit. Pursuant to the Second Amendment, more than one award of restricted stock may be granted to an Independent Director but such awards may not exceed the Ownership Limit.

AWARDS UNDER THE RESTATED PLAN

Awards to Employees and HPMI Directors

  The Restated Plan provides that, subject to the Award Limit and the Ownership Limit, the Committee may grant stock options to any eligible employee whom the Committee determines is a key employee or to any HPMI Director. In addition, subject to the Ownership Limit, the Committee may grant restricted stock to any eligible employee whom the Committee determines is a key employee. Each grant or issuance will be set forth in a separate agreement between the person receiving the award and the Company and will indicate the type, terms and conditions of the award, as determined by the Committee consistent with the Restated Plan.

  Options granted to employees of the Company or its subsidiaries (other than the Operating Partnership, HPMI and their subsidiaries) may be either nonqualified stock options ("NQSOs") or incentive stock options ("ISOs"). Any option granted to any employee of HPMI or its subsidiaries, any HPMI Director or any employee of the Operating Partnership or its subsidiaries shall be a NQSO.

  NQSOs will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value unless otherwise permitted by applicable state law (if state law permits, the exercise price may be zero)). NQSOs may be granted for any term specified by the Committee.

  The exercise price per share of Common Stock subject to options intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

  ISOs will be designed to comply with the applicable provisions of the Code and will be subject to restrictions contained in the Code but may be subsequently modified to disqualify them from treatment as an ISO. The exercise price of an ISO shall equal at least 100% of fair market value of Common Stock on the grant date; provided, however, in the case of an ISO granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of the Company's stock (or the stock of any subsidiary or any parent corporation of the Company), the price per share must be at least 110% of the fair market value of such share on the date the option is granted. The term of ISOs shall not be more than ten years from the date granted, or five years from such date if the ISO is granted to an individual then owning more than 10% of the total combined voting power described in the preceding sentence.

  Options usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. Unless the Committee otherwise provides, no option held by an employee or HPMI Director subject to
Section 16 of the Exchange Act ("Section 16") may be exercised during the first six months and one day after such option is granted. The Committee may accelerate the time at which options granted to employees and HPMI Directors become exercisable.

  Each option granted with an exercise price equal to or greater than fair market value on the date of grant is intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, unless the Committee determines that an option shall not so qualify.

  Restricted stock may be sold to eligible employees (but not to HPMI Directors) at various prices (but not below par value unless otherwise permitted by applicable state law (if state law permits, the purchase price may be zero)). Restricted stock may be made subject to such restrictions as may be determined by the Committee. Unless the Committee otherwise provides, no share of restricted stock granted to a person subject to Section 16 shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the restricted stock was issued. Restricted stock, typically, may be repurchased by the Company immediately upon a restricted stockholder's termination of employment at the original purchase price if the conditions or restrictions are not then met. In addition, unless provided otherwise by the Committee, if no consideration was paid by the restricted stockholder upon issuance, a restricted stockholder's rights in unvested restricted stock shall lapse upon termination of employment. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Unless otherwise provided by the Committee, purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse, subject to the restrictions in his or her restricted stock agreement, except that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions applicable to the restricted stock.

Awards to Independent Directors

  Independent Directors receive options pursuant to the formula provisions of the Restated Plan. All options granted to Independent Directors are NQSOs. Subject to the Award Limit and the Ownership Limit, when a person is initially elected to the Board and is then an Independent Director, he or she automatically receives an option to purchase 3,000 shares of Common Stock (subject to adjustments as described above) on the date of his or her election to the Board. During the term of the Restated Plan, each Independent Director automatically receives, on January 1 of each year, an option to purchase 1,000 shares of Common Stock (subject to adjustments as described above). In addition, on August 14, 1995 each then current Independent Director received an option to purchase 10,000 shares of Common Stock (subject to adjustment as described above). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an option grant provided to Independent Directors upon their initial election to the Board, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, annual option grants and, if such a member was an Independent Director on August 14, 1995, such member received on such date options issued to Independent Directors on such date.

  The exercise price of options granted to Independent Directors equals 100% of the fair market value of a share of Common Stock on the date the option is granted, except that the price of each option granted to the Independent Directors upon their election to the Board shortly after the initial public offering of the Common Stock was $18.00 per share.

  The term of options granted to Independent Directors is ten years from the date the option is granted, and options granted to Independent Directors become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant, without variation or acceleration except as described below with respect to certain corporate transactions and, subject to stockholder approval of the Restated Plan, As Amended, except that if the Company's stockholders approve the Transaction, options issued to Tom Bradley, Warren D. Fix and James Hankla shall vest on the date of such approval provided that such individuals resign from the Board on such date.

  Restricted stock may be sold to Independent Directors at various prices (but not below par value unless otherwise permitted by applicable state law (if state law permits, the purchase price may be zero)); provided, however, that the purchase price of each share of restricted stock awarded to an Independent Director on February 27, 1997 shall be $.01 per share. Restricted stock may be made subject to such restrictions as may be determined by the Board; provided, however, that each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions until such restrictions lapse: neither the restricted stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the restricted stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit, such restrictions shall not prevent transfers by will or by the applicable laws of descent and distribution. Such restrictions on each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse in the following cumulative installments provided that the Independent Director has not had a termination of directorship prior to the relevant vesting date: (i) with respect to 333 of such shares on February 27, 1998,
(ii) with respect to 333 of such shares on February 27, 1999, and (iii) with respect to 334 of such shares on February 27, 2000; provided, however, that subject to stockholder approval of the Restated Plan, As Amended, if the Company's stockholders approve the Transaction, the restrictions on restricted stock issued to Tom Bradley, Warren D. Fix and James Hankla shall lapse on the date of such approval provided that such individuals resign from the Board on such date. Unless the Board otherwise provides, no share of restricted stock granted to an Independent Director shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the restricted stock was issued. Restricted stock, typically, may be repurchased by the Company immediately upon a restricted stockholder's termination of employment at the original purchase price if the conditions or restrictions are not then met. In addition, unless provided otherwise by the Board, if no consideration were paid by the Independent Director upon issuance, a restricted stockholder's rights in unvested restricted stock shall lapse upon termination of employment. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Unless otherwise provided by the Board, purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse, subject to the restrictions in his or her restricted stock agreement, except that in the discretion of the Board, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions applicable to the restricted stock.

CONSIDERATION

  Except as the Committee (or the Board in the case of awards to Independent Directors) may otherwise provide, in consideration of the granting of a stock option or restricted stock, the employee, HPMI Director or Independent Director must agree in the written award agreement to remain in the employ of, or to continue as a director for, the Company, HPMI, or the Operating Partnership, or a subsidiary thereof, for at least one year (or such shorter period as may be fixed in the agreement or by actions of the Committee or the Board following the grant) after the award is granted (or until the next annual meeting of the stockholders of the Company, in the case of an Independent Director or HPMI Director).

EXERCISE OF OPTIONS

  Options may be exercised only on the first business day of every month. An option is not exercisable if, in the sole and absolute discretion of the Committee, the exercise of such option would likely result in any of the following: (i) the optionee's ownership of Common Stock in violation of the Ownership Limit; (ii) income to the Company that could impair the Company's status as a REIT, within the meaning of Sections 856 through 860 of the Code; or (iii) a transfer, at any one time, of more than .1% (measured in value or in number of shares, whichever is more restrictive) of the Company's total Common Equity Stock (as defined in the Charter) from the Company to the Operating Partnership pursuant to the provisions of the Restated Plan regarding the transfer of shares to employees of HPMI and the Operating Partnership and to HPMI Directors. In addition, optionees have no rights under the Restated Plan to acquire Common Stock which would otherwise be prohibited under the Company's Charter.

  To the extent that the aggregate fair market value of stock with respect to which ISOs are first exercisable during any calendar year (and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as NQSOs. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of the stock shall be determined as of the time the option with respect to such stock is granted.

  Options may be exercised by compliance with certain prescribed procedures. The option price must be paid in cash unless the Committee (or the Board, in the case of options granted to Independent Directors) in its discretion allows payment through delivery of shares of Common Stock with a fair market value on the date of delivery equal to the aggregate option price or (subject to certain timing requirements if the option was granted prior to November 19,
1996) through the surrender of shares issuable upon exercise of the option. In addition, in the case of options granted to employees, the Committee may allow a delay in payment for up to thirty days or through the delivery of other property or by a combination of these methods. The Committee may make loans to employees in connection with the exercise or receipt of options or the issuance of restricted stock.

  The Committee (or the Board, in the case of options granted to Independent Directors) may, as a condition of the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee or Board may also take whatever action it deems appropriate to effect such compliance.

  Upon the exercise of an option by an employee of HPMI, the Operating Partnership or their respective subsidiaries, or by an HPMI Director, the Company will transfer to such optionees only a number of shares with an aggregate fair market value equal to the exercise price paid by the optionee. Pursuant to the First Amendment, the Company will sell to the Operating Partnership the remainder of shares subject to the portion of the option being exercised. If the optionee at issue is an employee of the Operating Partnership or its subsidiaries, the Operating Partnership shall transfer such shares to the optionee at no additional cost, as additional compensation. If the optionee at issue is an employee of HPMI or its subsidiaries or is an HPMI Director, the Operating Partnership shall transfer such shares to HPMI, and HPMI shall transfer such shares to the optionee at no additional cost, as additional compensation. The value of any options, restricted stock and other benefits provided by the Operating Partnership to HPMI under the Restated Plan are deemed to constitute an additional management fee to HPMI from the Operating Partnership under the Property Management Agreement between the Operating Partnership and HPMI equal to the value of such options, restricted stock and other benefits.

  Pursuant to the Fourth Amendment, as soon as practicable after receipt by the Company of payment for the shares with respect to the exercise of an option and the purchase price from the Operating Partnership described in the preceding paragraph, the Company may contribute to the Operating Partnership an amount of cash equal to such payment and the Operating Partnership shall issue additional General Partnership Interests (i.e. ownership interests in the Operating Partnership that are general partnership interests and include any and all benefits to which the holder of such interests may be entitled as provided in the Agreement of Limited Partnership of Alexander Haagen Properties Operating Partnership, L.P. (the "Partnership Agreement"), together with all obligations of such holder to comply with the terms and provisions of such agreement) to the Company on the terms set forth in the Partnership Agreement.

  No option granted to any Independent Director may be exercised to any extent by anyone after the first to occur of the following events: (i) ten years from the date of option grant, or (ii) three months from the date of termination of directorship (for any reason other than death or disability), or (iii) one year from the date of such Independent Director's death or disability. The Committee shall provide, in the terms of each individual option granted to an employee or HPMI Director, when such option expires and becomes unexercisable and, except as limited by the Code and the regulations and rulings thereunder with respect to ISOs, the Committee may expand the term of any option granted to an employee or HPMI Director.

ACCELERATION AND TERMINATION UPON CORPORATE EVENTS AND TRANSACTIONS

  In the event of any corporate transaction or other event described above with respect to the adjustment provisions of the Restated Plan or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of awards granted to Independent Directors) may take any one or more of the following actions whenever the Committee (or the Board, in the case of awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to any option, or restricted stock, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

    (i) Provide for either the purchase of any such option or restricted stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option or award or realization of the optionee's rights had such option or award been currently exercisable or the replacement of such option or award with other rights or property selected by the Committee (or the Board, in the case of awards granted to Independent Directors) in its sole discretion;

    (ii) Provide that the option or restricted stock cannot vest or be exercised after such event;

    (iii) Provide that for a specified period of time prior to such transaction or event, such option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of the Restated Plan or such option regarding the exercisability of the option;

    (iv) Provide that upon such event, such option or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

    (v) Make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options, and in the number and kind of outstanding restricted stock and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding options and restricted stock and options and restricted stock which may be granted in the future; and

    (vi) Provide that for a period prior to such event, the restrictions imposed upon some or all shares of restricted stock terminate, and that some or all shares of such restricted stock cease to be subject to repurchase or forfeiture after such transaction or event.

  None of the foregoing discretionary terms of the Restated Plan, however, are permitted with respect to options and restricted stock granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3 of the Exchange Act ("Rule 16b-3"). In the event of a Change in Control or a Corporate Transaction (each defined below), to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in item (iii) above, each option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in the Restated Plan or options regarding the vesting schedule of such options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in item (ii) above, no option granted to an Independent Director may be exercised following such Corporate Transaction; provided, however, that such termination shall not occur if, in connection with the Corporate Transaction, such option is either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

  For purposes of the Restated Plan, "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:
(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Restated Plan and all options are assumed by the successor entity; (ii) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (i), above; or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. For purposes of the Restated Plan, "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions: (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept or (b) there is a change in the composition of the Board over a period of thirty-six consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board.

  With respect to ISOs and options intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment or action described above or in any other provision of the Restated Plan shall be authorized to the extent that such adjustment or action would cause the Restated Plan to violate Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m). Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of awards granted to Independent Directors) determines that the option or restricted stock is not to comply with such exemptive conditions.

MISCELLANEOUS PROVISIONS

  For purposes of the Restated Plan, if Common Stock is traded on an exchange, the fair market value of a share of the Common Stock as of a given date will be the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, or as reported on any composite index which includes such principal exchange, on such date, or, if the shares are not traded on such date, then on the next preceding trading date on which a trade occurred. The Restated Plan provides for alternative definitions of fair market value of Common Stock in the event that the Common Stock ceases to be traded on an exchange.

  No option or restricted stock granted under the Restated Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as such term is defined in the Restated Plan), although the shares underlying restricted stock may be transferred if all applicable restrictions have lapsed. During the lifetime of the optionee, the option may be exercised only by the optionee unless such option has been disposed of pursuant to a Qualified Domestic Relations Order. No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law.

  Optionees will not be, nor have any of the rights or privileges of, a stockholder of the Company as to shares covered by the option until such shares are issued by the Company and delivered to such optionees.

  Restricted Stock and shares acquired through the exercise of an option shall be subject to the restrictions on ownership and transfer set forth in the Company's Charter. The Committee (or the Board, in the case of awards to Independent Directors), in its discretion, may impose such restrictions on the transferability of shares purchasable upon exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the employee to give prompt notice of any disposition of shares of Common Stock, acquired by exercise of an ISO, within two years from the date of granting such option or one year after the transfer of such shares to such employee.

  The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option granted under the Restated Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use and certain other conditions.

AMENDMENT AND TERMINATION

  Generally, the Restated Plan can be amended, modified, suspended or terminated by the Board or the Committee. Without approval of the Company's stockholders given within twelve months before or after the action by the Committee or the Board, however, no action of the Committee or the Board may increase the limits imposed on the maximum number of shares which may be issued under the Restated Plan or modify the Award Limit (except for adjustments as described above), and no action of the Committee or the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. In addition, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of the Restated Plan relating to the formula option grants to Independent Directors, including the amount, price and timing thereof, may not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, as amended, or the respective rules thereunder, and such amendments must be adopted by action of the Board. Amendments to the Restated Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the Restated Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Restated Plan, and is intended for general information only. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. Depending on the interaction of Section 83(a) of the Code with the provisions of Rule 16b-3 which apply to the Restated Plan at the time of the grant of options and restricted stock, the tax consequences to persons subject to Section 16 may be different from the general consequences described below.

  Section 162(m). Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total annual compensation for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the
Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based exception if the awards are made by a qualifying compensation committee under a plan that has been approved by the Company's stockholders, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock granted under the Restated Plan will not qualify as "qualified performance-based compensation" for purposes of Section 162(m) unless such restricted stock vests upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company. Thus, the Company expects that restricted stock granted under the Restated Plan will not constitute "qualified performance-based compensation" for purposes of
Section 162(m).

  It is the practice of the Committee to attempt to have all compensation treated as tax-deductible compensation wherever, in the judgment of the Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. Accordingly, the Board of Directors is asking stockholders to approve the Restated Plan in compliance with requirements of Section 162(m). In general, the Company intends to comply with other requirements of the performance-based compensation exclusion under
Section 162(m) with respect to option grants, including option pricing requirements and requirements governing the administration of the Restated Plan, so that, upon stockholder approval of the Restated Plan, the deductibility of compensation paid to top executives pursuant to options issued thereunder is not expected to be disallowed.

  Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the Restated Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. Subject to the deductibility limits of Section 162(m), upon exercise of a NQSO by an employee of the Company or a Company subsidiary or by an Independent Director, the Company will be entitled to a deduction in an amount equal to such difference. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

  The tax consequence resulting from the exercise of a NQSO through delivery of already-owned Company shares are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the optionee will recognize no gain and the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares, that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their then-fair market value.

  Incentive Stock Options. There is no taxable income to an optionee when an ISO is granted to him or when that option is exercised; provided, however, that upon exercise the optionee's alternative minimum taxable income will generally include an amount equal to the difference between the option exercise price and the fair market value at the time of exercise. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to the deductibility limits of Section 162(m), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's termination of employment, other than by reason of death or disability, will be taxed as a NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. Subject to the deductibility limits of
Section 162(m), the Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

  The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of Common stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise, that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one- or two-year period described above will be viewed first as a disposition of the shares with the lowest basis.

  Restricted Stock. An employee or Independent Director to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the

Company, the grantee will realize ordinary income and, subject to the deductibility limits of Section 162(m), the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Grantees of restricted stock may not make an election under Section 83(b) of the Code.

REQUIRED VOTE AND RELATED MATTERS

  The affirmative vote of a majority of the total shares present in person or represented by proxy at the Special Meeting (including LFREI shares) is required to approve the Restated Plan, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment thereto. If the Restated Plan, As Amended, is not approved by stockholders, the Restated Plan shall continue in effect as it existed immediately prior to the Compensation Committee's approval of the Third Amendment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") this Proxy Statement on Schedule 14A under the Exchange Act, with respect to the Special Meeting and the Proposals described herein. Statements contained in this Proxy Statement as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an appendix to the Proxy Statement, each statement being qualified in all respects by such reference and the appendices thereto.

  The Company is subject to the information requirements of the Exchange Act, and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The reports, proxy and information statements and other information and the Registration Statement and the exhibits and financial statement schedules thereto filed by the Company with the Commission can be inspected and copied at prescribed rates at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's web site (http://www.sec.gov). The Company's common shares are listed on the American Stock Exchange and the reports, proxy and information statements and other information can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;
(3) the Company's 1997 Proxy Statement for its Annual Meeting of Stockholders; and (4) all other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Proxy Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Proxy Statement.

  The Company undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of any such person, a copy of any or all documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Company, at its principal executive offices, Attention: Steven M. Jaffe, Senior Vice President and General Counsel, Alexander Haagen Properties, Inc., 3500 Sepulveda Boulevard, Manhattan Beach, California 90266; telephone number (310) 546-4520.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

  No business may be brought before the Special Meeting other than the Proposals.

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the 1998 Annual Meeting must submit such proposal so that it is received by the Company no later than December 5, 1997, pursuant to the proxy soliciting regulations promulgated under the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the Exchange Act in effect at the time. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting.

                                 OTHER MATTERS

  The Company is not aware of any matters that may be presented for action by the stockholders at the Special Meeting other than those set forth above. If any other matter shall properly come before the Special Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

  STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ STEVEN JAFFE

                                          STEVEN JAFFE
                                          Secretary

July 15, 1997
Manhattan Beach, California

                                                                      APPENDIX A

                ----------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         PROMETHEUS WESTERN RETAIL, LLC

                                      AND

                      LF STRATEGIC REALTY INVESTORS, L.P.

                                      AND

                       ALEXANDER HAAGEN PROPERTIES, INC.

                                  DATED AS OF

                                  JUNE 1, 1997

                ----------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1

                                  Definitions

Section 1.1  "Action"......................................................  A-9
Section 1.2  "ADA".........................................................  A-9
Section 1.3  "Advancing Party".............................................  A-9
Section 1.4  "Affiliate"...................................................  A-9
Section 1.5  "Agreement"...................................................  A-9
Section 1.6  "Army Corps of Engineers".....................................  A-9
Section 1.7  "Benefit Arrangements"........................................  A-9
Section 1.8  "Blue Sky Laws"...............................................  A-9
Section 1.9  "Board".......................................................  A-9
Section 1.10 "Breaching Matters"...........................................  A-9
Section 1.11 "Breakup Fee"................................................. A-10
Section 1.12 "Business Day"................................................ A-10
Section 1.13 "Buyer"....................................................... A-10
Section 1.14 "Capital Expenditure Budget and Schedule"..................... A-10
Section 1.15 "CERCLA"...................................................... A-10
Section 1.16 "Claim"....................................................... A-10
Section 1.17 "Closing"..................................................... A-10
Section 1.18 "Closing Date"................................................ A-10
Section 1.19 "Code"........................................................ A-10
Section 1.20 "Commitment".................................................. A-10
Section 1.21 "Company"..................................................... A-10
Section 1.22 "Company Charter"............................................. A-10
Section 1.23 "Company Common Stock"........................................ A-10
Section 1.24 "Company Environmental Reports"............................... A-10
Section 1.25 "Company Leases".............................................. A-10
Section 1.26 "Company Plans"............................................... A-10
Section 1.27 "Company Preferred Stock"..................................... A-10
Section 1.28 "Company Properties".......................................... A-10
Section 1.29 "Company Registration Statement".............................. A-10
Section 1.30 "Company Reports"............................................. A-10
Section 1.31 "Company Stock"............................................... A-10
Section 1.32 "Competing Transaction"....................................... A-10
Section 1.33 "Controlled Group Liability".................................. A-11
Section 1.34 "Convertible Debt"............................................ A-11
Section 1.35 "Cure Notice"................................................. A-11
Section 1.36 "Debt Instruments"............................................ A-11
Section 1.37 "Development Budget and Schedule"............................. A-11
Section 1.38 "Development Properties"...................................... A-11
Section 1.39 "Employee Benefit Plans"...................................... A-11
Section 1.40 "Employees"................................................... A-11
Section 1.41 "Employment Agreements"....................................... A-11
Section 1.42 "Environmental Claim"......................................... A-11
Section 1.43 "Environmental Laws".......................................... A-11
Section 1.44 "Environmental Permits"....................................... A-11
Section 1.45 "ERISA"....................................................... A-11
Section 1.46 "ERISA Affiliates"............................................ A-11
Section 1.47 "Exchange Act"................................................ A-11

                                                                           PAGE
                                                                           ----
Section 1.48 "Fully Diluted Basis"........................................ A-11
Section 1.49 "GAAP" ...................................................... A-11
Section 1.50 "Government Authority"....................................... A-11
Section 1.51 "Ground Leases".............................................. A-11
Section 1.52 "Indemnified Party".......................................... A-11
Section 1.53 "Initial Closing"............................................ A-11
Section 1.54 "Initial Number of Shares"................................... A-12
Section 1.55 "Insurance Policies"......................................... A-12
Section 1.56 "IRS"........................................................ A-12
Section 1.57 "Liabilities"................................................ A-12
Section 1.58 "Liens"...................................................... A-12
Section 1.59 "Loss and Expenses".......................................... A-12
Section 1.60 "Material Adverse Effect".................................... A-12
Section 1.61 "Material Company Leases".................................... A-12
Section 1.62 "Materials of Environmental Concern"......................... A-12
Section 1.63 "1998 and 1999 Preliminary Capital Expenditure Budgets and
              Schedules".................................................. A-12
Section 1.64 "Other Filings".............................................. A-12
Section 1.65 "OP Units"................................................... A-12
Section 1.66 "Operating Area"............................................. A-12
Section 1.67 "Pension Plans".............................................. A-12
Section 1.68 "Per Share Purchase Price"................................... A-12
Section 1.69 "Permitted Liens"............................................ A-12
Section 1.70 "person"..................................................... A-13
Section 1.71 "Projects"................................................... A-13
Section 1.72 "Property Restrictions"...................................... A-13
Section 1.73 "Proxy Statement"............................................ A-13
Section 1.74 "Purchase Price"............................................. A-13
Section 1.75 "Purchased Shares"........................................... A-13
Section 1.76 "Registration Rights Agreement".............................. A-13
Section 1.77 "Regulatory Filings"......................................... A-13
Section 1.78 "REIT"....................................................... A-13
Section 1.79 "Release".................................................... A-13
Section 1.80 "Remaining Equity Commitment"................................ A-13
Section 1.81 "Rent Roll".................................................. A-13
Section 1.82 "Repurchase Payment"......................................... A-14
Section 1.83 "SEC"........................................................ A-14
Section 1.84 "Second Closing"............................................. A-14
Section 1.85 "Securities Act"............................................. A-14
Section 1.86 "Securities Laws"............................................ A-14
Section 1.87 "Stock Purchase"............................................. A-14
Section 1.88 "Stockholders Agreement"..................................... A-14
Section 1.89 "Stockholder Approval"....................................... A-14
Section 1.90 "Subsequent Closing"......................................... A-14
Section 1.91 "Subsequent Purchase Price".................................. A-14
Section 1.92 "Subsequent Purchases"....................................... A-14
Section 1.93 "Subsidiaries"............................................... A-14
Section 1.94 "Tax"........................................................ A-14
Section 1.95 "Tax Return"................................................. A-14
Section 1.96 "Title Policies"............................................. A-14
Section 1.97 "Total Equity Commitment".................................... A-14
Section 1.98 "Voting Agreements".......................................... A-14
Section 1.99 "Welfare Plans".............................................. A-14

                                                                           PAGE
                                                                           ----
                                   ARTICLE 2

                      Purchase and Sale of Shares; Closing

Section 2.1 Purchase and Sale............................................. A-15
Section 2.2 Consideration................................................. A-15
Section 2.3 Initial Closing............................................... A-15
Section 2.4 Subsequent Purchases and Sales................................ A-15
Section 2.5 Additional Agreements and Closing Deliveries.................. A-16
Section 2.6 Time and Place of Closings.................................... A-16
Section 2.7 Right to Assign............................................... A-16
Section 2.8 Verification of Representations and Warranties................ A-16
Section 2.9 Limited Put Option............................................ A-17

                                   ARTICLE 3

                 Representations and Warranties of the Company

Section 3.1 Organization and Qualification; Subsidiaries.................. A-17
Section 3.2 Authority Relative to Agreements; Board Approval.............. A-18
Section 3.3 Capital Stock................................................. A-18
Section 3.4 No Conflicts; No Defaults; Required Filings and Consents...... A-19
Section 3.5 SEC and Other Documents; Financial Statements; Undisclosed
 Liabilities.............................................................. A-19
Section 3.6 Litigation; Compliance With Law............................... A-20
Section 3.7 Absence of Certain Changes or Events.......................... A-20
Section 3.8 Tax Matters; REIT and Partnership Status...................... A-20
Section 3.9 Compliance with Agreements; Material Agreements............... A-22
Section 3.10 Financial Records; Company Charter and By-laws; Corporate
 Records.................................................................. A-23
Section 3.11 Properties................................................... A-24
Section 3.12 Environmental Matters........................................ A-28
Section 3.13 Employees and Employee Benefit Plans......................... A-30
Section 3.14 Labor Matters................................................ A-32
Section 3.15 Affiliate Transactions....................................... A-32
Section 3.16 Insurance.................................................... A-32
Section 3.17 Proxy Statement.............................................. A-32
Section 3.18 Maryland Takeover Law........................................ A-33
Section 3.19 Vote Required................................................ A-33
Section 3.20 Brokers or Finders........................................... A-33
Section 3.21 Knowledge Defined............................................ A-33

                                   ARTICLE 4

        Representations and Warranties of Buyer and the Advancing Party

Section 4.1 Organization.................................................. A-33
Section 4.2 Due Authorization............................................. A-33
Section 4.3 Conflicting Agreements and Other Matters...................... A-34
Section 4.4 Acquisition for Investment; Sophistication.................... A-34
Section 4.5 Resources..................................................... A-35
Section 4.6 Proxy Statement............................................... A-35
Section 4.7 Brokers or Finders............................................ A-35
Section 4.8 REIT Qualification Matters.................................... A-35
Section 4.9 Investment Company Matters.................................... A-35
Section 4.10 Ownership of Tenants......................................... A-35
Section 4.11 Foreign Ownership............................................ A-35

                                                                            PAGE
                                                                            ----
                                   ARTICLE 5

                         Covenants Relating to Closings

Section 5.1 Taking of Necessary Action..................................... A-36
Section 5.2 Registration Rights Agreement.................................. A-37
Section 5.3 Stockholders Agreement......................................... A-37
Section 5.4 Public Announcements; Confidentiality.......................... A-37
Section 5.5 Conduct of the Business........................................ A-37
Section 5.6 No Solicitation of Transactions................................ A-38
Section 5.7 Information and Access......................................... A-39
Section 5.8 Notification of Certain Matters................................ A-39

                                   ARTICLE 6

                          Certain Additional Covenants

Section 6.1 Resale......................................................... A-39
Section 6.2 Use of Funds................................................... A-39
Section 6.3 REIT Compliance................................................ A-39
Section 6.4 REIT Status.................................................... A-39
Section 6.5 Guarantee...................................................... A-39

                                   ARTICLE 7

                             Conditions to Closings

Section 7.1 Conditions of Purchase at Initial Closing...................... A-40
Section 7.2 Conditions to Purchase at Second Closing....................... A-41
Section 7.3 Conditions of Purchase at All Closings......................... A-41
Section 7.4 Conditions of Sale............................................. A-42

                                   ARTICLE 8

                           Survival; Indemnification

Section 8.1 Survival....................................................... A-43
Section 8.2 Indemnification by Buyer or the Company........................ A-44
Section 8.3 Third-Party Claims............................................. A-44

                                   ARTICLE 9

                                  Termination

Section 9.1 Termination.................................................... A-45
Section 9.2 Procedure and Effect of Termination............................ A-45
Section 9.3 Expenses....................................................... A-45

                                   ARTICLE 10

                                 Miscellaneous

Section 10.1 Counterparts.................................................. A-46
Section 10.2 Governing Law................................................. A-47
Section 10.3 Entire Agreement.............................................. A-47
Section 10.4 Notices....................................................... A-47
Section 10.5 Successors and Assigns........................................ A-47
Section 10.6 Headings...................................................... A-48
Section 10.7 Amendments and Waivers........................................ A-48
Section 10.8 Interpretation; Absence of Presumption........................ A-48

                                                                            PAGE
                                                                            ----
Section 10.9 Severability.................................................. A-48
Section 10.10 Further Assurances........................................... A-48
Section 10.11 Specific Performance......................................... A-48
Section 10.12 Joint and Several Liability.................................. A-48
Section 10.13 Interpretation of Schedules.................................. A-48

                                   SCHEDULES

 Schedule 1.69     Permitted Liens
 Schedule 3.1(d)   Subsidiaries
 Schedule 3.3(a)   Capital Stock Commitments
 Schedule 3.3(b)   Other Equity Interests
 Schedule 3.4(d)-A Consents for Initial Closing
 Schedule 3.4(d)-B Consents for Second Closing
 Schedule 3.5(a)   Company Registration Statements and Company Reports
 Schedule 3.6(a)   Pending Litigation
 Schedule 3.7      Absence of Certain Changes or Events
 Schedule 3.8(a)   Tax Matters
 Schedule 3.8(c)   Excess Parachute Payments
 Schedule 3.8(d)   Employee Remuneration
 Schedule 3.9(c)   Indebtedness; Joint Venture and Partnership Agreements
 Schedule 3.9(d)   Development, Construction, Management and Leasing Agreements
 Schedule 3.9(e)   Other Material Agreements
 Schedule 3.9(f)   Conflict Policies and Agreements; Waivers
 Schedule 3.9(g)   Change of Control Provisions
 Schedule 3.10(b)  Corporate Records
 Schedule 3.11(a)  Property Title Summary
 Schedule 3.11(b)  Properties Violations/Engineering Reports
 Schedule 3.11(d)  Company Properties in Flood Plain Areas
 Schedule 3.11(e)  ADA Status
 Schedule 3.11(f)  Material Company Lease Information
 Schedule 3.11(g)  Letters of Intent or Similar Understandings
 Schedule 3.11(h)  Rights of First Refusal
 Schedule 3.11(i)  Non-Compliance and Capital Expenditure Budget and Schedule
 Schedule 3.11(j)  Developed, Undeveloped, or Rehabilitated Land of Company
                    Property
 Schedule 3.11(k)  Ground Leases
 Schedule 3.12(a)  Environmental Permits
 Schedule 3.12(e)  Environmental Concerns
 Schedule 3.12(f)  Environmental Reports
 Schedule 3.13(a)  Employment Agreements
 Schedule 3.13(b)  Company Plans
 Schedule 3.13(c)  Company Plan Liabilities
 Schedule 3.13(d)  New Employee Benefit Plans
 Schedule 3.13(g)  Termination and Retirement Benefits
 Schedule 3.13(k)  Employee Benefits Triggered or Accelerated
 Section 3.14      Collective Bargaining; Labor Union Agreements
 Schedule 3.15     Affiliate Transactions
 Schedule 4.10     Tenants
 Schedule 6.5(a)   Property Management Activities and Reorganizational Matters

                                    EXHIBITS

 Exhibit A Registration Rights Agreement
 Exhibit B Stockholders Agreement
 Exhibit C Resolutions regarding Maryland Takeover Law
 Exhibit D Form of Employment Agreement

  THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of June 1, 1997, is made by and between Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"), LF Strategic Realty Investors, L.P., a Delaware limited partnership (the "Advancing Party"), and Prometheus Western Retail, LLC, a Delaware limited liability company and an affiliate of the Advancing Party ("Buyer").

                                   RECITALS:

  WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, up to an aggregate of 15,666,666 shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), at a purchase price of $15.00 per share; and

  WHEREAS, Buyer, the Advancing Party, and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith; and

  WHEREAS, the Company and Buyer believe that the combination in a strategic alliance of the leadership, expertise and experience in retail development and operations of the Company and the proven investment and capital markets expertise and access to capital of Buyer and its affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies;

  WHEREAS, by separate agreement (the "Voting Agreements"), certain stockholders of the Company have agreed to support and vote in favor of this Agreement;

  NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

  As used in this Agreement, the following terms shall have the following respective meanings:

  Section 1.1 "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

  Section 1.2 "ADA" shall have the meaning set forth in Section 3.11(e).

  Section 1.3 "Advancing Party" shall have the meaning set forth in the first paragraph hereof.

  Section 1.4 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.

  Section 1.5 "Agreement" shall have the meaning set forth in the first paragraph hereof.

  Section 1.6 "Army Corps of Engineers" shall have the meaning set forth in
Section 3.11(d).

  Section 1.7 "Benefit Arrangements" shall have the meaning set forth in
Section 3.13(h).

  Section 1.8 "Blue Sky Laws" shall have the meaning set forth in Section
3.4(e).

  Section 1.9 "Board" shall mean the Board of Directors of the Company.

  Section 1.10 "Breaching Matters" shall have the meaning set forth in Section 2.8(a).

  Section 1.11 "Breakup Fee" shall have the meaning set forth in Section
9.3(c).

  Section 1.12 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.

  Section 1.13 "Buyer" shall have the meaning set forth in the first paragraph hereof.

  Section 1.14 "Capital Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(i).

  Section 1.15 "CERCLA" shall have the meaning set forth in Section 3.12(e).

  Section 1.16 "Claim" shall have the meaning set forth in Section 3.12(g)(i).

  Section 1.17 "Closing" shall mean the consummation of any Stock Purchase.

  Section 1.18 "Closing Date" shall mean, with respect to the consummation of any Stock Purchase, the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

  Section 1.19 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

  Section 1.20 "Commitment" shall have the meaning set forth in Section 3.7.

  Section 1.21 "Company" shall have the meaning set forth in the first paragraph hereof.

  Section 1.22 "Company Charter" shall mean the Articles of Amendment and Restatement of the Company and any amendment or supplement thereto, as in effect on the date hereof.

  Section 1.23 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

  Section 1.24 "Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

  Section 1.25 "Company Leases" shall have the meaning set forth in Section 3.11(f).

  Section 1.26 "Company Plans" shall have the meaning set forth in Section 3.13(b).

  Section 1.27 "Company Preferred Stock" shall have the meaning set forth in
Section 3.3(a).

  Section 1.28 "Company Properties" shall have the meaning set forth in
Section 3.11(a).

  Section 1.29 "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

  Section 1.30 "Company Reports" shall have the meaning set forth in Section 3.5(a).

  Section 1.31 "Company Stock" shall mean, collectively, the Company Common Stock and any other shares of capital stock of the Company.

  Section 1.32 "Competing Transaction" shall mean (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 15% of the equity securities, on a Fully Diluted Basis, of the Company, or assets representing a material portion of the assets of the Company, other than any of the transactions contemplated by this Agreement or (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by this Agreement.

  Section 1.33 "Controlled Group Liability" shall have the meaning set forth in Section 3.13(h).

  Section 1.34 "Convertible Debt" shall mean the Company's 7 1/2% Convertible Subordinated Debentures due 2001, Series A and Series B and the 7 1/4% Exchangeable Subordinated Debentures due 2003 of Alexander Haagen Properties Operating Partnership, L.P.

  Section 1.35 "Cure Notice" shall have the meaning set forth in Section
2.8(b).

  Section 1.36 "Debt Instruments" shall mean all notes, loan agreements, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing by the Company or any of its Subsidiaries.

  Section 1.37 "Development Budget and Schedule" shall have the meaning set forth in Section 3.11(j).

  Section 1.38 "Development Properties" shall have the meaning set forth in
Section 3.11(j).

  Section 1.39 "Employee Benefit Plans" shall have the meaning set forth in
Section 3.13(h).

  Section 1.40 "Employees" shall have the meaning set forth in Section
3.13(h).

  Section 1.41 "Employment Agreements" shall have the meaning set forth in
Section 3.7.

  Section 1.42 "Environmental Claim" shall have the meaning set forth in
Section 3.12(g)(ii).

  Section 1.43 "Environmental Laws" shall have the meaning set forth in
Section 3.12(g)(iii).

  Section 1.44 "Environmental Permits" shall have the meaning set forth in
Section 3.12(a).

  Section 1.45 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

  Section 1.46 "ERISA Affiliates" shall mean any entity which is under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

  Section 1.47 "Exchange Act" shall have the meaning set forth in Section
3.4(e).

  Section 1.48 "Fully Diluted Basis" shall mean then outstanding Company Common Stock plus Company Common Stock issuable in exchange for OP Units, Company Common Stock issuable under the Convertible Debt, and Company Common Stock issuable under option or other equity-incentive plans listed on Schedule 3.13(b) and awards issued pursuant thereto.

  Section 1.49 "GAAP" shall have the meaning set forth in Section 3.5(b).

  Section 1.50 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

  Section 1.51 "Ground Leases" shall have the meaning set forth in Section 3.11(k).

  Section 1.52 "Indemnified Party" shall mean Buyer or the Company, as the context may require.

  Section 1.53 "Initial Closing" shall mean the first Closing, which shall occur either (a) twenty-two Business Days after the execution of this Agreement (or as soon thereafter as practicable that all conditions to Closing shall have been satisfied) if Buyer does not deliver a notice of Breaching Matters pursuant to Section 2.8(a) or (b) if such notice is delivered, upon delivery by the Company of the Cure Notice pursuant to Section 2.8(b) (or as soon thereafter as practicable that all conditions to Closing shall have been satisfied).

  Section 1.54 "Initial Number of Shares" shall mean 1,306,434 shares of Company Common Stock.

  Section 1.55 "Insurance Policies" shall have the meaning set forth in
Section 3.16.

  Section 1.56 "IRS" shall mean the Internal Revenue Service.

  Section 1.57 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including without limitation (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for Employees or former Employees or their respective families or beneficiaries,
(v) reimbursement obligations of such person in respect of letters of credit,
(vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable,
(viii) all obligations secured by any Lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

  Section 1.58 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

  Section 1.59 "Loss and Expenses" shall have the meaning set forth in Section 8.2(a).

  Section 1.60 "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries (to the extent of the Company's interests therein) taken as a whole.

  Section 1.61 "Material Company Leases" shall have the meaning set forth in
Section 3.11(f).

  Section 1.62 "Materials of Environmental Concern" shall have the meaning set forth in Section 3.12(g)(iv).

  Section 1.63 "1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules" shall have the meaning set forth in Section 3.11(i).

  Section 1.64 "Other Filings" shall have the meaning set forth in Section
5.1(b).

  Section 1.65 "OP Units" shall mean the limited partnership units in Alexander Haagen Properties Operating Partnership, L.P.

  Section 1.66 "Operating Area" shall mean Arizona, California, Nevada, New Mexico, Oregon, Utah and Washington.

  Section 1.67 "Pension Plans" shall have the meaning set forth in Section 3.13(h).

  Section 1.68 "Per Share Purchase Price" shall mean the price of $15.00 per share for the Company Common Stock.

  Section 1.69 "Permitted Liens" shall mean (i) Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which, to the extent same do not relate to work or materials provided for in the Capital Expenditure Budget and Schedule, the 1997 and 1998 Preliminary Capital Expenditure Budgets and Schedules or the Development Budget and Schedule, do not exceed $400,000 in the aggregate (excluding from such calculation, any amounts disclosed in writing by the Company to Buyer which
(a) are fully covered by insurance held by the Company under which the Company reasonably expects full recovery of such amounts, or (b) for which an adequate escrow has been established and is, at the relevant time, maintained), (iii) the Company Leases and any leases entered into after March 31, 1997 in the ordinary course of business on commercially reasonable terms, (iv) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties to which they apply, (v) the Liens which were granted by the Company or any of its Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in Schedule 3.9(c), (vi) the other Liens, if any, described in
Schedule 1.69, and (vii) such imperfections of title and encumbrances, if any, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 1.70 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

  Section 1.71 "Projects" shall have the meaning set forth in Section 3.11(j).

  Section 1.72 "Property Restrictions" shall have the meaning set forth in
Section 3.11(a).

  Section 1.73 "Proxy Statement" shall have the meaning set forth in Section 5.1(b).

  Section 1.74 "Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of shares of Company Common Stock to be purchased and sold at a particular Closing.

  Section 1.75 "Purchased Shares" shall have the meaning set forth in Section
2.1.

  Section 1.76 "Registration Rights Agreement" shall have the meaning set forth in Section 2.5(a).

  Section 1.77 "Regulatory Filings" shall have the meaning set forth in
Section 3.4(e).

  Section 1.78 "REIT" shall have the meaning set forth in Section 3.8(b).

  Section 1.79 "Release" shall have the meaning set forth in Section
3.12(g)(v).

  Section 1.80 "Remaining Equity Commitment" shall mean, on any given date after the Initial Closing, the Total Equity Commitment minus the sum of the Initial Purchase Price and, if any Subsequent Purchases shall have occurred, minus the Subsequent Purchase Prices. The Remaining Equity Commitment shall be deemed to be zero on the earlier of (i) the date that the Remaining Equity Commitment equals zero pursuant to the previous sentence, or (ii) eighteen months after the Stockholder Approval, but not later than March 14, 1999 (unless otherwise extended by Buyer and the Company in their sole discretion).

  Section 1.81 "Rent Roll" shall have the meaning set forth in Section
3.11(f).

  Section 1.82 "Repurchase Payment" shall have the meaning set forth in
Section 2.9.

  Section 1.83 "SEC" shall have the meaning set forth in Section 3.5(a).

  Section 1.84 "Second Closing" shall mean the Closing next following Stockholder Approval.

  Section 1.85 "Securities Act" shall have the meaning set forth in Section 3.4(e).

  Section 1.86 "Securities Laws" shall have the meaning set forth in Section 3.5(a).

  Section 1.87 "Stock Purchase" shall have the meaning set forth in Section
2.1.

  Section 1.88 "Stockholders Agreement" shall have the meaning set forth in
Section 2.5(a).

  Section 1.89 "Stockholder Approval" shall have the meaning set forth in
Section 7.2(b).

  Section 1.90 "Subsequent Closing" shall mean each Closing of a Subsequent Purchase.

  Section 1.91 "Subsequent Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of Purchased Shares purchased by Buyer in a Subsequent Purchase.

  Section 1.92 "Subsequent Purchases" shall have the meaning set forth in
Section 2.4(a).

  Section 1.93 "Subsidiaries" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity. Without limiting the generality of the foregoing, the Company's Subsidiaries include each of the entities set forth on Schedule 3.1(d).

  Section 1.94 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

  Section 1.95 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

  Section 1.96 "Title Policies" shall have the meaning set forth in Section 3.11(a).

  Section 1.97 "Total Equity Commitment" shall mean the amount of $235,000,000.00.

  Section 1.98 "Voting Agreements" shall have the meaning set forth in the fifth paragraph hereof.

  Section 1.99 "Welfare Plans" shall have the meaning set forth in Section 3.13(h).

                                   ARTICLE 2

                     Purchase and Sale of Shares; Closing

  Section 2.1 Purchase and Sale. Subject to the terms and conditions hereof, from time to time after the date hereof, at each Closing, the Company will sell, convey, assign, transfer, and deliver, and Buyer will purchase and acquire from the Company, an aggregate of up to 15,666,666 shares of Company Common Stock (the "Purchased Shares"). Each Closing at which Buyer purchases any Purchased Shares is herein referred to as a "Stock Purchase."

  Section 2.2 Consideration. Subject to the terms and conditions hereof, at each Closing, Buyer shall deliver to the Company the Purchase Price with respect to the number of shares of Company Common Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

  Section 2.3 Initial Closing. Subject to the terms and conditions hereof, at the Initial Closing, at which time the applicable conditions set forth in Sections 7.1, 7.3 and 7.4 shall have been satisfied or duly waived, Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase) from the Company, and the Company will sell, convey, assign, transfer and deliver to Buyer, the Initial Number of Shares of Company Common Stock, and Buyer will pay to the Company the Purchase Price for such shares of Company Common Stock.

  Section 2.4 Subsequent Purchases and Sales.

  (a) Subject to the terms and conditions hereof, following the Initial Closing, the Company shall have the right to require, subject to satisfaction or waiver of the applicable conditions set forth in Sections 7.2, in the case of the Second Closing and 7.3, in the case of other Subsequent Closings, Buyer to purchase (and to require the Advancing Party to advance sufficient funds for such purchase) from the Company from time to time at one or more Subsequent Closings, up to an aggregate of 14,360,232 Purchased Shares (each referred to as a "Subsequent Purchase" and, together, the "Subsequent Purchases"). Subject to the terms and conditions hereof, the Closing of any Subsequent Purchase shall occur as soon as possible following the date on which the applicable conditions set forth in Sections 7.2 or 7.3, as applicable, and 7.4 shall have been satisfied or duly waived.

  (b) At least 20 Business Days prior to a Subsequent Purchase, the Company shall notify (which notice shall be in writing and irrevocable) Buyer the anticipated date of the Subsequent Closing and the number of Purchased Shares the Company is requiring Buyer to purchase, which shall not be fewer than 2 million Purchased Shares.

  (c) If less than 6,666,667 of the Purchased Shares shall have been issued and sold at all Closings prior to six months after Stockholder Approval, then Buyer shall, subject to the satisfaction or waiver of the applicable conditions set forth in Sections 7.3 and 7.4, make a Subsequent Purchase of the number of Purchased Shares equal to 6,666,667 less the number of Purchased Shares purchased prior to such date, from the Company (and the Company shall sell to Buyer) on or before the date six months after the date of Stockholder Approval, or as soon thereafter as all conditions to the parties' obligations to effect the Subsequent Purchase hereunder shall have been satisfied or waived; provided, however, that Buyer may waive the foregoing requirement that such shares be purchased by such date.

  (d) If less than all Purchased Shares shall have been issued and sold at any and all Closings on or before the earlier of eighteen months after the Stockholder Approval and March 14, 1999, then Buyer shall, subject to the satisfaction or waiver of the applicable conditions set forth in Sections 7.3 and 7.4, make a Subsequent Purchase of all such remaining shares from the Company (and the Company shall sell to Buyer) on or before the earlier of eighteen months after Stockholder Approval and March 14, 1999, or as soon thereafter as all conditions to Buyer's obligation to effect the Subsequent Purchase hereunder shall have been satisfied or waived; provided, however, that Buyer may waive the foregoing requirement that such shares be purchased by such date.

  (e) If the condition set forth in Section 7.3(d) is not satisfied (which determination shall be made by Buyer, in its sole discretion) or waived at any time when a Closing would otherwise occur, the relevant Closing will be effected as to the number of Purchased Shares, if any, as will not result in such condition failing to be satisfied, and Buyer shall acquire any remaining Purchased Shares as soon thereafter as such condition to Buyer's obligation to effect the Subsequent Purchase shall have been, as determined in Buyer's sole discretion, satisfied or waived.

  Section 2.5 Additional Agreements and Closing Deliveries.

  (a) Concurrently with the execution of this Agreement, the Company, Buyer and the Advancing Party shall enter into a registration rights agreement substantially in the form attached as Exhibit A (the "Registration Rights Agreement"), and the Company, Buyer and the Advancing Party shall enter into a stockholders agreement substantially in the form attached as Exhibit B (the "Stockholders Agreement").

  (b) In addition to the other things required to be done hereby, at each Closing, the Company shall deliver, or cause to be delivered, to Buyer the following: (i) certificates representing the number of shares of Company Common Stock to be issued and delivered at such Closing, free and clear of all Liens (unless created by Buyer or any of its Affiliates), with all necessary share transfer and other documentary stamps attached, (ii) a certificate, dated the relevant Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.1(a), as to the Initial Closing only, by Section 7.2(a), as to the Second Closing only and by Section 7.3(a) as to other Subsequent Closings, (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.1, as to the Initial Closing only and pursuant to Section 7.2, as to the Second Closing,
(iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to each Closing, and (v) such other instruments reasonably requested by Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

  (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at each Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the relevant Closing Date and validly executed by Buyer, as contemplated by
Section 7.4(a), (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before each Closing, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

  Section 2.6 Time and Place of Closings. Each Closing shall take place at 9:00 a.m. Los Angeles time on the relevant Closing Date at Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California, or at such other place and time as the Company and Buyer shall mutually agree.

  Section 2.7 Right to Assign. Buyer may assign its rights and delegate its obligations created hereby to purchase Company Common Stock in accordance with the provisions of Section 10.5.

  Section 2.8 Verification of Representations and Warranties.

  (a) From the date hereof until the date that is 20 Business Days from the date hereof, Buyer may conduct such investigation as it deems appropriate to confirm the accuracy of the representations and warranties of the Company contained herein. No later than the second Business Day after the last day of such twenty-Business-Day period, Buyer shall deliver to the Company a written notice setting forth in reasonable detail any matters as to which Buyer has knowledge (if any) and that render any of the Company's representations and warranties contained herein untrue or incorrect in such a way as would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (the "Breaching Matters").

  (b) If Buyer shall have set forth one or more Breaching Matters in any notice delivered pursuant to Section 2.8(a), within 30 Business Days after receipt of such notice the Company shall attempt, to the extent commercially reasonable and practicable, to cause the Breaching Matters identified by Buyer in such notice to be true or correct so as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, if the Company cures all such Breaching Matters, the Company shall deliver to Buyer written notice (the "Cure Notice") stating that all Breaching Matters identified by Buyer in Buyer's notice have been cured to the extent required and describing the manner in which such Breaching Matters were so cured. If the Company fails to so cure and to deliver the Cure Notice within 30 Business Days after its receipt of Buyer's notice, Buyer shall have 10 Business Days to terminate this Agreement without liability to any party, subject to the provisions of Section 9.3(a). If Buyer does not timely terminate this Agreement pursuant to the preceding sentence, Buyer shall be deemed to have waived the relevant Breaching Matters as conditions to any Closing or as a basis for indemnification hereunder. If Buyer obtains actual knowledge of any Breaching Matter during the twenty-Business-Day period from the date hereof, but fails to include such Breaching Matter in its notice pursuant to Section 2.8(a), Buyer shall also be deemed to have waived such Breaching Matter.

  Section 2.9 Limited Put Option.

  (a) In the event that the Company does not receive Stockholder Approval by December 31, 1997 (other than as a result of Buyer's material breach of any of its obligations hereunder), the Buyer will have the right to require the Company to repurchase all or any part of the Initial Number of Shares pursuant to the terms described below at a price in cash equal to the Purchase Price thereof plus accrued but unpaid dividends, if any, thereon to the date of purchase (the "Repurchase Payment"). After December 31, 1997 and no later than eleven months following the date of this Agreement, the Buyer may, at its sole option, exercise its right to cause the Company to repurchase all or any part of the Initial Number of Shares by surrendering to the Company the certificates for the shares it is causing the Company to repurchase.

  (b) If Buyer chooses to cause the Company to repurchase some or all of the Initial Number of Shares, the Company will pay Buyer the Repurchase Payment upon the earlier of (i) 18 months after the date of this Agreement and (ii) the consummation by the Company of an issuance of debt or equity securities or a sale of assets that yields net proceeds to the Company of at least $50 million.

                                   ARTICLE 3

                 Representations and Warranties of the Company

  The Company hereby represents and warrants to Buyer as follows:

  Section 3.1 Organization and Qualification; Subsidiaries.

  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement, and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

  (b) Each of the Subsidiaries of the Company is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted.

  (c) Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (d) Schedule 3.1(d) sets forth the name of each Subsidiary of the Company (whether owned, directly or indirectly, through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens, except as set forth in Schedule 3.1(d). The following information for each Subsidiary is set forth in Schedule 3.1(d), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company in the Subsidiary and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary, and (iii) any loans from the Company to, or priority payments due to the Company from, the Subsidiary, and the rate of return thereon. Except as contemplated hereby and as set forth on
Schedule 3.1(d), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 3.2 Authority Relative to Agreements; Board Approval.

  (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the issuance of Company Common Stock pursuant to this Agreement and of the Company Charter by the Company's stockholders. This Agreement, the Registration Rights Agreement and the Stockholders Agreement have been duly executed and delivered by the Company for itself and constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

  (b) The Board of Directors of the Company has, as of the date hereof, approved this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, and determined to recommend that the stockholders of the Company vote in favor of and approve the issuance of Company Common Stock pursuant to this Agreement subject to the fiduciary duty provisions of Section 5.8.

  (c) The shares of Company Common Stock to be acquired pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

  (d) The issue and sale of the shares of Company Common Stock hereunder will not give any stockholder of the Company the right to demand payment for its shares under Maryland law or give rise to any preemptive or similar rights.

  Section 3.3 Capital Stock.

  (a) The authorized capital stock of the Company as of the date hereof consists of 50,000,000 shares of Company Common Stock, par value $0.01 per share, 25,000,000 shares of excess stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share. As of March 31, 1997, there are 12,024,522 shares of Company Common Stock issued and outstanding; to the Company's knowledge no shares of excess stock, par value $.01 per share, issued and outstanding; and no shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"), issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 3.3(a), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. As of the date hereof, except as set forth in Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company.

  (b) Except for interests in the Subsidiaries of the Company and except as set forth in Schedule 3.3(b), none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or entity (other than investments in short-term investment securities).

  Section 3.4 No Conflicts; No Defaults; Required Filings and Consents. Neither the execution and delivery by the Company hereof nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

    (a) conflict with or result in a breach of any provisions of the Company Charter or by-laws of the Company;

    (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or, except as set forth in Schedule 3.9(g), accelerate vesting under, any of the Amended and Restated 1993 Stock Option and Incentive Plan, as amended, or similar compensation plan or any grant or award made under any of the foregoing;

    (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

    (d) subject to the Company obtaining the third party consents set forth in Schedule 3.4(d)-A (with respect to the Initial Closing), and Schedule 3.4(d)-B (with respect to each Subsequent Closing), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; or

    (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Secretary of State of Maryland or any national securities exchange on which the Company Common Stock is listed, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 3.5 SEC and Other Documents; Financial Statements; Undisclosed Liabilities.

  (a) The Company has delivered or made available to Buyer the registration statement of the Company filed with the Securities and Exchange Commission ("SEC") in connection with the Company's initial public offering of Company Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, which are set forth in Schedule 3.5(a), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). Except as set forth in Schedule 3.5(a), the Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports.

  (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (c) Except as and to the extent set forth in the Company Reports and the Company's financial statements filed with the SEC or in any Schedule hereto, to the Company's knowledge, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 3.6 Litigation; Compliance With Law.

  (a) Except as set forth on Schedule 3.6, there are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which question the validity hereof or any action taken or to be taken in connection herewith. Except as disclosed in Schedule 3.6(a), there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

  (b) None of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 3.7 and except for entering into employment agreements (the "Employment Agreements"), a registration rights agreement and a stockholders agreement with the employees listed on Schedule 3.7, since December 31, 1996, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has acquired real estate and entered into financing arrangements in connection therewith only in the ordinary course of such business, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except in accordance with Section 5.5, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, other than Commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (d) any change in the Company's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 3.8 Tax Matters; REIT and Partnership Status.

  (a) The Company and each of its Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by the

Company or any of its Subsidiaries on any Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company and each of its Subsidiaries has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Company or any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Company or any of its Subsidiaries is being audited or examined by any taxing authority with respect to any Tax or is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company and each of its Subsidiaries for 1994 and 1995 and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer prior to the date hereof. No claim has been made in writing or, to the Company's knowledge, otherwise by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a), there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which the Company or any of its Subsidiaries has knowledge. To the Company's knowledge, as of the date hereof, (i) the Company is a domestically controlled REIT within the meaning of Code Section 897(h)(4)(B). To the Company's knowledge, except as set forth in Schedule 3.8(a), no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interests in the Company. Except as contemplated by this Agreement or as set forth in Schedule 3.8(a), the Board of Directors has not exempted any Person from the Ownership Limit or otherwise waived any of the provisions of Article 7 of the Company Charter (as all capitalized terms used in this sentence are defined in the Company Charter). The Ownership Limit (as such term is defined in the Company Charter) has not been modified. Each ownership interest that the Company and each of its Subsidiaries has in an entity formed as a partnership (or which files federal income tax returns as a partnership) qualified, and since the date of its formation qualified, to be treated as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code.

  (b) The Company (i) intends in its federal income tax return for the tax year that will end on December 31, 1997 to be taxed as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") and has complied (or will comply) with all applicable provisions of the Code relating to a REIT, for 1997, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1997, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the Company's knowledge, no such challenge is pending or threatened, and (iv) to the Company's knowledge, and assuming the accuracy of Buyer's representations in Sections 4.8 and 4.10 (disregarding the qualification relating to Buyer's and the Advancing Party's knowledge and assuming no exceptions are set forth in
Schedule 4.10-B), will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby.

  (c) Except as set forth on Schedule 3.8(c), any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee, officer, or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

  (d) Except as set forth on Schedule 3.8(d), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

  (e) The Company was eligible to and did validly elect to be taxed as a REIT for federal income tax purposes for calendar year 1993 and all subsequent taxable periods and was in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT for all such periods. Each Subsidiary of the Company organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code.

  (f) For purposes of this Section 3.8, no representation set forth in Section
3.8 shall be deemed to be untrue or incorrect unless such untruths or inaccuracies would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

  Section 3.9 Compliance with Agreements; Material Agreements.

  (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of the Company Charter or the By-laws of the Company (or equivalent documents), except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except for such failures to file or pay which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation asserted by any regulatory agency of which the Company has received written notice with respect to any report or statement relating to an examination of the Company or any of its Subsidiaries which, if resolved in a manner unfavorable to the Company or such Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (c) The Company Reports or Schedule 3.9(c) set forth (i) a description of all material indebtedness of the Company and each of its Subsidiaries, whether unsecured, or secured or collateralized by mortgages, deeds of trust or other security interests in the Company Properties or any other assets of the Company and each of its Subsidiaries, or otherwise and (ii) each Commitment entered into by the Company or any of its Subsidiaries (including any guarantees of any third party's debt or any obligations in respect of letters of credit issued for the Company's or any Subsidiary's account) which may result in total payments or liability in excess of $400,000, excluding Commitments made in the ordinary course of business with a maturity of less than one year or that are terminable on 30 days or less notice, and excluding Commitments the breach of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of the documents relating to the foregoing have been delivered or made available to Buyer prior to the date hereof. Neither the Company nor any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, under any of the documents described in clause (i) or (ii) of this paragraph or in respect of any payment obligations thereunder except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All joint venture and partnership agreements to which the Company or any of its Subsidiaries is a party as of the date hereof are set forth in Schedule 3.9(c), all of which are in full force and effect as against the Company or such Subsidiary and, to the Company's knowledge, as against the other parties thereto, and none of the Company or any of its Subsidiaries is in default, and, to the Company's knowledge, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute a default, with respect to any obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, the other parties to such agreements are not in breach of any of their respective obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, there is no condition with respect to the Company's Subsidiaries (including with respect to the partnership agreements for the Company's

Subsidiaries that are partnerships) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (d) Except as disclosed in the Company Reports or any other Schedule hereto,
Schedule 3.9(d) sets forth a complete and accurate list of all material agreements entered into by the Company or any of its Subsidiaries as of the date hereof relating to the development or construction of, additions or expansions to, or management or leasing services for retail shopping centers or other real properties which are currently in effect and under which the Company or any of its Subsidiaries currently has, or expects to incur, any material obligation. True and complete copies of such agreements will be made available to Buyer.

  (e) Except as disclosed in the Company Reports and except for (i) agreements made in the ordinary course of business with a maturity of less than one year or that are terminable on 30 days or less notice, and (ii) agreements the breach or non-fulfillment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
Schedule 3.9(e) sets forth a complete and accurate list of all material agreements entered into by the Company as of the date hereof which are not listed in any other Schedule hereto, including material Debt Instruments. Each agreement set forth in Schedule 3.9(e) is in full force and effect as against the Company and, to the Company's knowledge, as against the other parties thereto, no payments, if any, thereunder are delinquent, the Company is not in default thereunder, and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries, except where the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company under any agreement set forth in Schedule 3.9(e), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Company's knowledge, the other parties to such agreements are not in breach of their respective obligations thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of each such agreement have been made available to Buyer prior to the date hereof.

  (f) Schedule 3.9(f) sets forth a complete and accurate list of all agreements and policies of the Company in effect on the date hereof relating to transactions with affiliates and potential conflicts of interest. Each agreement or arrangement set forth in Schedule 3.9(f) is in full force and effect, and the Company, each of its Subsidiaries, and, to the Company's knowledge, the other parties thereto are in compliance with such agreements and policies, or such compliance has been waived by the Company's Board of Directors as set forth in Schedule 3.9(f). True and complete copies of each such agreement or arrangement will be made available to Buyer.

  (g) Except as set forth on Schedule 3.9(g), there are no change of control or similar provisions in any employment, severance, stock option, stock incentive, or similar agreement or arrangement which would be triggered by the transactions contemplated by this Agreement. Schedule 3.9(g) identifies the obligations (including any payment or other obligation, forgiveness of debt, other release from obligations, or acceleration of vesting) which are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

  Section 3.10 Financial Records; Company Charter and By-laws; Corporate
Records.

  (a) The books of account and other financial records of the Company and each of its Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects in the financial statements included in the Company Reports, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (b) The Company has previously delivered or made available to Buyer true and complete copies of the Company Charter and the By-laws of the Company, as amended to date, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of its Subsidiaries, and all amendments thereto. All such documents are listed in Schedule 3.10(b).

  (c) The minute books and other records of corporate or partnership proceedings of the Company and each of its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations and all actions of the partners of the Subsidiaries which are partnerships, except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related hereto, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  Section 3.11 Properties.

  (a) Schedule 3.11(a) sets forth a complete and accurate list and the address of all real property owned or leased by the Company or any of its Subsidiaries or otherwise used by the Company or its Subsidiaries in the conduct of their business or operations (collectively, and together with the land at each address referenced in Schedule 3.11(a) and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "Company Properties"). The Company, or in the case of Company Properties owned by Subsidiaries that are not wholly owned Subsidiaries of the Company, to the Company's knowledge, such Subsidiaries, owns or own, as the case may be, good and insurable fee simple title (or, if so indicated in Schedule 3.11(a), leasehold title) to each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions or covenants, laws, ordinances or regulations affecting use or occupancy (including zoning regulations and building codes) or reservations of interests in title (collectively, "Property Restrictions"), except for (i) Permitted Liens and (ii) Property Restrictions imposed or promulgated by law or by any Government Authority which are customary and typical for similar properties. To the Company's knowledge, none of the matters described in clauses (i) and (ii) of the immediately preceding sentence materially interferes with, impairs, or is violated by, the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if applicable, development) of, the Company Properties taken as a whole, and such matters do not, individually or in the aggregate, have a Material Adverse Effect. American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of the Company or its Subsidiaries, as applicable, to each of the Company Properties in sufficient amounts to avoid co-insurance statutes, subject only to the matters set forth therein (the "Title Policies"), and, to the Company's knowledge, the Title Policies are valid and in full force and effect and no claim has been made under any such policy. The Company will make available to Buyer true and complete copies of all such policies and of the most recent surveys of the Company Properties, and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys (to the extent not previously delivered or made available to Buyer) of each of the Company Properties available to the Company or any of its Subsidiaries for inspection by Buyer or its representatives within five Business Days of Buyer's request therefor.

  (b) Except as set forth in Schedule 3.11(b), and except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, development) of the Company Properties taken as a whole, the Company has no knowledge (i) that any currently required certificate, permit or license (including building permits and certificates of occupancy for tenant spaces) from any Government Authority having jurisdiction over any Company Property or any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties or which are necessary to permit the lawful use and operation of utility service to any Company Property or of any existing driveways, roads or other means of egress and ingress to and from any of the Company Properties has not been obtained or is not in full force and effect, or of any pending modification or cancellation of any of same, or (ii) of any violation by any Company Property of any federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, as a result of the use or occupancy of such Company Property or otherwise. Except as set forth in Schedule

3.11(b), the Company has no knowledge of uninsured physical damage to any Company Property in excess of $400,000 in the aggregate. To the Company's knowledge, except for repairs identified in the Capital Expenditure Budget and Schedule, each Company Property, (i) is in good operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Property, for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy of the Company Properties taken as a whole (or, in the case of the Development Property, the development and operation thereon of the applicable Project). The Company will make available to Buyer true and complete copies of all engineering reports, inspection reports, maintenance plans and other documents relating to the condition of any Company Property prepared for the Company since the Company's Initial Public Offering.

  (c) The Company has no knowledge (i) that any condemnation, eminent domain or rezoning proceedings are pending or threatened with respect to any of the Company Properties, (ii) that any road widening or change of grade of any road adjacent to any Company Property is underway or has been proposed, (iii) of any proposed change in the assessed valuation of any Company Property other than customarily scheduled revaluations, (iv) of any special assessment made or threatened against any Company Property, or (v) that any of the Company Properties is subject to any so-called "impact fee" or to any agreement with any Government Authority to pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority, except, in the case of each of the foregoing, to the extent that same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy (or, if applicable, development) of the Company Properties taken as a whole.

  (d) To the Company's knowledge, each of the Company Properties is an independent unit which does not rely on any facilities located on any property not included in such Company Property to fulfill any municipal or governmental requirement or for the furnishing to such Company Property of any essential building systems or utilities, other than facilities the benefit of which inures to the Company Properties pursuant to one or more valid easements. Each of the Company Properties is served by public water and sanitary systems and all other utilities, and, to the Company's knowledge, each of the Company Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Company Property (or, in the case of the Development Property, for the development and operation thereon of the applicable Project). To the Company's knowledge, all parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips or gores. Except as set forth in Schedule 3.11(d), to the Company's knowledge, no portion of any Company Property includes any wetlands or vegetation or species protected by any applicable laws. Except as set forth on Schedule 3.11(d) or the Title Policies or surveys, none of the Company Properties lies in any 100-year flood plain area, as established by the U.S. Army Corps of Engineers. The improvements on each Company Property which lies in a flood plain area, if any, comply with applicable building codes and other relevant laws and regulations, and the Company or its Subsidiaries carry and presently maintain in full force and effect flood insurance in connection with such Company Properties as required by applicable law and as accurately described in Schedule 3.11(d). To the Company's knowledge, no improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property. No representation set forth in this subsection (d) shall be deemed to be untrue unless such untruths are, individually or in the aggregate, reasonably expected to have a Material Adverse Effect or to materially and adversely affect the use or occupancy of the Company Properties taken as a whole.

  (e) Schedule 3.11(e) contains a complete and accurate list of each survey, study or report prepared by or for the Company or any Subsidiary since the Company's initial public offering, in connection with any Company Property's compliance or non-compliance with the requirements of the Americans with Disabilities Act (the

"ADA"), other than routine correspondence or memoranda. Except for matters addressed in the Capital Expenditure Budget and Schedule, to the knowledge of the Company, no Company Property fails to comply with the requirements of the ADA except for such non-compliance as the Company believes will not, individually or in the aggregate, have a Material Adverse Effect.

  (f) The Company has provided to Buyer an accurate rent roll for each Company Property as of March 31, 1997 (the "Rent Roll"), which accurately describes each lease of space in each Company Property (collectively, the "Company Leases"). The Company has delivered to Buyer profiles of the Company Leases (the "Lease Profiles"), which have been prepared in the ordinary course of business. The Company will make available to Buyer a true and complete copy of each Company Lease, including all amendments and modifications thereto. With respect to each Company Lease for premises larger than 20,000 square feet of rentable space (collectively, the "Material Company Leases"), except as set forth in Schedule 3.11(f) and except for matters which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect,
(i) each of the Material Company Leases is valid and subsisting and in full force and effect as against the Company or the Subsidiary, as applicable, and, to the Company's knowledge, as against the tenant, and the information on the Rent Roll with respect to the Material Company Leases is accurate, (ii) the tenant under each of the Material Company Leases is in actual possession of the premises leased thereunder, (iii) no tenant under any Material Company Lease is more than 30 days in arrears in the payment of rent, (iv) none of the Company or any of its Subsidiaries has received any written notice from any tenant under any Material Company Lease of its intention to vacate, (v) none of the Company or any of its Subsidiaries has collected payment of rent under any Material Company Lease (other than security deposits) accruing for a period which is more than one month in advance, (vi) no notice of default has been sent or received by the landlord under any Material Company Lease which remains uncured as of the date hereof, no default has occurred under any Material Company Lease and, to the Company's knowledge, no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default under any Material Company Lease, (vii) except as disclosed on the Lease Profiles or Schedule 3.11(f) or any other schedule hereto, no tenant under any of the Material Company Leases has any purchase options or kick-out rights or is entitled to any concessions, allowances, abatements, setoffs, rebates or refunds, (viii) none of the Material Company Leases and none of the rents or other amounts payable thereunder has been mortgaged, assigned, pledged or encumbered by any party thereto or otherwise, except in connection with financing secured by the applicable Company Property which is described in Schedule 3.9(c), (ix) (A) as of the date hereof, except as set forth in Schedule 3.11(f), no brokerage or leasing commission or other compensation is due or payable to any person with respect to or on account of any of the Material Company Leases or any extensions or renewals thereof incurred after the date hereof, and (B) any brokerage or leasing commission or other compensation due or payable to any person with respect to or on account of any of the Material Company Leases or any extensions or renewals thereof have been incurred in the ordinary course of business of the Company consistent with past practice and market terms, (x) no space of a material size in any Company Property is occupied by a tenant rent-free, (xi) no tenant under any of the Material Company Leases has asserted any claim which is likely to affect the collection of rent from such tenant, (xii) other than as would be customary or consistent with commercially reasonable retail leasing business practices, no tenant under any of the Material Company Leases has any right to remove material improvements or fixtures that have at any time been affixed to the premises leased thereunder, (xiii) each tenant under the Material Company Leases is required thereunder to maintain or to cause to be maintained, at its cost and expense, public liability and property damage insurance with liability limits which reasonably relate to the value of the contingent liabilities being insured thereby or in the alternative, consistent with commercially reasonable retail leasing business practices, tenants may self-insure or the Company may provide such coverage to tenants and (xiv) the landlord under each Material Company Lease has fulfilled all of its obligations thereunder in respect of tenant improvements and capital expenditures. Other than the tenants identified in the Rent Roll and parties to easement agreements which constitute Permitted Liens, no third party has any right to occupy or use any portion of any Company Property. Budgets for all material tenant improvements and similar material work required to be made by the lessor under each of the Material Company Leases is incorporated in
Schedule 3.11(i).

  (g) Schedule 3.11(g) sets forth a complete and accurate list of all material commitments, letters of intent or similar written understandings made or entered into by the Company or any of its Subsidiaries as of the date hereof
(x) to lease any space larger than 25,000 rentable square feet at any of the Company Properties, (y) to sell, mortgage, pledge or hypothecate any Company Property or Properties, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property, or (z) to purchase or to acquire an option, right of first refusal or similar right in respect of any real property, which, individually or in the aggregate, are material, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof. The Company will make available to Buyer a true and complete copy of each such commitment, letter of intent or other understanding. Schedule 3.11(g) also sets forth a complete and accurate list of all agreements to purchase real property to which the Company or any Subsidiary is a party.

  (h) Except as set forth in Schedule 3.11(h), none of the Company Properties is subject to any outstanding purchase options nor has the Company or any of its Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Company Property, and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof. Except as set forth in Schedule 3.11(h) or 3.11(g), none of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

  (i) Schedule 3.11(i) sets forth the Company's or any Subsidiary's capital expenditure budget and schedule for each Company Property, which describes the capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for the period running through December 31, 1997 (the "Capital Expenditure Budget and Schedule"), and the Company's or any Subsidiary's preliminary capital expenditure budget and schedule for each Company Property, which describes the capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for the period commencing January 1, 1998 and running through December 31, 1999 (the "1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules"). Each of the Capital Expenditure Budget and the 1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules also describes other capital expenditures as are necessary, to the Company's knowledge, in order to bring such Company Property into compliance with applicable laws, ordinances, codes, health and safety regulations and insurance requirements (including in respect of fire sprinklers, compliance with the ADA (except to the extent that (x) a tenant under any Company Lease is contractually responsible and liable for such ADA compliance under its Company Lease or (y) with respect to shopping center properties, any work required to cause such compliance is not material and the related expenditures are, in the aggregate with all other such expenditures, less than $400,000), and asbestos containing material) or which the Company otherwise plans or expects to make in order to cure or remedy any construction, electrical, mechanical or other defects, to renovate, rehabilitate or modernize such Company Property, or otherwise, excluding, however, any tenant improvements required to be made under any Company Lease. To the Company's knowledge, the costs and time schedules for 1997 set forth in the Capital Expenditure Budget and Schedule are reasonable estimates and projections. To the Company's knowledge, the costs and time schedules for 1998 and 1999 set forth in the 1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules are reasonable estimates and projections based upon information available to the Company at the time that the 1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules were prepared, and, nothing has come to the attention of the Company since such time which would indicate that the 1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules are inaccurate or misleading in any material respect. Except as set forth in Schedule 3.11(i), there are no outstanding or, to the Company's knowledge, threatened requirements by any insurance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (j) Schedule 3.11(j) contains a list of each Company Property which consists of or includes undeveloped land or which is in the process of being developed or redeveloped (collectively, the "Development Properties") and a brief description of the development or redevelopment intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "Development Budget and Schedule"). Except as disclosed in Schedule 3.11(j), each Development Property is zoned for the lawful development or redevelopment thereon of the applicable Project, and the Company or its Subsidiaries have obtained all permits, licenses, consents and authorizations required for the lawful development or redevelopment thereon of such Project, except only for such failure to meet the foregoing standards as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.11(j), to the Company's knowledge, there are no material impediments to or constraints on the development or redevelopment of any Project in all material respects within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project the development of which has commenced, to the Company's knowledge, the costs and expenses incurred in connection with such Project and the progress thereof are, except as set forth in Schedule 3.11(j), consistent and in compliance in all material respects with the Development Budget and Schedule applicable thereto. The Company will make available to Buyer all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company at any time since the Company's initial public offering, which relate to the Development Properties or the Projects.

  (k) The ground leases underlying the leased Company Properties referenced in
Schedule 3.11(a) (collectively, the "Ground Leases") are accurately described in Schedule 3.11(k). Each of the Ground Leases is valid, binding and in full force and effect as against the Subsidiary and, to the Company's knowledge, as against the other party thereto. Except as indicated in Schedule 3.11(k), none of the Ground Leases is subject to any mortgage, pledge, Lien, sublease, assignment, license or other agreement granting to any third party any interest therein, collateral or otherwise, or any right to the use or occupancy of any premises leased thereunder. True and complete copies of the Ground Leases (including all amendments, modifications and supplements thereto) have been delivered to Buyer prior to the date hereof. To the Company's knowledge, except as set forth in Schedule 3.11(k), there is no pending or threatened proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Ground Leases. Except as set forth in Schedule 3.11(k), as of the last day of the month preceding the date hereof and as of the last day of the month preceding the date of the Initial Closing, no payments under any Tenancy Lease are delinquent and no notice of default under any Ground Lease has been sent or received by the Company or any of its Subsidiaries. There does not exist under any of the Ground Leases any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

  (l) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of December 31, 1996, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

  (m) The Company has provided to Buyer historical operating expense information (the "Historical Expense Information"), which has been prepared in the ordinary course of business. The Historical Expense Information is accurate in all material respects.

  Section 3.12 Environmental Matters.

  (a) To the Company's knowledge, each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all permits, certificates of financial responsibility and other governmental authorizations required to be obtained by the Company or any Subsidiary under the Environmental Laws (the "Environmental Permits") in connection with the operation of its businesses and properties, all of which are listed in Schedule 3.12(a). To the Company's knowledge, except as disclosed in the Company Environmental Reports, each of the Company and its Subsidiaries, and each Company Property is and has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except only to an extent which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any circumstances or conditions that may prevent or interfere with such compliance in the future.

  (b) Each of the Company and its Subsidiaries has provided or made available to Buyer all formal communications, oral or written (whether from a Government Authority, citizens' group, employee or other person), which the Company has received regarding (x) alleged or suspected noncompliance of any of the Company Properties with any Environmental Laws or Environmental Permits or (y) alleged or suspected Liability of the Company or its Subsidiaries under any Environmental Law, which noncompliance or Liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (c) There are no liens or encumbrances on any of the Company Properties which arose pursuant to or in connection with any Environmental Law or Environmental Claim and, to the Company's knowledge, no government actions have been taken or threatened to be taken or are in process which are reasonably likely to subject any Company Property to such liens or other encumbrances.

  (d) Except as disclosed in Schedule 3.12(e) (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or set forth in the Company Environmental Reports, no Environmental Claim has been asserted or, to the Company's knowledge, threatened that may impose a liability in excess of $400,000 with respect to the operations or the businesses of the Company or its Subsidiaries, or with respect to the Company Properties. To the Company's knowledge, except as set forth on the Company Environmental Reports, no circumstances, past or present actions, conditions, events or incidents which exist with respect to the Company or its Subsidiaries or the Company Properties that would reasonably be expected to result in any such Environmental Claim in excess of $400,000 being asserted, in any such case, against (i) the Company or its Subsidiaries, or
(ii) to the Company's knowledge, any person whose liability for any Environmental Claims the Company or its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

  (e) Except as disclosed in Schedule 3.12(e) (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or set forth in the Company Environmental Reports, (i) none of the Company or its Subsidiaries has been notified or anticipates being notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., or analogous state laws, (ii) to the Company's knowledge, no Materials of Environmental Concern are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (iii) to the Company's knowledge, none of the Company or its Subsidiaries has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which would reasonably be expected to result in a Material Adverse Effect, (iv) to the Company's knowledge, no underground storage tanks, surface impoundments, disposal areas, pits, ponds, lagoons, open trenches or disused industrial equipment is present at any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (v) to the Company's knowledge, no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, except for any such transformers, capacitors or other equipment owned by any utility company, and
(vi) to the Company's knowledge, no friable asbestos and no friable asbestos-containing material is present at any Company Property and no Employee, agent, contractor or subcontractor of the Company or its Subsidiaries or any other person is now or has in the past been exposed to friable asbestos at any Company Property, except, in the case of each of the matters set forth in this subpart (vi), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  (f) Schedule 3.12(f) contains a list of each environmental report prepared for the Company or its Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any Company Property (collectively, the "Company Environmental Reports"). The Company has previously delivered or made available to Buyer true and complete copies of
(i) the executive summary or conclusion included in each Company Environmental Report and (ii) each Company Environmental Report which constitutes a "Phase II" (or higher) environmental report or which is otherwise more detailed or in-depth than a typical "Phase I" environmental report. To the Company's knowledge, none of the matters disclosed by the Company Environmental Reports would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has no knowledge of any facts or circumstances relating to the environmental condition of any property owned, leased or otherwise held by the Company that is not a Company Property that are reasonably likely to result in a Material Adverse Effect.

  (g) For purposes hereof, the terms listed below shall have the following meanings:

    (i) "Claim" shall mean all actions, causes of action, suits, judgments, executions, claims, Liabilities and demands whatsoever, in law or equity.

    (ii) "Environmental Claim" shall mean any Claim investigation or notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

    (iii) "Environmental Laws" shall mean federal, state, and local laws, ordinances, common law, orders, statutes, and regulations relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment.

    (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

    (v) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

  Section 3.13 Employees and Employee Benefit Plans.

  (a) Schedule 3.13(a) sets forth a complete and accurate list of all employment agreements between the Company or any of its Subsidiaries and employees of the Company or any of its Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by law or equity or general principles of law or equity).

  (b) The Company Reports or Schedule 3.13(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which cover Employees of the Company or any of its Subsidiaries with respect to their employment relationship with the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, the Company will make available to Buyer true and complete copies of: (i) the plans and related trust documents and amendments thereto, (ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

  (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other accrued liabilities except as set forth on
Schedule 3.13(c) or as reserved for in the financial statements in or incorporated by reference into the Company Reports, and in the case of each of clauses (i), (ii), and (iii), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (d) Except as set forth on Schedule 3.13(d), none of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and to the Company's knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

  (e) There are no pending or, to the Company's knowledge, anticipated claims (excluding claims for benefits incurred in the ordinary course of Company Plan activities) against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

  (f) Neither the Company nor any of the ERISA Affiliates has, at any time after September 25, 1980, contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

  (g) Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or requirements of state law and regulations and except as set forth on Schedule 3.13(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits described in Section 3(1) of ERISA to any Employee or former Employee following his retirement or termination of employment and, to the Company's knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

  (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by the Company or a Subsidiary or in which the Company or a Subsidiary participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of the Company or a Subsidiary providing employee or executive compensation or benefits to Employees maintained or contributed to by the Company or a Subsidiary, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of the Company or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities (other than such liabilities that arise solely out of, or relate solely to, the Company Plans) of the ERISA Affiliates (other than the Company and its Subsidiaries) under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code,
(iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations.

  (i) To the Company's knowledge, with respect to each Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the
Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under such plan, on a termination basis, (iii) no reportable event within the meaning of
Section 4043(c) of ERISA has occurred, with respect to which notice has not been waived, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event, and
(iv) all premiums due to the Pension Benefit Guaranty Corporation have been timely paid in full.

  (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

  (k) Except as set forth in Schedule 3.13(k), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event other than a termination of employment with respect to which the employee being terminated receives payments or benefits that he would have received if he had terminated or been terminated and without regard to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

  Section 3.14 Labor Matters. Except as set forth in Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.14 (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

  Section 3.15 Affiliate Transactions. Schedule 3.15 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since January 1, 1997 which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws. A true and complete copy of all agreements or contracts relating to any such transaction will be made available to Buyer prior to the date hereof.

  Section 3.16 Insurance. The Company maintains insurance policies, including liability policies, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies"), which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company. There is no material claim by the Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

  Section 3.17 Proxy Statement. The Proxy Statement and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

  Section 3.18 Maryland Takeover Law. The terms of Sections 3-602 and 3-702 of the Maryland General Corporation Law will not apply to Buyer, any Stock Purchase or any other transaction contemplated hereby. The resolutions in the form of Exhibit C hereto have been adopted by the Company and have not been rescinded and revoked.

  Section 3.19 Vote Required. The affirmative vote of the holders of a majority (including LFREI and its Controlled Affiliates (as defined in the Stockholders Agreement) for purposes of determining a quorum, but not for purposes of determining a majority) of the outstanding shares of Company Common Stock entitled to vote hereon and duly present in person or by proxy at a meeting duly called to vote hereon (and with each share of Company Common Stock entitled to one vote per share) is the only vote of the holders of any class or series of Company Stock necessary to approve this Agreement, the Registration Rights Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby.

  Section 3.20 Brokers or Finders. Other than Prudential Securities, Inc., no agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with this Agreement or any of the transactions contemplated hereby for which Buyer or any of its Affiliates will be responsible.

  Section 3.21 Knowledge Defined. As used herein, the phrase "to the Company's knowledge" (or words of similar import) means the actual knowledge of any of Alexander Haagen, Sr., Charlotte Haagen, Alexander Haagen III, Fred W. Bruning, Stuart J.S. Gulland, Steven M. Jaffe, Patricia DeAngelis and Chris Fahey includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material written notice received by the Company or any of its Subsidiaries, and also including any matter of which Buyer informs the Company in writing.

                                   ARTICLE 4

        Representations and Warranties of Buyer and the Advancing Party

  Buyer and the Advancing Party hereby jointly and severally represent and warrant to the Company as follows:

  Section 4.1 Organization.

  (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

  (b) The Advancing Party is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Advancing Party has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted, and to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.

  Section 4.2 Due Authorization. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and the Stockholders Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer and the Advancing Party. This Agreement has been duly executed and delivered by each of Buyer and the Advancing Party for itself and constitutes the valid and legally binding obligations of Buyer and the Advancing Party, enforceable against Buyer or the Advancing Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

  Section 4.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by Buyer or the Advancing Party, as the case may be, of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of Buyer or the Advancing Party, as the case may be, pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer or the Advancing Party, as the case may be, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer or the Advancing Party, as the case may be, is bound, except for filings after any Closing under Section 13(d) or Section 16 of the Exchange Act.

  Section 4.4 Acquisition for Investment; Sophistication; Source of Funds.

  (a) Buyer is acquiring the Company Common Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any distribution of shares of Company Common Stock, provided that the disposition of Company Common Stock owned by Buyer shall at all times be and remain within its control, subject to the provisions of this Agreement and the Registration Rights Agreement. The certificate(s) representing the Purchased Shares shall bear a prominent legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws. Prior to any proposed transfer of the Purchased Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act, Buyer will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Purchased Shares may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Purchased Shares at any time two years after issuance if Buyer delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Purchased Shares are no longer subject to transfer restrictions under the Securities Act. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each stock certificate for the Purchased Shares shall bear any restricted securities legend required pursuant to the Stockholders Agreement, unless such legend is no longer required thereunder. Buyer is able to bear the economic risk of the acquisition of Company Common Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment.

  (b) At the Initial Closing and at each subsequent Closing, the Advancing Party shall have available and shall advance to Buyer all of the funds necessary to satisfy Buyer's obligations hereunder and to pay any related fees and expenses in connection with the foregoing. The Advancing Party has, and at each Closing will have either cash, written, enforceable subscriptions from its investors or line of credit commitments sufficient, in any such case, to advance the necessary funds to Buyer as will enable Buyer to purchase the requisite Purchased Shares at each Closing, in accordance with this Agreement. The Advancing Party has provided to the Company a true and correct copy of the form of the subscription agreement executed by the Advancing Party's investors.

  (c) Each of Buyer and the Advancing Party is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

  (d) Each of Buyer and the Advancing Party has previously delivered to the Company an audited balance sheet for Buyer, and the Advancing Party, as the case may be, as of December 31, 1996, which was certified by an officer of Buyer, and the Advancing Party, as the case may be, and which fairly presented the financial position of Buyer, and the Advancing Party, as the case may be, as of its date in accordance with GAAP. Such balance sheet discloses either on its face or by footnote, all material liabilities of the Buyer, and the Advancing

Party, as the case may be, required to be disclosed under GAAP. The Company agrees to keep such information confidential to the same extent that Buyer is obligated to keep information confidential pursuant to Section 5.4(b).

  Section 4.5 Resources. Buyer and the Advancing Party have requisite cash, cash equivalents, equity commitments or other sources of financing available to consummate the transactions contemplated hereby.

  Section 4.6 Proxy Statement. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement will, as of the date the Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

  Section 4.7 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer, or the Advancing Party, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer or the Advancing Party in connection with this Agreement or any of the transactions contemplated hereby for which the Company or any of its Affiliates will be responsible.

  Section 4.8 REIT Qualification Matters. To Buyer's and the Advancing Party's knowledge, no person who would be treated as an "individual" for purposes of
Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns, actually or beneficially (determined through the application of the constructive ownership rules of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code), in excess of 9.8% of the value of the outstanding equity interests in Buyer or the Advancing Party.

  Section 4.9 Investment Company Matters. Neither the Advancing Party nor Buyer is, and after giving effect to the purchase of Company Common Stock contemplated hereby neither will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

  Section 4.10 Ownership of Tenants. To Buyer's and the Advancing Party's knowledge and except as set forth in Schedule 4.10-B, neither Buyer nor the Advancing Party owns, actually or constructively (determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), any stock, securities, or other ownership interest in any of the tenants of the Company, as set forth in
Schedule 4.10-A. Capitalized terms used but not defined in this Section 4.10 shall have the meaning assigned to them in the Company Charter. The Company shall advise Buyer and the Advancing Party within a reasonable period of time before the Closing of any material changes to Schedule 4.10-A. The Company may update Schedule 4.10-A from time to time, and Buyer and the Advancing Party agree to promptly notify the Company, to their knowledge as to their actual and constructive ownership (determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by
Section 856(d)(5) of the Code) of any additional tenants of the Company, as may be set forth on such updated schedule.

  Section 4.11 Foreign Ownership. To Buyer's and the Advancing Party's knowledge, not more than 10% of the interests in Buyer and the Advancing Party are held, directly or indirectly, by "foreign persons" (as described in Section 897(h)(4)(B) of the Code.

                                   ARTICLE 5

                        Covenants Relating to Closings

  Section 5.1 Taking of Necessary Action.

  (a) Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Registration Rights Agreement and the Stockholders Agreement, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions precedent set forth in Article 7 to be satisfied.

  (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (the "Proxy Statement") by which the Company's stockholders will be asked to approve, among other things, the issuance of shares of Company Common Stock contemplated hereby. The Proxy Statement as initially filed with the SEC, as it may be amended and refiled with the SEC and as it may be mailed to the Company's stockholders, shall be in form and substance reasonably satisfactory to Buyer. The Company shall use its reasonable efforts to respond to any comments of the SEC, and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required of the Company or its Subsidiaries under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, and state takeover laws (the "Other Filings"). The Company and Buyer will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply each other with copies of all correspondence between each of them or any of their respective representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Subject to the provisions of Section 5.6, the Proxy Statement shall include the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of and approve the Amended Company Charter and the issuance of Company Common Stock pursuant to this Agreement.

  (c) The Company shall call a meeting of its stockholders to be held as promptly as practicable (and in no event later than December 31, 1997) for the purpose of voting upon the transactions (including the issuance of Company Common Stock) contemplated hereby; provided that should a quorum not be obtained at such meeting of the stockholders, the meeting of the stockholders shall be postponed or adjourned (but in no event to a date later than December 31, 1997) in order to permit additional time for soliciting and obtaining additional proxies or votes.

  (d) The Company shall use its commercially reasonable best efforts to obtain the consents set forth in each of Schedules 3.4(d)-A and 3.4(d)-B.

  (e) Except as provided on Schedule 5.1(e), from the date hereof until the sooner to occur of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board, and (B) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, (i) no grant or award of options or other similar equity-related or incentive compensation shall be made pursuant to or by amendment to the agreements listed on Schedule 3.9(g), and (ii) any employment, stock option or other agreement entered into and which contains a change-of-control or similar provision shall contain only a change-of-control provision in the form included in the form of employment agreement attached hereto as Exhibit D.

  Section 5.2 Registration Rights Agreement. Concurrent with the execution of this Agreement, the Company, the Advancing Party and Buyer shall enter into the Registration Rights Agreement.

  Section 5.3 Stockholders Agreement. Concurrent with the execution of this Agreement, the Company, Lazard Freres Real Estate Investors, LLC, the Advancing Party and Buyer shall enter into the Stockholders Agreement.

  Section 5.4 Public Announcements; Confidentiality.

  (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.4(b), the Company and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Registration Rights Agreement the Stockholders Agreement and any of the transactions contemplated hereby or thereby. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

  (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, investors, lenders, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, (2) is or becomes available to Buyer on a non-confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

  Section 5.5 Conduct of the Business. Except for transactions contemplated hereby, during the period from the date hereof to the sooner to occur of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board, and (B) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, each of the Company and each Subsidiary, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby, (x) has conducted and will conduct the business and has engaged and will engage in transactions only in the ordinary course consistent with past practice, and (y) will not:

    (i) change any provision of the Amended Company Charter or the Bylaws of the Company in a manner that would be adverse to Buyer;

    (ii) except for (A) issuances of shares of Company Common Stock in consideration for the acquisition of assets by the Company in bona fide arm's length transactions and subject to the limitations set forth in the Company Charter (and which issuances in any event shall not exceed 10% of the shares of Company Common Stock outstanding, on a pro forma basis, assuming the consummation of each of the Subsequent Closings contemplated by this Agreement), (B) grants of options or the issuance or reacquisition of shares of Company Common Stock pursuant to the agreements listed on
  Schedule 3.13(b) or the awards listed on Schedule 3.3(a) or automatic awards pursuant to the terms of the Amended and Restated 1993 Stock Option and Incentive Plan, change the number of shares of the authorized or issued capital stock of the Company or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of the capital stock of the Company or declare, set aside or pay any extraordinary dividend (except as may be required to comply with the requirements to maintain the Company's REIT status), other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock (provided, however, that in connection with any transaction described in clauses (A) and (B), Buyer shall be entitled, to the extent so provided in Section 4.2 of the Stockholders Agreement, to a participation right on the terms set forth in Section 4.2 of the Stockholders Agreement as if all of the Purchased Shares were issued and owned by Buyer at the time of such transaction, with any additional shares of capital stock (as such term is used in Section 4.2 of the Stockholders Agreement) which Buyer shall have the right to purchase by virtue of such participation right to be issued and purchased only at the time of the Subsequent Closing, and subject to the satisfaction or waiver of the conditions applicable to the purchase of Purchased Shares thereat);

    (iii) take any action or permit any of its Subsidiaries to take any action which would violate any of the Corporate Action Covenants under (and as defined in) the Stockholders Agreement;

    (iv) purchase or enter into a binding agreement to purchase any real property without Investor's prior written consent, including the purchase of any of the properties which are the subject of the purchase agreements, letters of intent or other arrangements described in Schedule 3.11(g) or the other Schedules hereto; or

    (v) enter into any employment agreement, or permit any of its Subsidiaries to enter into any employment agreement with any officer or other employee except for entry into the Employment Agreements pursuant to
  Section 3.7 of this Agreement.

  Section 5.6 No Solicitation of Transactions. Unless and until this Agreement is terminated in accordance with its terms, none of the Company or its Subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors or employees of such party or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's Subsidiaries to take any such action, and the Company shall notify Buyer orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which any officer or director of the Company may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or proposal; provided, however, that nothing contained in this Section shall prohibit the Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or prohibit the Board from taking such other actions as may be required to comply with its fiduciary obligations. If the Board determines with the advice of counsel that failure to do so could be held to violate its fiduciary duties, it may provide information in response to an unsolicited proposal. If the Company receives a bona fide proposal for a Competing Transaction that the Board determines in good faith (based on the advice of a nationally recognized financial advisor) may provide greater value to the Company and its stockholders than the Agreement, it may enter into negotiations with respect to such proposal. The Company will notify Buyer of any such superior proposal not less than two Business Days prior to entering into any definitive agreement with respect to a Competing Transaction; provided, however, that in no event shall the Company enter into a definitive agreement with respect to a Competing Transaction less than five Business Days after the Company's initial notification to Buyer of an inquiry or proposal relating to a Competing Transaction. Within the two-Business-Day or five-Business-Day period referred to above, Buyer may propose an improved transaction.

  Section 5.7 Information and Access. From the date hereof until the date on which the Remaining Equity Commitment shall be zero, (i) the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (2) all other information concerning their businesses, personnel and the Company Properties as Buyer may reasonably request, and (ii) without limiting the generality of the foregoing, Buyer shall have the right to (1) conduct or cause to be conducted an environmental, physical, structural, electrical, mechanical and other inspection and review of any Company Properties, for which inspection Buyer will and hereby does indemnify and hold the Company harmless from any and all damages whatsoever caused by such inspection, or (2) request that the Company update, at Buyer's expense, any existing reports, reviews or inspections thereof, in which case the Company shall promptly so update its reports, reviews and inspections and cause them to be certified to Buyer by the firm or person who prepared such report or conducted such review or inspection. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries.

  Section 5.8 Notification of Certain Matters. Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.

                                   ARTICLE 6

                         Certain Additional Covenants

  Section 6.1 Resale. Buyer acknowledges and agrees that the Company Common Stock that Buyer will acquire in any Stock Purchase will not be registered under the Securities Act and may only be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, relevant state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available, and Buyer agrees that the certificates representing such Common Stock shall bear a legend to that effect and a legend as to its status as restricted securities.

  Section 6.2 Use of Funds. The Company shall use the funds received from Stock Purchases to reduce indebtedness of the Company and for the acquisition, development and redevelopment of retail properties in the Operating Area; provided that the Company shall be allowed to hold the funds in short term investments pending such use.

  Section 6.3 REIT Compliance. Buyer and the Advancing Party will make available to the Company information known to Buyer and the Advancing Party regarding the ownership of interests in Buyer and the Advancing Party, as requested by the Company and reasonably necessary for the Company to review the accuracy of the representations set forth in Sections 4.8, 4.10 and 4.11.

  Section 6.4 REIT Status. From and after the date hereof and so long as Buyer owns 10% or more of the outstanding Company Common Stock unless the Directors on the Board nominated by the Buyer consent to doing otherwise, the Company will elect to be taxed as a REIT in its federal income tax returns, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

  Section 6.5 Guarantee. The Advancing Party hereby unconditionally and irrevocably guarantees and agrees to be responsible for the payment and performance of all of Buyer's obligations hereunder.

                                   ARTICLE 7

                            Conditions to Closings

  Section 7.1 Conditions of Purchase at Initial Closing. The obligation of Buyer to purchase and pay for the Purchased Shares at the Initial Closing is subject to satisfaction or waiver of each of the following conditions precedent:

    (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of such Initial Closing, with the same effect as though such representations and warranties had been made on and as of the date of such Initial Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Initial Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.1(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the date of the Initial Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Company Common Stock at the Initial Closing, and for the covenants set forth in Sections 5.1(e), 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Initial Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of the Initial Closing to such effect.

    In making any determination as to Material Adverse Effect under this
  Section 7.1(a), the matters set forth in such Section shall be aggregated and considered together.

    (b) No Material Adverse Change. Since March 31, 1997 there shall not have been any change, circumstance or event which has had or would reasonably be expected to have a Material Adverse Effect.

    (c) Consents. The Company shall have obtained the consents set forth in
  Schedule 3.4(d)-A.

    (d) Ownership Limit Waiver. Buyer's ownership of up to the Initial Number of Shares shall have been exempted on a continuing basis subject to continuing validity of the representations and warranties of the Buyer and the Advancing Party in Article 4 hereof (disregarding the qualification in Sections 4.8 and 4.10 relating to Buyer's and the Advancing Party's knowledge and assuming no exceptions are set forth in Schedule 4.10-B) and provided such exemption does not otherwise jeopardize the Company's tax status as a REIT, from the ownership limit provisions of Article VII
  Section 2 of the Company Charter and the Board of Directors of the Company shall have taken such action provided for under Article VII of the Company Charter to grant such exemption to Buyer. For purposes of this paragraph
  (d), references to Buyer, shall also be deemed to be references to any Person who would be an Investor within the meaning of the Stockholders Agreement, provided such Person has made the representations and warranties of the Buyer in Article 4 hereof.

    (e) Voting Agreements. Buyer shall have entered into the Voting Agreements with Alexander Haagen, Sr., Charlotte Haagen and Alexander Haagen III.

  Section 7.2 Conditions to Purchase at Second Closing. The obligations of Buyer to purchase and pay for the Purchased Shares at the Second Closing are subject to satisfaction or waiver of each of the following conditions precedent:

    (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the date of the Second Closing, with the same effect as though such representations and warranties had been made on and as of the date of the Second Closing (except for representations and warranties that speak as of a specific date or time other than the date of the Second Closing (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.2(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the date of the Second Closing in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Company Common Stock at the Second Closing, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). The Company shall have delivered to Buyer at the Second Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of the Second Closing to such effect.

    For purposes of the foregoing condition, any Breaching Matters waived by Buyer or cured by the Company in accordance with the provisions of Section 2.8(b) shall not be taken into account.

    (b) Stockholder Approval. The issuance of Company Common Stock pursuant to this Agreement shall have been approved by the majority vote of the Company's stockholders other than Buyer (the "Stockholder Approval").

    (c) Consents. The Company shall have obtained the consents set forth in
  Schedule 3.4(d)-B.

  Section 7.3 Conditions of Purchase at All Closings. The obligations of Buyer to purchase and pay for the Purchased Shares at each Closing (including the Initial Closing and any Subsequent Closing, except where otherwise indicated) are subject to satisfaction or waiver of each of the following conditions precedent:

    (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in Sections 3.1(a), 3.1(b), 3.1(c), 3.2, the second and third sentences of 3.3(a), 3.4, 3.8(b) and 3.18 shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.3(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Company Common Stock at the relevant Closing, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect or qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). As to each Closing other than the Initial Closing, no condition to the obligations of Buyer to purchase and pay for the Purchased Shares at the Initial Closing, and that was not duly waived by Buyer, shall have failed to be satisfied as of the Initial Closing. The Company shall have delivered to Buyer at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the relevant Closing Date to such effect.

    For purposes of the foregoing condition, any Breaching Matters waived in accordance with the provisions of Section 2.8(b) shall not be taken into account.

    (b) No Material Breach. The Company shall be in compliance in all material respects with its covenants and other obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement. The Company shall have satisfied the conditions of (i) Section 7.1(a) at the Initial Closing, (ii) Section 7.2(a) at the Second Closing, and (iii) Section 7.3(a) at all Closings, except in each case for any Breaching Matters waived by Buyer in accordance with the terms hereof.

    (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Purchased Shares.

    (d) REIT Status. The Company shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT, unless the Investor Nominees (as defined in the Stockholders Agreement) shall have voted to change such election. The Company shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes, unless the Investor Nominees shall have voted to take or omit to take such action.

    (e) Domestically Controlled REIT. Assuming the accuracy of the representations set forth in Section 4.11 (disregarding the qualification relating to Buyer's and the Advancing Party's knowledge), to the Company's knowledge, the Company is, and after giving effect to the relevant Closing will be, a "domestically-controlled" REIT within the meaning of Code
  Section 897(h)(4)(B).

    (f) Asset Test. The Board shall have determined that the Company satisfied the "5% asset test" of Section 856(c)(5) of the Code for the quarters ended September 30, 1996 and December 31, 1996.

  Section 7.4 Conditions of Sale. The obligation of the Company to issue and sell any Purchased Shares at any Closing (including the Initial Closing and each Subsequent Closing, except where otherwise indicated below) is subject to satisfaction or waiver of each of the following conditions precedent:

  (a) Representations and Warranties; Covenants. The representations and warranties of Buyer and the Advancing Party contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the relevant Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.4(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for Buyer's obligation to pay the relevant Purchase Price at the relevant Closing, and, as to the Initial Closing, except for Buyer's covenants set forth in Sections 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

    (b) Stockholder Approval. Except in the case of the Initial Closing, the issuance of the Company Common Stock pursuant to this Agreement shall have received Stockholder Approval.

    (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Purchased Shares.

    (d) Consents. The Company shall have obtained the consents set forth in
  Schedule 3.4(d)-A in the case of the Initial Closing, in Schedule 3.4(d)-B in the case of the Second Closing, and in Schedule 3.4(d)-C in the case of each other Subsequent Closing.

                                   ARTICLE 8

                           Survival; Indemnification

  Section 8.1 Survival. Other than the representations contained in Sections 4.8, 4.10, and 4.11 (which shall survive for as long as the Buyer owns Purchased Shares) and the representation contained in Section 3.8(e) (which shall survive indefinitely), all representations, warranties and (except as provided by the last sentence of this Section 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Initial Closing and any Subsequent Closing until the first anniversary of the latest of the Initial Closing and any Subsequent Closing. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until such first anniversary, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to such first anniversary; provided, however, that, if Buyer shall have complied with this Section 8.1, the damages for breach by the Company of any of the representations and warranties, or any of the covenants or agreements which survive until such first anniversary, shall be measured with respect to all of Buyer's purchases of Company Common Stock hereunder and not with respect only to Buyer's purchases hereunder made prior to such first anniversary, but such measurement shall not in any event include any shares of Company Stock that Buyer may have purchased other than from the Company. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Initial Closing shall survive in accordance with their terms.

  Section 8.2 Indemnification by Buyer or the Company.

  (a) Subject to Section 8.1, from and after any Closing Date, Buyer shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Buyer in or pursuant to this Agreement, or
(ii) any failure by Buyer or the Advancing Party to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

  (b) Subject to Section 8.1, from and after any Closing Date, the Company shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

  (c) Notwithstanding the foregoing, (i) neither Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and
(b), respectively, of this Section 8.2 until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as the case may be, exceeds $500,000, in which case Buyer or the Company, as the case may be, shall then be liable for all such Loss and Expenses, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this
Section 8.2 shall in no event exceed the actual aggregate amount paid by Buyer for the shares of Company Common Stock purchased by it from the Company pursuant to this Agreement. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 8.

  Section 8.3 Third-Party Claims. If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, the foregoing notwithstanding, the failure of any Indemnified Party to give any notice required to be given hereunder shall not affect such Indemnified Party's right to indemnification hereunder except to the extent the indemnifying party from whom such indemnity is sought shall have been prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                                   ARTICLE 9

                                  Termination

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Initial Closing by:

    (i) the mutual consent of the Company and Buyer;

    (ii) Buyer (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by the Company that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by the Company contained herein for which Buyer gives Company notice pursuant to Section 2.8 within 20 Business Days of the date of this Agreement;

    (iii) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to Buyer; or

    (iv) either the Company or Buyer, if the Initial Closing shall not occur prior to August 15, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any material covenant or agreement set forth herein required to be performed or observed by such party on or before the date of the Initial Closing.

  (b) This Agreement may be terminated at any time by:

    (i) either the Company or Buyer, in the event that the stockholders of the Company vote upon and fail to approve the issuance of Company Common Stock contemplated hereby (it being understood that the Initial Closing shall have occurred prior to the date of the meeting of holders of shares of Company Stock to so approve); or

    (ii) Buyer, (1) if the Board of Directors of the Company shall have withdrawn, modified or failed to make or refrained from making its recommendation that the stockholders of the Company approve the issuance of Company Common Stock pursuant to this Agreement as provided for in Section 3.2(b) and Section 5.1(b) or (2) if the Board of Directors of the Company at any time refuses to reaffirm, at Buyer's request, such recommendation and its determination to make such recommendation to the stockholders of the Company, except, in each case, as permitted by Section 5.6, or (3) if no meeting at which the stockholders of the Company are asked to vote upon the transactions contemplated by this Agreement shall have duly occurred on or prior to December 31, 1997.

    (iii) Company, if the Board in compliance with Section 5.6 hereof determines in good faith to terminate in favor of a Competing Transaction, subject to the Company's obligation to pay Buyer certain fees pursuant to
  Section 9.3 hereof.

  Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to
Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.4 (Public Announcements; Confidentiality), 9.3 (Expenses), 10.2 (Governing Law), and 10.4 (Notices), and, in the event of any termination following any Closing hereunder, the provisions of Article 8 (Survival; Indemnification), and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

  Section 9.3 Expenses.

  (a) Except as set forth in this Agreement, whether or not any Stock Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses (which in the case of the Company, shall include stockholder solicitation costs); provided however, that if Closing does not occur due to Buyer's termination of this Agreement in accordance with Section 2.8, then the Company shall pay Buyer's reasonable out of pocket expenses, which shall serve as liquidated damages and be Buyer's sole remedy in such event.

  (b) In addition to the rights of Buyer pursuant to Section 2.9 of this Agreement, if the Company's stockholders shall have failed for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder) to approve this Agreement and the transactions contemplated hereby by the requisite vote (as set forth in the definition of the term "Shareholder Approval") at the Company's stockholders' meeting held in accordance with the terms hereof, or the Company shall have failed to duly convene such stockholders' meeting on or prior to December 31, 1997 (provided that Buyer is not in material default under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Second Closing and contemplated by the terms hereof to be performed at or prior to the time of the Company's stockholders' meeting), the Company shall make payment to Buyer within five Business Days after the earlier of (i) the date on which the stockholders fail to approve this Agreement and (ii) December 31, 1997, (by wire transfer) of the amount of $1,762,500, as reimbursement and compensation for Buyer's costs and expenses (including opportunity costs) incurred in connection with this Agreement and the transactions contemplated hereby.

  (c) The Company shall pay Buyer a fee in the amount of $8,225,000 (the "Breakup Fee"), provided that Buyer is not in material default under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Initial Closing and contemplated by the terms hereof to be performed at or prior to the time of the Company's stockholders' meeting in the event that:

    (i) (x) this Agreement and the transactions contemplated hereby shall have been submitted to a vote of the Company's stockholders (or in the event the Company shall fail to submit such matters to a vote of its stockholders by December 31, 1997), (y) a Competing Transaction shall have been publicly proposed prior to such submission to a vote of the Company's stockholders (or December 31, 1997, should the Company fail to so submit such matters), and (z) the stockholders shall not, for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder), have approved this Agreement and the transactions contemplated hereby by the requisite vote; provided, however, that the Company shall not be required to pay the Breakup Fee unless the Company consummates such Competing Transaction within twelve months after the earlier of the date on which the stockholders fail to approve the Agreement and December 31, 1997; or

    (ii) the transactions contemplated by this Agreement do not close as the result of the Company's wilful breach of a representation, warranty or covenant contained herein;

provided, further, that any prior payment of the $1,762,500 will be credited against the Breakup Fee payment. Upon payment to the Buyer of the Breakup Fee, the Company shall have no further liability to Buyer arising out of any Competing Transaction or the Company's wilful breach of a representation, warranty or covenant contained herein.

                                  ARTICLE 10

                                 Miscellaneous

  Section 10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

  Section 10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

  Section 10.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder. The confidentiality agreement dated February 26, 1997, between Lazard Freres Real Estate Investors, LLC and the Company is superseded hereby.

  Section 10.4 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

    Alexander Haagen Properties, Inc.
    3500 Sepulveda Boulevard
    Manhattan Beach, CA 90266-3696
    Attention: Alexander Haagen, Sr.
    Telecopy Number: (310) 545-6354

    with a copy to:

    Latham & Watkins
    633 W. Fifth Street, Suite 4000
    Los Angeles, CA 90071
    Attention: John M. Newell, Esq.
    Telecopy Number: (213) 891-8763

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

    Lazard Freres Real Estate Investors LLC
    Thirty Rockefeller Plaza, 63rd Floor
    New York, NY 10020
    Attention: Arthur P. Solomon and Anthony E. Meyer
    Telecopy Number: (212) 632-6052

    with a copy to:

    Cravath, Swaine & Moore
    825 Eighth Avenue
    New York, NY 10019
    Attention: Kevin Grehan, Esq.
    Telecopy Number: (212) 474-3700

  Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as specifically provided hereby, Buyer shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of Buyer or the Advancing Party of which Buyer and the Advancing Party collectively, directly or indirectly, Beneficially Own (as that term is defined in the Stockholders Agreement) 98% or more of the voting power and the economic interests, provided that such Affiliates make the representations set forth in Article 4 hereof and agree to be bound hereby and by the Stockholders Agreement, and provided that Buyer and the Advancing Party shall remain liable hereunder, and provided that any bona fide financial institution to which any Buyer, the Advancing Party or any permitted transferee has Transferred (as that term is used in the Stockholders Agreement) (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer and which has agreed to be bound by this Agreement and the Stockholders Agreement shall also be entitled to enforce the rights of Buyer and the Advancing Party hereunder.

  Section 10.6 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

  Section 10.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

  Section 10.8 Interpretation; Absence of Presumption.

  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

  Section 10.9 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

  Section 10.10 Further Assurances. The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

  Section 10.11 Specific Performance. Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

  Section 10.12 Joint and Several Liability. The obligations and liabilities of Buyer and the Advancing Party under or in connection with this Agreement are joint and several.

  Section 10.13 Interpretation of Schedules. Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                          ALEXANDER HAAGEN PROPERTIES, INC.

                                                 /s/ Alexander Haagen, Sr.

                                          By: ____________________________
                                            Name:Alexander Haagen, Sr.
                                            Title:Chairman, President and
                                                  Chief Executive Officer

                                          PROMETHEUS WESTERN RETAIL, LLC

                                             by: LF Strategic Realty
                                                 Investors, L.P., its member

                                             by: Lazard Freres Real Estate
                                                 Investors, LLC, its general
                                                 partner

                                                 /s/ Anthony E. Meyer

                                          By: ____________________________
                                            Name:Anthony E. Meyer
                                            Title:Chief Investment Officer

                                          LF STRATEGIC REALTY INVESTORS L.P.

                                             by: Lazard Freres Real Estate
                                                 Investors, LLC, its general
                                                 partner

                                                 /s/ Anthony E. Meyer

                                          By: ____________________________

                                            Name:Anthony E. Meyer

                                            Title:Chief Investment Officer

                                                                      APPENDIX B

                ----------------------------------------------

                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                   LAZARD FRERES REAL ESTATE INVESTORS, LLC,

                      LF STRATEGIC REALTY INVESTORS, L.P.,

                         PROMETHEUS WESTERN RETAIL, LLC

                                      AND

                       ALEXANDER HAAGEN PROPERTIES, INC.

                                  DATED AS OF

                                  JUNE 1, 1997

                ----------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1--Definitions..................................................... B-4
  Section 1.1 "Adjusted Fully Diluted"..................................... B-4
  Section 1.2 "Affiliate".................................................. B-4
  Section 1.3 "Affiliate Arrangements"..................................... B-4
  Section 1.4 "Agreement".................................................. B-4
  Section 1.5 "Beneficially Own"........................................... B-4
  Section 1.6 "Board"...................................................... B-5
  Section 1.7 "Buyer"...................................................... B-5
  Section 1.8 "Code"....................................................... B-5
  Section 1.9 "Company".................................................... B-5
  Section 1.10 "Company Charter"........................................... B-5
  Section 1.11 "Company Common Stock"...................................... B-5
  Section 1.13 "Convertible Debt".......................................... B-5
  Section 1.14 "Corporate Action Covenants"................................ B-5
  Section 1.15 "Covered Transaction"....................................... B-5
  Section 1.16 "Director".................................................. B-5
  Section 1.17 "Early Standstill Termination Event"........................ B-5
  Section 1.18 "Excess Shares"............................................. B-5
  Section 1.19 "Exercise Notice"........................................... B-5
  Section 1.20 "Extraordinary Transaction"................................. B-5
  Section 1.21 "fully diluted"............................................. B-5
  Section 1.22 "Geographic Region"......................................... B-5
  Section 1.23 "Government Authority"...................................... B-5
  Section 1.24 "Group"..................................................... B-5
  Section 1.25 "Independent Nominees"...................................... B-6
  Section 1.26 "Investor".................................................. B-6
  Section 1.27 "Investor Nominees"......................................... B-6
  Section 1.28 "Key Committees"............................................ B-6
  Section 1.29 "management"................................................ B-6
  Section 1.30 "Management Nominees"....................................... B-6
  Section 1.31 "1933 Act".................................................. B-6
  Section 1.32 "1934 Act".................................................. B-6
  Section 1.33 "Nominating Committee"...................................... B-6
  Section 1.34 "Operating Partnership"..................................... B-6
  Section 1.35 "Participation Notice"...................................... B-6
  Section 1.36 "person".................................................... B-6
  Section 1.37 "Securities Filings"........................................ B-6
  Section 1.38 "Shareholder Approval"...................................... B-6
  Section 1.39 "Shareholder Approval Date"................................. B-6
  Section 1.40 "Standstill Extension Term"................................. B-6
  Section 1.41 "Standstill Period"......................................... B-6
  Section 1.42 "Stock Purchase Agreement".................................. B-6
  Section 1.43 "Termination Event"......................................... B-6
  Section 1.44 "13D Group"................................................. B-6
  Section 1.45 "Transfer".................................................. B-7
  Section 1.46 "Voting Securities"......................................... B-7
ARTICLE 2--Board of Directors.............................................. B-7
  Section 2.1 Members of the Board......................................... B-7
  Section 2.2 Committee Representation; Subsidiary Boards.................. B-8

                                                                           PAGE
                                                                           ----
  Section 2.3 Vacancies...................................................  B-9
  Section 2.4 Officers....................................................  B-9
ARTICLE 3--Information Rights............................................. B-10
  Section 3.1 Operating Statements; Public Company Status................. B-10
  Section 3.2 Advice of Actions........................................... B-10
ARTICLE 4--Voting and Participation Rights................................ B-11
  Section 4.1 Voting Rights............................................... B-11
  Section 4.2 Participation Rights........................................ B-11
ARTICLE 5--Standstill Provisions.......................................... B-13
  Section 5.1 Standstill Periods.......................................... B-13
  Section 5.2 Restrictions During Standstill Period and Standstill
   Extension Term......................................................... B-14
  Section 5.3 Restrictions on Transfer.................................... B-15
  Section 5.4 Notice to Company........................................... B-15
  Section 5.5 Compliance with Insider Trading Policy...................... B-16
  Section 5.6 Compliance with Article VII of the Company Charter.......... B-16
  Section 5.7 Investment Company Matters.................................. B-16
  Section 5.8 Waiver of Restrictions and Limits........................... B-16
  Section 5.9 REIT Qualification.......................................... B-16
ARTICLE 6--Additional Covenants........................................... B-17
  Section 6.1 Limitations on Corporate Actions............................ B-17
  Section 6.2 Conduct of Business......................................... B-17
  Section 6.3 Restrictions on Investments................................. B-18
ARTICLE 7--Miscellaneous.................................................. B-18
  Section 7.1 Counterparts................................................ B-18
  Section 7.2 Governing Law............................................... B-18
  Section 7.3 Entire Agreement............................................ B-18
  Section 7.4 Expenses.................................................... B-18
  Section 7.5 Notices..................................................... B-19
  Section 7.6 Successors and Assigns...................................... B-19
  Section 7.7 Headings.................................................... B-19
  Section 7.8 Amendments and Waivers...................................... B-19
  Section 7.9 Interpretation; Absence of Presumption...................... B-20
  Section 7.10 Severability............................................... B-20
  Section 7.11 Further Assurances......................................... B-20
  Section 7.12 Specific Performance....................................... B-20
  Section 7.13 Investor Breach............................................ B-20
  Section 7.14 Confidentiality............................................ B-20
  Section 7.15 Public Releases and Announcements.......................... B-20

  THIS STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of June 1, 1997, is made by and between Lazard Freres Real Estate Investors, LLC, a Delaware limited liability company ("LFREI"), LF Strategic Realty Investors, L.P., a Delaware limited partnership (the "Advancing Party"), Prometheus Western Retail, LLC, a Delaware limited liability company ("Buyer"), and Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).

                                   RECITALS:

  WHEREAS, the Company, Buyer and the Advancing Party have entered into a Stock Purchase Agreement, dated as of June 1, 1997 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell, and Buyer has agreed to purchase, certain shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") upon the terms and subject to the conditions set forth therein; and

  WHEREAS, it is a condition to the transactions contemplated by the Stock Purchase Agreement and the parties believe it to be in their best interests that they enter into this Agreement and provide for certain rights and restrictions with respect to the investment by Investor (as hereinafter defined) in the Company and the corporate governance of the Company; and

  WHEREAS, the Company and Buyer believe that the combination in a strategic partnership of the leadership, expertise and experience in retail development and operations of the Company and the investment and capital markets expertise and access to capital of Buyer and its Affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies;

  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

  As used in this Agreement, the following terms shall have the following respective meanings:

  Section 1.1 "Adjusted Fully Diluted" basis shall mean on a fully diluted basis, except that shares of Common Stock issuable upon conversion of the Convertible Debt or upon exercise of options granted under management benefit plans shall not be included.

  Section 1.2 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, and as in effect on the date hereof.

  Section 1.3 "Affiliate Arrangements" shall mean the agreements and arrangements described in Schedule 3.9(f) of the Stock Purchase Agreement or which are disclosed in public filings of the Company.

  Section 1.4 "Agreement" shall have the meaning set forth in the first paragraph hereof.

  Section 1.5 "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that all of the shares of Company Common Stock which Buyer has agreed to purchase under the Stock Purchase Agreement but which have not yet been purchased shall be deemed to be Beneficially Owned by Investor until the Remaining Equity Commitment is zero.

  Section 1.6 "Board" shall mean the board of directors of the Company.

  Section 1.7 "Buyer" shall have the meaning set forth in the first paragraph hereof.

  Section 1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

  Section 1.9 "Company" shall have the meaning set forth in the first paragraph hereof.

  Section 1.10 "Company Charter" shall have the meaning set forth in the Stock Purchase Agreement.

  Section 1.11 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

  Section 1.12 "Control" shall mean with respect to any person, the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" shall have a correlative meaning.

  Section 1.13 "Convertible Debt" shall mean the Company's 7 1/2% Convertible Subordinated Debentures due 2001, Series A and B, and the Operating Partnership's 7 1/4% Exchangeable Subordinated Debentures due 2003.

  Section 1.14 "Corporate Action Covenants" shall have the meaning set forth in Section 6.1.

  Section 1.15 "Covered Transaction" shall have the meaning set forth in
Section 5.1(a)(iv).

  Section 1.16 "Director" shall mean a member of the Board.

  Section 1.17 "Early Standstill Termination Event" shall have the meaning set forth in Section 5.1(a).

  Section 1.18 "Excess Shares" shall have the meaning set forth in Section 5.1(a)(ii).

  Section 1.19 "Exercise Notice" shall have the meaning set forth in Section 4.2(b).

  Section 1.20 "Extraordinary Transaction" shall mean (a) any merger, consolidation, sale of a material portion of the Company's assets, recapitalization, other business combination, liquidation, or other similar action out of the ordinary course of business of the Company, or (b) any issuance of securities to any person or Group requiring shareholder approval in accordance with the guidelines of the American Stock Exchange (or any other stock exchange on which the Company Common Stock is then listed) as to such matters, as in effect as of the date of the Stock Purchase Agreement.

  Section 1.21 "fully diluted" shall mean, with respect to the Company Stock, the total number of outstanding shares of Company Stock (for such purposes, treating as outstanding Company Stock all options or warrants to purchase and securities convertible into (or exchangeable or redeemable for) Company Common Stock, in each case outstanding as of the date of the Stock Purchase Agreement and that remain outstanding as of the relevant measurement date, assuming exercise, conversion, exchange or redemption of such other securities (including, without limitation, the Convertible Debentures and the Operating Partnership units)).

  Section 1.22 "Geographic Region" shall mean the states of Arizona, California, Nevada, Oregon, Washington, New Mexico and Utah.

  Section 1.23 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

  Section 1.24 "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the 1934 Act.

  Section 1.25 "Independent Nominees" shall have the meaning set forth in
Section 2.1(a).

  Section 1.26 "Investor" shall mean Buyer, and shall also include any Affiliate of Buyer of which Buyer collectively, directly or indirectly, Beneficially Owns 98% or more of the voting power and economic interests, or, for purposes only of (i) Section 5.8 with regard to ownership of shares of Company Common Stock by such Person and (ii) the provisions of the Registration Rights Agreement, any bona fide financial institution to which any Investor has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Investor and which has agreed to be bound by this Agreement.

  Section 1.27 "Investor Nominees" shall have the meaning set forth in Section 2.1(a).

  Section 1.28 "Key Committees" shall have the meaning set forth in Section 2.2(a).

  Section 1.29 "management" of the Company shall include, without limitation, the Company's Chairman and Vice-Chairman.

  Section 1.30 "Management Nominees" shall have the meaning set forth in
Section 2.1(a). Management Nominees may be, but need not be, members of management of the Company.

  Section 1.31 "1933 Act" shall mean the Securities Act of 1933, as amended.

  Section 1.32 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

  Section 1.33 "Nominating Committee" shall mean a committee of the Board composed of three members (an Investor Nominee, an Independent Nominee and a Management Nominee). The initial members of the Nominating Committee shall be Arthur P. Solomon, Alexander Haagen III and Fred L. Riedman.

  Section 1.34 "Operating Partnership" shall mean Alexander Haagen Operating Partnership, L.P., a California limited partnership.

  Section 1.35 "Participation Notice" shall have the meaning set forth in
Section 4.2(b).

  Section 1.36 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

  Section 1.37 "Securities Filings" shall have the meaning set forth in
Section 3.1(a)(iii).

  Section 1.38 "Shareholder Approval" shall have the meaning set forth in the Stock Purchase Agreement.

  Section 1.39 "Shareholder Approval Date" shall mean the date on which a duly called and held meeting of shareholders of the Company is held at which meeting (i) a quorum is present and (ii) Shareholder Approval is obtained.

  Section 1.40 "Standstill Extension Term" shall have the meaning set forth in
Section 5.1(b).

  Section 1.41 "Standstill Period" shall have the meaning set forth in Section 5.1(a).

  Section 1.42 "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

  Section 1.43 "Termination Event" shall mean the date on which the Remaining Equity Commitment is zero and the Buyer no longer Beneficially Owns both (i) at least 25% of the Purchased Shares, and (ii) at least 15% of the Company Common Stock on a fully diluted basis.

  Section 1.44 "13D Group" shall mean any group of persons acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the 1934 Act if such group beneficially owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

  Section 1.45 "Transfer" shall have the meaning set forth in Section 5.3.

  Section 1.46 "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Directors.

                                   ARTICLE 2

                              Board of Directors

  Section 2.1 Members of the Board

  (a) Subject to right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a), from and after the Shareholder Approval Date, if any, the Company shall amend its By-laws, and the Company and Investor will take all actions necessary, to cause the Board to be structured to consist of eleven members, of which three members will be designees of management of the Company (the "Management Nominees") (one in each class of the Board), four members will be designees of Investor (at least one in each class of the Board) (the "Investor Nominees"), three members will be independent directors designated by the Nominating Committee (the "Independent Nominees") (one in each class of the Board) and one member will be the new President of the Company (such Director, the "President Nominee"), and the Company and Investor will take all actions necessary to cause such nominees to become members of the Board as soon as practicable after the Shareholder Approval Date. If necessary to effectuate the placement of the Investor Nominees on the Board, the Company shall solicit the resignations of the appropriate number of Directors to the extent necessary to permit the Investor Nominees to serve. Thereafter, during the Standstill Period and Standstill Extension Term, if any, at each annual or special meeting of stockholders of the Company at, or the taking of action by written consent of stockholders of the Company with respect to which any class of Directors is to be elected, Investor shall have the right (but not the obligation) pursuant to this Agreement and pursuant to the By-laws of the Company to designate nominees to the Board (subject to right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a)) such that Investor shall have on the Board of Directors:

    (i) a total of four representatives, so long as Investor Beneficially Owns (A) a number of shares of Company Common Stock equal to at least 50% of the aggregate number of Purchased Shares to be acquired pursuant to the Stock Purchase Agreement, and (B) Investor Beneficially Owns a number of shares of Company Common Stock equal to at least 20% of the outstanding Common Stock, on a fully diluted basis;

    (ii) a total of two representatives, if Investor does not meet the minimum ownership criteria of either clause (a)(i)(A) or (a)(i)(B) above, but (A) Investor Beneficially Owns a number of shares of Company Common Stock equal to less than 50% of the aggregate number of Purchased Shares to be acquired pursuant to the Stock Purchase Agreement, but equal to or more than 25% of such aggregate number, and (B) Investor Beneficially Owns a number of shares of Company Common Stock equal to less than 20% of the outstanding Company Common Stock on a fully diluted basis, but equal to ormore than 15% of the outstanding Company Common Stock on a fully diluted basis;

    (iii) a total of one representative, if Investor does not meet the minimum ownership criteria in any of clause (a)(i)(A), (a)(i)(B),
  (a)(ii)(A) or (a)(ii)(B) above, but Beneficially Owns a number of shares of Company Common Stock equal to less than 15% of the outstanding Company Common Stock on a fully diluted basis, but equal to or more than 10% of the outstanding Company Common Stock on a fully diluted basis; and

    (iv) no representatives, if Investor does not meet any of the minimum ownership criteria in any of clauses (a)(i)(A), (a)(i)(B), (a)(ii)(A) or
  (a)(ii)(B) or (a)(iii) above.

  During the Standstill Period and Standstill Extension Term, if any, at each annual or special meeting of stockholders of the Company at, or the taking of action by written consent of stockholders of the Company with respect to which any class of Directors is to be elected, management of the Company and the Nominating Committee shall each have the right (but not the obligation) pursuant to this Agreement and pursuant to the By-laws of the Company to designate three nominees to the Board (subject to the right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a)), and the President of the Company shall be designated as a nominee to the Board.

  (b) Investor will not name any person as an Investor Nominee if (i) such person is not reasonably experienced in business, financial or real estate matters, (ii) such person has been convicted of, or has pled nolo contendere to, a felony, (iii) the election of such person would violate any law, or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred with respect to such person. Investor shall use its reasonable efforts to afford the independent directors of the Company a reasonable opportunity to meet any individual that Investor is considering naming as an Investor Nominee.

  (c) Subject to the right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a), the Company will support the nomination of and the election of each Investor Nominee, each Management Nominee and each Independent Nominee to the Board, and the Company will exercise all authority under applicable law to cause each Investor Nominee, each Management Nominee and each Independent Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of shareholders of the Company at which Directors are to be elected, the Company shall use its reasonable efforts to solicit from the shareholders of the Company eligible to vote in the election of Directors proxies in favor of each Investor Nominee, each Management Nominee and each Independent Nominee.

  (d) During the period under this Agreement that Investor shall be entitled pursuant to Section 2.1(a)(i) to designate four Director representatives, if the total size of the Board is increased to thirteen or more members, Investor shall then be entitled to five Director representatives, and if the total size of the Board is increased to fifteen or more members, Investor shall then be entitled to six Director representatives, and if the total size of the Board is increased to seventeen members, Investor shall then be entitled to seven Director representatives. During the period under this Agreement that Investor shall be entitled pursuant to Section 2.1(a)(ii) to designate two Director representatives, if the total size of the Board is increased to fifteen or more members, Investor shall be entitled to three Director representatives. The Board of Directors shall not exceed seventeen members at any time, without Investor's consent.

  (e) If Investor's right to nominate directors to the Board is reduced, Investor shall cause the applicable number of its Investor Nominees to immediately resign (regardless of the remaining term, if any) from the Board.

  Section 2.2 Committee Representation; Subsidiary Boards

  (a) During such time as Investor is entitled pursuant to Section 2.1(a) to have at least two Investor Nominees on the Board, the Company shall amend its By-laws to provide that, unless Investor chooses not to exercise its rights under this Section 2.2(a), at least one Director who is an Investor Nominee shall serve on each of the audit committee, the compensation committee, the executive committee, any special committee(s) of the Board, and any other committees which shall be charged with exercising substantial authority on behalf of the Board (other than any committee charged with the approval of the transactions contemplated by the Stock Purchase Agreement or this Agreement, or any committee charged with evaluating any Competing Transaction) (the foregoing, the "Key Committees").

  During such time as Investor is entitled to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2(a), at least one Director who is an Investor Nominee shall serve on the Nominating Committee of the Board. The Company's By-laws shall be amended to provide that the nomination of Independent Nominees for election as Directors shall be by unanimous vote of such Nominating Committee; provided, however, that the Investor Nominee who is a member of the Nominating

Committee will not oppose the continuation of the terms of the independent directors of the Company serving on the Board as of the date of this Agreement until the expiration of their respective terms as Directors. In addition, the Company's By-laws shall be amended to provide that the unanimous consent of the Nominating Committee shall be required prior to the appointment of a Chairman, Chief Executive Officer or President of the Company. The Company's By-laws shall be amended to provide that (i) the Board of Directors of the Company shall not make any recommendation or appointment for Directors who are Independent Nominees or Chairman, Chief Executive Officer or President without the unanimous approval of the Nominating Committee as set forthherein and (ii) any Board seat vacated by a Director who was an Independent Nominee shall be filled only by a person unanimously approved by the Nominating Committee.

  Notwithstanding the foregoing, if none of the Directors who are Investor Nominees would be considered "independent" of the Company, "disinterested," "non-employee directors" and "outside directors" (i) for purposes of any applicable rule of the American Stock Exchange or any other securities exchange or other self-regulating organization (such as the National Association of Securities Dealers) requiring that members of the audit committee of the Board be independent of the Company, (ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board charged with responsibility for such plan or arrangement be "independent" of the Company, "disinterested," "non-employee directors" or "outside directors," or (iii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and any of Investor, its Affiliates or any Group of which Investor is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the Directors who are Investor Nominees, then a Director who is an Investor Nominee shall not be required to be appointed to any such committee; provided, however, that the committees of the Board shall be organized such that, to the extent practicable, the only items to be considered by a Key Committee on which no Director who is an Investor Nominee may serve will be those items which prevent the Director who is an Investor Nominee from serving on such Key Committee. Any members of any Key Committee who are Investor Nominees shall, in the event of any vacancy in such membership, be replaced by a Director who is an Investor Nominee elected by a majority of the Directors who are Investor Nominees.

  (b) During such time as Investor is entitled pursuant to Section 2.1(a) to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2(b), one individual designated by Investor shall serve as a member of the board of directors or comparable governing body of each Subsidiary of the Company, if any, that is a corporation or other person with a board of directors or board of trustees.

  Section 2.3 Vacancies. In the event that any Investor Nominee shall cease to serve as a Director for any reason other than the fact that Investor no longer has a right to nominate a Director, as provided in Section 2.1(a), the vacancy resulting thereby shall be filled by an Investor Nominee designated by Investor; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 2.1(b).

  Section 2.4 Officers. During the Standstill Period and any Standstill Extension Term, if any, the Investor agrees, subject to applicable law, that the InvestorNominees shall support the continued election of Alexander Haagen, Sr. as Chairman and Chief Executive Officer of the Company, and Alexander Haagen III as Vice-Chairman of the Company (and successor Chairman to Alexander Haagen, Sr. upon his retirement) and Chairman of the Executive Committee of the Board subject to the terms of the Employment Agreements. The appointee for President of the Company shall be named by the unanimous vote of the Nominating Committee, and the President shall become Chief Executive Officer at such time as the Nominating Committee (in consultation with Alexander Haagen, Sr.) shall unanimously determine.

                                   ARTICLE 3

                              Information Rights

  Section 3.1 Operating Statements; Public Company Status

  (a) From and after the date of this Agreement until the Termination Event, if any, the Company will:

    (i) deliver to Investor, as soon as practicable after the end of each month or other reporting period, any operating and financial statements and management reports (x) of the Company, and (y) of each Subsidiary not consolidated with the Company, which are regularly provided to the senior management of the Company, each as, at and for the end of such month or other reporting period, and such other statements or reports as are reasonably requested by Investor, all in such form as are prepared by the Company for internal use by management (including, as applicable, by e-mail);

    (ii) deliver to Investor copies of all other information distributed by the Company to the Board;

    (iii) deliver to Investor, as promptly as practicable following filing, a copy of each report, schedule or other document filed by the Company pursuant to the requirements of any federal or state securities laws (collectively, the "Securities Filings"); and

    (iv) continue to comply in all material respects with the reporting requirements of Section 13 or 15(d) of the 1934 Act.

  (b) Until a Termination Event, the Company and Investor will afford one another a reasonable opportunity to review any Securities Filing, any other filing with a Government Authority and any press release or similar public announcement which refers to, describes or mentions such other party or any Affiliate of such other party prior to the time that such filing is filed with or sent to the applicable Government Authority or such announcement is disseminated.

  Section 3.2 Advice of Actions. From and after the date of this Agreement until the Termination Event, if any, without first having consulted with the representative of Investor designated by Investor pursuant to this Section 3.2, the Company will not seek approval by the Board of any proposal, or enter into any definitive agreement, relating to:

    (a) the acquisition in a single transaction or group of related transactions, whether by merger, consolidation, purchase of stock or assets or other business combination, of any business or assets having a value in excess of $10,000,000;

    (b) the sale or disposal in a single transaction or group of related transactions of any assets, whether by merger, consolidation, sale of stock or assets or other business combination having a value in excess of $20,000,000;

    (c) the incurrence or issuance of indebtedness in a single transaction or group of related transactions, the entering into a guaranty, or the engagement in any other financing arrangement in excess of $20,000,000;

    (d) the annual operating budget for the Company;

    (e) a material change in the executive management of the Company;

    (f) any new material agreements or arrangements with any members of the executive management of the Company;

    (g) the issuance by the Company of capital stock of the Company or of options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) shares of capital stock of the Company, or the issuance by a Subsidiary of any equity interests, other than, (i) to the Company or a wholly owned Subsidiary thereof, and (ii) to directors or employees of the Company or a Subsidiary in connection with any employee benefit plan approved by the shareholders of the Company;

    (h) any change in the Company's dividend policy;

    (i) amendments to joint venture and other material agreements; or

    (j) any request by the Company for a Subsequent Purchase pursuant to the Stock Purchase Agreement.

  Notwithstanding the foregoing, the Company shall have no obligation to accept or comply with any advice offered by Investor or its designated representative in any consultation referred to in this Section 3.2. The designated representative of Investor, for purposes of this Section 3.2, initially shall be Arthur P. Solomon. Investor shall provide the Company with ten days prior written notice of any replacement of the designated representative.

                                   ARTICLE 4

                        Voting and Participation Rights

  Section 4.1 Voting Rights. Subject to the provisions of this Section 4.1, Investor may vote the shares of Company Stock which it owns in its sole and absolute discretion. During the Standstill Period, and any Standstill Extension Term, if any, LFREI, the Advancing Party, Buyer and Investor and any of their Controlled Affiliates will vote all shares of Company Common Stock owned by any of them that represent aggregate ownership of in excess of 40% of the outstanding shares of Company Common Stock, in one of the following two manners, at their option: (x) in accordance with the recommendation of the Board, or (y) proportionally in accordance with the votes of the other holders of Company Common Stock. Notwithstanding anything to the contrary in the foregoing, during the Standstill Period and any Standstill Extension Term, if any, LFREI, the Advancing Party, Buyer and Investor and any of their Controlled Affiliates shall vote all shares of Company Common Stock owned by any of them in favor of the election of Directors nominated by the Nominating Committee or the Board, as set forth in Section 2.1(a).

  Section 4.2 Participation Rights

  (a) Right to Participate. From and after the date hereof until a Termination Event, if any, Investor shall be entitled to a participation right to purchase or subscribe for up to that number of additional shares of capital stock (including as "capital stock" for purposes of this Section 4.2, any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock of the Company or any Subsidiary (and all references in this Section 4.2 to capital stock shall, as appropriate, be deemed to be references to any such securities), and also including additional shares of capital stock to be issued pursuant to the conversion, exchange or redemption of any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock, as if the price at which such additional shares of capital stock is issued pursuant to any such conversion, exchange or redemption were the market price on the date of such issuance) to be issued or sold by the Company which represents the same proportion of the total number of shares of capital stock to be issued or sold by the Company (including the shares of capital stock to be issued to Investor upon exercise of its participation rights hereunder; it being understood and agreed that the Company will accordingly be required to either increase the number of shares of capital stock to be issued or sold so that Investor may purchase additional shares to maintain its proportionate interest, or to reduce the number of shares of capital stock to be issued or sold to Persons other than Investor) as is represented by the number of shares of Company Common Stock owned by Investor prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be acquired pursuant to the Stock Purchase Agreement, but not yet issued) relative to the numberof shares of Company Common Stock outstanding prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be acquired pursuant to the Stock Purchase Agreement, but not yet issued) (but in no event more than 37.5% of the total number of shares of capital stock to be issued or sold by the Company at all subsequent offerings); provided, however, that the provisions of this Section 4.2 shall not apply to (i) the issuance or sale by the

Company of any of its capital stock issued to the Company or any of its Subsidiaries or pursuant to options, rights or warrants or other commitments or securities in effect or outstanding on the date of the Stock Purchase Agreement (including, without limitation, the Convertible Debt and any options issued or to be issued pursuant to the Employment Agreements), (ii) the issuance of capital stock pursuant to the conversion, exchange or redemption of any other capital stock, but shall, without limitation, apply to the issuance by the Company of any of its capital stock pursuant to benefit, option, stock purchase, or other similar plans or arrangements, including pursuant to or upon the exercise of options, rights, warrants, or other securities or agreements (including those issued pursuant to the Company's benefit plans), and (iii) the issuance of capital stock for consideration other than cash. Notwithstanding the foregoing, any participation rights provided for in this Section which arise as a result of the exception contained in clause (ii) of the preceding sentence shall be deferred until such time as participation rights shall otherwise arise under this Section.

  (b) Notice. In the event the Company proposes to issue or sell any shares of capital stock in a transaction giving rise to the participation rights provided for in this Section, the Company shall send a written notice (the "Participation Notice") to Investor setting forth the number of shares of such capital stock of the Company that the Company proposes to sell or issue, the price (before any commission or discount) at which such shares are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participation Notice is given, the method of determining such price and an estimate thereof), and all other relevant information as to such proposed transaction as may be necessary for Investor to determine whether or not to exercise the rights granted in this Section. At any time within 20 days after its receipt of the Participation Notice, Investor may exercise its participation rights to purchase or subscribe for shares of such shares of capital stock, as provided for in this Section, by so informing the Company in writing (an "Exercise Notice"). Each Exercise Notice shall state the percentage of the proposed sale or issuance that the Investor elects to purchase. Each Exercise Notice shall be irrevocable, subject to the conditions to the closing of the transaction giving rise to the participation right provided for in this Section.

  (c) Abandonment of Sale or Issuance. The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed sale or issuance giving rise to the participation right granted by this Section, to abandon, rescind, annul, withdraw or otherwise terminate such sale or issuance, whereupon all participation rights in respect of such proposed sale or issuance pursuant to thisSection shall become null and void, and the Company shall have no liability or obligation to Investor or any Affiliate thereof who has acquired shares of Company Stock pursuant to the Stock Purchase Agreement or from Investor with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

  (d) Terms of Sale. The purchase or subscription by Investor or an Affiliate thereof, as the case may be, pursuant to this Section shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or subscriptions give rise to the participation rights (except that the price to Investor to make such purchase or subscription shall be net of payment of any underwriting, placement agent or similar fee associated with such purchase or subscription), which price and other terms and conditions shall be substantially as stated in the relevant Participation Notice (which standard shall be satisfied if the price, in the case of a negotiated transaction, is not greater than 110% of the estimated price set forth in the relevant Participation Notice or, in the case of an underwritten or privately placed offering, is not greater than the greater of
(i) 110% of the estimated price set forth in the relevant Participation Notice, and (ii) the most recent closing price on or prior to the date of the pricing of the offering); provided, however, that in the event the purchases or subscriptions giving rise to the participation rights are effected by an offering of securities registered under the 1933 Act and in which offering it is not legally permissible for the securities to be purchased by Investor to be included, such securities to be purchased by Investor will be purchased in a concurrent private placement.

  (e) Timing of Sale. If, with respect to any Participation Notice, Investor fails to deliver an Exercise Notice within the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not more than 110% of the number of shares of capital stock of the Company described in the Participation Notice (plus, in the event such shares are to be sold in an underwritten public offering, an additional number of shares of capital stock of the Company, not in excess of 15% of 110% of the number of shares of capital stock of the Company described in the Participation Notice, in respect of any underwriters overallotment option) and not less than 90% of the number of shares of capital stock of the Company described in the Participation Notice at a price of not less than 90% of the estimated price set forth in the Participation Notice. If, at the end of 120 days following the expiration of the time in which the Exercise Notice is required to be delivered, the Company has not completed the sale or issuance of capital stock of the Company in accordance with the terms described in the Participation Notice (or at a price which is at least 90% of the estimated price set forth in the Participation Notice), or in the event of any contemplated sale or issuance within such 120-day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section with respect to, and provide the opportunity to participate in, any proposed sale or issuance of shares of capital stock of the Company; provided,however, that notwithstanding the foregoing, if the price at which such capital stock is to be sold in an underwritten offering (or a privately placed offering in which the price is not less than 97% of the most recent closing price at the time of the pricing of the offering) is not at least 90% of the estimated price set forth in the Participation Notice, the Company may inform Investor of such fact and Investor shall be entitled to elect, by written notice delivered within two Business Days following such notice from the Company, to participate in such offering in accordance with the provisions of this Section 4.2.

                                   ARTICLE 5

                             Standstill Provisions

  Section 5.1 Standstill Periods

  (a) The "Standstill Period" shall be the period commencing on the date of this Agreement and ending on the earlier of (x) the fifth anniversary of the Shareholder Approval Date, and (y) the earliest of:

    (i) the occurrence of any event of default on the part of the Company or any Subsidiary under any debt agreements, instruments, or arrangements which event of default would reasonably be expected to result in a Material Adverse Effect and, in the case of a non-monetary event of default, which event of default cannot be, or is not, cured by the Company within the applicable cure period under such debt agreement, instrument or arrangement;

    (ii) the acquisition by any person or Group other than Investor or any Affiliate thereof or any person or Group acting in concert with or at the direction or request of the Investor or any Affiliate thereof of Beneficial Ownership of more than 9.8% of the voting power of the outstanding shares of Voting Securities (any such shares acquired in excess of such 9.8%, the "Excess Shares"), unless (x) the Excess Shares are at or immediately following their acquisition deprived of all voting rights pursuant to limitations on ownership of shares contained in the Company Charter, as in effect at the relevant time, or in any other legal, valid and enforceable agreement, plan or other right in effect as such time, or (y) provided the Excess Shares represent no more than 5.2% of the voting power of the outstanding Voting Securities, the Company, no later than the earlier of
  (aa) sixty days after the date of such acquisition, and (bb) the record date for the first meeting of shareholders after such record date, has caused such person or Group to cease, or such person or Group otherwise ceases, having Beneficial Ownership of the Excess Shares;

    (iii) any person or Group having a number of Directors on the Board, or having the right or power to elect a number of Directors on the Board, equal to or greater than the number of Directors to which Investor is entitled;

    (iv) the authorization by the Company or the Board or any committee thereof (with all Investor Nominees abstaining or voting against) of the solicitation of offers or proposals or indications of interest with respect to any merger, consolidation, other business combination, liquidation, sale of the Company or all or substantially all of the assets of the Company or any other change of control of the Company or similar extraordinary transaction, but excluding any merger, consolidation or other business combination in which the Company is the surviving and acquiring corporation and in which the businesses or assets so acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company prior to such merger, consolidation or other business combination (any of the foregoing, a "Covered Transaction");

    (v) the written submission by any person or Group other than Investor or any Affiliate thereof of a proposal to the Company (including to the Board or any agent, representative or Affiliate of the Company) with respect to, or otherwise expressing an interest in pursuing, a Covered Transaction; provided, however, that the Standstill Period shall not terminate pursuant to this Section 5.1(a)(v) if, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interest of the Company and its shareholders and for so long as the Board continues to reject such proposal as a result of such determination;

    (vi) in connection with any actual or proposed Covered Transaction, the removal of any rights plan, provisions of the Company Charter relating to staggered terms of office for directors, provisions of the Company Charter or the By-laws of the Company relating to supermajority voting of the Company's shareholders, "excess share" provisions of the Company Charter or the By-laws of the Company, or any other similar arrangements, agreements, commitments or provisions in the Company Charter or the Bylaws of the Company which would reasonably be expected to impede the consummation of such actual or proposed Covered Transaction by action of any Government Authority, the Board, the shareholders of the Company or otherwise, or, in connection with any actual or proposed Covered Transaction, any modification, amendment, waiver or repeal of the ownership restrictions in
  Article VII of the Company Charter (except as may be necessary to allow any acquisition of Company Stock that would not constitute an Early Standstill Termination Event under Section 5.1(a)(ii));

    (vii) 90 days after the occurrence of a Termination Event;

    (viii) any material violation of any Corporate Action covenant;

    (ix) any breach by the Company of the Stock Purchase Agreement which is neither cured nor desisted from within 30 days of receipt of written notice from Investor of such breach and which would reasonably be expected to materially adversely affect Investor or cause a Material Adverse Effect; or

    (x) any breach of this Agreement by the Company which is neither cured nor desisted from within 30 days of receipt of written notice from Investor of such breach and which would reasonably be expected to materially adversely affect Investor or cause a Material Adverse Effect.

Any event set forth in subsection (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix) or (x) of this Section 5.1(a) shall be an "Early Standstill Termination Event."

  (b) If the Standstill Period shall not have been terminated prior to the fifth anniversary of the Shareholder Approval Date, the Standstill Period and any Standstill Extension Term shall automatically be extended for successive one-year periods (each such period, a "Standstill Extension Term"). Any Standstill Extension Term will be terminated upon the earlier of (i) the first anniversary thereof, (ii) the occurrence of an Early Standstill Termination Event, and (iii) 90 days after the Investor either provides to the Company written notice that Investor elects to terminate the Standstill Extension Term or elects that a Standstill Extension Term not commence.

  Section 5.2 Restrictions During Standstill Period and Standstill Extension
Term

  (a) During the Standstill Period, if any, and any Standstill Extension Term, LFREI, the Advancing Party, Buyer, and Investor will not, will cause each of their Controlled Affiliates not to, directly or indirectly:

    (i) act in concert with any other person or Group by becoming a member of a 13D Group, other than any 13D Group comprised exclusively of Investor and one or more of its Affiliates;

    (ii) purchase or otherwise acquire shares of Company Common Stock (or options, rights or warrants or other commitments to purchase and securities convertible into (or exchangeable or redeemable for) shares of Company Common Stock) as a result of which, after giving effect to such purchase or acquisition,

  LFREI, the Advancing Party, Buyer, and Investor and their Controlled Affiliates will Beneficially Own in the aggregate more than 49.9% of the outstanding shares of Company Common Stock, on an Adjusted Fully Diluted basis;

    (iii) solicit, encourage or propose to effect or negotiate any Covered Transaction;

    (iv) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); call, or in any way encourage or participate in a call for, any special meeting of shareholders of the Company (or take any action with respect to acting by written consent of the shareholders of the Company); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any shareholder proposal or participate in or encourage the making of, or solicit shareholders of the Company for the approval of, one or more shareholder proposals; provided, however, that Investor shall not be prohibited from communicating with a securityholder who is engaged in any "solicitation" of "proxies" or who is a "participant" in any "election contest";

    (v) seek representation on the Board or a change in the composition or size of the Board other than as permitted by Article 2;

    (vi) request the Company or any of its directors, officers, employees or agents to amend or waive any provisions of this Section 5.2 or Article VII of the Company Charter or seek to challenge the legality or effect thereof; or

    (vii) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing.

  Section 5.3 Restrictions on Transfer. Until the earlier of (i) a Termination Event, or (ii) five years after the Shareholder Approval Date, LFREI, the Advancing Party, Buyer, and Investor will not, and will cause each of their Controlled Affiliates not to, directly or indirectly sell, transfer or otherwise dispose of (collectively, "Transfer") any shares of Company Common Stock except for: (a) Transfers made in compliance with the requirements of Rule 144 of the 1933 Act, (b) Transfers pursuant to negotiated transactions with third parties, provided the transferee acknowledges that it is subject to the provisions of Article 5 of this Agreement to which Investor is subject,
(c) Transfers pursuant to or in accordance with the Registration Rights Agreement in a bona fide public offering, (d) Transfers to one or more Controlled Affiliates of Investor who agree to be bound by the terms and conditions of this Agreement, who make the representations set forth In Sections 4.8, 4.10 and 4.11 of the Stock Purchase Agreement and who satisfy the ownership criteria in the definition of "Investor", and (e) Transfers to a bona fide financial institution for the purpose of securing bona fide indebtedness of any Investor; provided, that no such Transfer shall result in the bona fide financial institution having Beneficial Ownership (or "Beneficial Ownership" or "Constructive Ownership," as such terms are defined in theCompany Charter) of more than 9.8% of the Company Stock unless such bona fide financial institution acknowledges that it is subject to the provisions of Article 5 of this Agreement to which Investor is subject and the Company receives representations and covenants from such transferee requested by the Company relating to the Company's status as a REIT. Notwithstanding the foregoing, no Transfer under Section 5.3(a), (b) or (c), which would result in the applicable transferee having Beneficial Ownership (or "Beneficial Ownership" or "Constructive Ownership," as such terms are defined in the Company Charter) of more than 9.8% of the Company Stock or which would otherwise be in violation of the Charter shall occur unless the Company, in its sole discretion, approves such Transfer and receives representations and covenants from such transferee requested by the Company relating to the Company's status as a REIT.

  Section 5.4 Notice to Company. During the period specified in Section 5.3, if any party wishes to sell pursuant to subsection 5.3(a), (b) or (c) any shares of Company Common Stock, such party shall give the Company 15 days' prior written notice of such proposed sale, setting forth the number of shares of Company Common Stock that such party proposes to sell, the expected timing of the proposed sale, and the expected selling price of such sale, in order to enable the Company to make an offer to purchase such shares. During the period described in the preceding sentence, such party shall also notify the Company if such party reaches a formal board-level decision to sell shares of Company Common Stock representing more than 2% of the then outstanding shares of Company Common Stock.

  Section 5.5 Compliance with Insider Trading Policy. For as long as LFREI, the Advancing Party, Buyer or Investor Beneficially Owns any shares of Company Common Stock, such parties will, and will use their commercially reasonable efforts to cause their directors, officers, employees, agents, and representatives to, comply with the written policy of the Company reasonably designed to prevent violations of insider trading and similar laws.

  Section 5.6 Compliance with Article VII of the Company Charter. For as long as LFREI, the Advancing Party, Buyer or Investor Beneficially Owns any shares of Company Common Stock (unless the Standstill Period or any Standstill Extension Term is terminated by any of the actions set forth in Section 5.1(a)(iv), (v) or (vi) (or unless any such action occurs following the termination of the Standstill Period or any Standstill Extension Term) or by any other willful action by the Company which constitutes an Early Standstill Termination Event (or would constitute an Early Standstill Termination Event during the Standstill Period or any Standstill Extension Term)), such parties will comply with Article VII of the Company Charter and will not seek to challenge the legality or effect thereof.

  Section 5.7 Investment Company Matters. From and after the Shareholder Approval Date, if any, until a Termination Event, if any, Investor shall use its reasonable best efforts to not be or become an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

  Section 5.8 Waiver of Restrictions and Limits. Provided that Shareholder Approval is obtained, subject to the provisions of Section 5.9, the Company shall take all actions, including by providing any necessary conditional exemptions from or amendments to (A) any restrictions or limits contained in
Article VII of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including the greater of (i) 49.9% of the outstanding shares of Company Common Stock on an Adjusted Fully Diluted basis and (ii) the percentage which represents the number of shares of Company Common Stock purchased pursuant to the Stock Purchase Agreement relative to the outstanding shares of Company Common Stock. If any third party shall be given the right to Beneficially Own more than 49.9% of the outstanding shares of Company Common Stock on an Adjusted Fully Diluted basis, the Company shall take all actions (including by providing the foregoing exemptions and amendments) to waive any and all restrictions or limits on Investor provided that such waiver does not result in the disqualification of the Company as a REIT. From and after a Termination Event, if any, the Company shall take all actions, including by providing any necessary exemptions from or amendments to (A) any restrictions or limits contained in Article VII of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including 15% of the outstanding shares of Company Common Stock, but shall not be required to take any action to permit Investor to Beneficially Own more than 15% of the outstanding shares of Company Common Stock. From and after the first date on which Investor does not own at least 9.8% of the outstanding shares of Company Common Stock, if any, the Company shall take all actions, including by providing any necessary exemptions from or amendments to (A) the ownership limits contained in Article VII of the Company Charter or (B) any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including 9.8% of the outstanding shares of Company Common Stock, but shall not be required to take any action to permit Investor to Beneficially Own more than 9.8% of the outstanding shares of Company Common Stock. Notwithstanding the foregoing, Investor or the Company may at any time acquire Beneficial Ownership of the securities of such other party or its Affiliates to the extent permitted by applicable law and the provisions of the organizational documents of such party or its Affiliates, as applicable, and other agreements from time to time governing the ownership of such securities.

  Section 5.9 REIT Qualification. At any time Investor owns, or has the right to own, Company Common Stock in violation of the ownership limit provisions of the Charter, Investor shall immediately inform the

Company if it believes that (i) any of the representations set forth in Sections 4.8, 4.10 or 4.11 of the Stock Purchase Agreement are not true at that time or have not been true at any time (taking into account the revised
Schedule 4.10-A provided by the Company to Investor from time to time and disregarding the qualification relating to Buyer's or the Advancing Party's knowledge) or (ii) the Investor's ownership of interests in the Company may otherwise jeopardize the Company's tax status as a REIT. Investor shall from time to time, as reasonably required by the Company, cooperate (including by providing such information and documentation as may be reasonably required by the Company and available to Investor) with the Company toenable the Company to determine whether the above covenant has been and is being satisfied. In addition, Investor understands and agrees that the Company's grant to Investor of an exception to the ownership limit provisions of the Charter shall be conditioned upon the continuing accuracy of the representations set forth in Sections 4.8, 4.10 and 4.11 of the Stock Purchase Agreement (disregarding the qualification relating to Buyer's or the Advancing Party's knowledge and assuming no exceptions are set forth in Schedule 4.10-B) and upon such exception otherwise not causing the Company to fail to qualify as a REIT for income tax purposes.

                                   ARTICLE 6

                             Additional Covenants

  Section 6.1 Limitations on Corporate Actions

  The Company agrees that from and after the date of this Agreement, until a Termination Event, if any, it will not, and will not permit any of its Subsidiaries to:

    (a) incur any additional indebtedness such that total consolidated indebtedness for money borrowed (including for this purpose any indebtedness evidenced by notes, debentures, bonds or other similar instruments, or secured by any lien on any property or asset, all obligations issued or assumed as the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business), obligations under letters of credit, or similar credit transactions, and obligations which are required to be accounted for as capital leases) in an amount in excess of 50% of the sum of (i) the product of the number of outstanding shares of Common Stock of the Company and the number of outstanding OP Units times the then current market price of a share of Common Stock of the Company, and (ii) the total consolidated indebtedness for money borrowed (as described above); provided, however, that notwithstanding the foregoing, the Company shall be permitted to incur at any time indebtedness under a revolving line of credit up to a maximum amount outstanding of $90 million;

    (b) engage in any material business other than the ownership, management and development of shopping center properties in the Geographic Region; or

    (c) in the case of the Company, (1) terminate its eligibility for treatment as a real estate investment trust, as defined in the Code, or (2) take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of such eligibility, unless in the case of a failure to take action, such action is taken within thirty days.

  From and after the date of this Agreement, the Company shall take all action necessary to amend its by-laws to provide that (i) the taking of any action specified in Section 3.2(d) through (j) of this Agreement shall require the approval of the Board of Directors, and (ii) the taking of any action specified in Section 3.2(a) through (c) (without regard to the dollar thresholds set forth therein) of this Agreement shall require the approval of the Board of Directors if any such transaction has a value at that time in excess of 1% of the Company's total assets.

  The agreements of the Company set forth in this Section 6.1 and in Section
6.2 shall be the "Corporate Action Covenants."

  Section 6.2 Conduct of Business. During the period from the date hereof to the sooner to occur of (A) the date on which the Remaining Equity Commitment shall be zero, and (B) if the Shareholder Approval vote fails, the date of the shareholder meeting at which the Shareholder Approval failed, each of the Company and each Subsidiary, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby will not:

    (a) pursuant to or within the meaning of any bankruptcy law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property, (iv) make a general assignment for the benefit of its creditors; or

    (b) subject to the right of the Company to terminate the Stock Purchase Agreement pursuant to Section 9.1(b)(iii) thereof, allow (i) the sale, lease, transfer, conveyance or other disposition (other that by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Buyer, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock having more than 50% of the voting power of the Company.

  Section 6.3 Restrictions on Investments. From the date of this Agreement until the occurrence of a Termination Event, LFREI, the Advancing Party, Buyer, Investor and their Controlled Affiliates shall not, directly or indirectly, own any equity interest of more than 25% in the aggregate in any public or private real estate company (i) the primary business of which is the acquisition, development or management of unenclosed shopping centers in the Geographic Region and (ii) which owns at least 60% of its real estate assets (based on book value) located in the Geographic Region, unless 75% of the Directors of the Company (other than the Investor Nominees) have consented to such ownership.

                                   ARTICLE 7

                                 Miscellaneous

  Section 7.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

  Section 7.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

  Section 7.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder, except that the persons named in Section 2.4 shall be express third party beneficiaries of such Section.

  Section 7.4 Expenses. Except as set forth in the Stock Purchase Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the foregoing, the Company shall pay all costs and expenses incurred in connection with the solicitation of votes of shareholders of the Company to approve the transactions contemplated by the Stock Purchase Agreement.

  Section 7.5 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

    Alexander Haagen Properties, Inc.
    3500 Sepulveda Boulevard
    Manhattan Beach, CA 90266-3696
    Attention: Alexander Haagen, Sr.
    Telecopy: (310) 545-6354

  with a copy to:

    Latham & Watkins
    633 West Fifth Street, Suite 4000
    Los Angeles, CA 90071
    Attention: John M. Newell, Esq.
    Telecopy: (213) 891-8763

or at such other address and to the attention of such other person as the Company may designate by written notice to Investor. Notices to LFREI, the Advancing Party, Buyer or Investor shall be addressed to:

    Lazard Freres Real Estate Investors, LLC
    30 Rockefeller Plaza, 63rd Floor
    New York, NY 10020
    Attention: Arthur P. Solomon
    Telecopy: (212) 632-6052

  with a copy to:

    Cravath, Swaine & Moore
    Worldwide Plaza
    825 Eighth Avenue
    New York, NY 10019
    Attention: Kevin J. Grehan, Esq.
    Telecopy: (212) 474-3700

  Section 7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, in the case LFREI, any successor to the principal business of LFREI). Neither party shall be permitted to assign any of its rights hereunder to any third party, except that any Investor shall be permitted to assign its rights hereunder to the same extent as Buyer or the Advancing Party is permitted to assign its rights under the Stock Purchase Agreement, provided that such person agrees to be bound by this Agreement.

  Section 7.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

  Section 7.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision hereof on the part of such other party hereto to be performed orcomplied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

  Section 7.9 Interpretation; Absence of Presumption

  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

  (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

  Section 7.10 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

  Section 7.11 Further Assurances. The Company and Investor agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

  Section 7.12 Specific Performance. The Company and Investor each acknowledge that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

  Section 7.13 Investor Breach. In the event Investor shall have breached (i) its obligation to effect a purchase of Company Common Stock pursuant to the Stock Purchase Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach, or (ii) any of its obligations under this Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect the Company, the Company shall no longer be required to perform any of its obligations hereunder.

  Section 7.14 Confidentiality. LFREI, the Advancing Party, Buyer and Investor agree that all information provided to any of them or any of their representatives pursuant to this Agreement shall be kept confidential, and such parties shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such parties who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of such parties shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such parties or by persons to whom such parties have made such information available, (ii) is or becomes available to such parties on a non-confidential basis from a third party that is not, to such parties' knowledge, bound by any other confidentiality agreement with the Company, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

  Section 7.15 Public Releases and Announcements. The Company agrees that until a Termination Event, it shall endeavor to provide to Investor advance copies of, or, in the case of oral announcements, advance notice of, any public release or announcement concerning the Company to be issued, released or made by the Company or any of its Affiliates, in each case, if possible, at least one Business Day prior to such release or announcement.

  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                     PROMETHEUS WESTERN RETAIL, LLC

                                             by: LF Strategic Realty
                                                 Investors, L.P., its member

                                             by: Lazard Freres Real Estate
                                                 Investors, LLC, its general
                                                 partner

                                                 /s/ Anthony E. Meyer

                                          By: ____________________________

                                            Name:Anthony E. Meyer

                                            Title:Chief Investment Officer

                                     LAZARD FRERES REAL ESTATE INVESTORS, LLC

                                                 /s/ Anthony E. Meyer

                                          By: ____________________________

                                            Name:Anthony E. Meyer

                                            Title:Chief Investment Officer

                                     LF STRATEGIC REALTY INVESTORS, L.P.

                                             by: Lazard Freres Real Estate
                                                 Investors, LLC, its general
                                                 partner

                                                 /s/ Anthony E. Meyer

                                          By: ____________________________

                                            Name:Anthony E. Meyer

                                            Title:Chief Investment Officer


                                     ALEXANDER HAAGEN PROPERTIES, INC.

                                              /s/ Alexander Haagen, Sr.

                                          By: ____________________________

                                            Name:Alexander Haagen, Sr.

                                            Title:Chairman, Chief Executive
                                                Officer

                                                  and President

                                                                      APPENDIX C

                ----------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                       ALEXANDER HAAGEN PROPERTIES, INC.

                                      AND

                         PROMETHEUS WESTERN RETAIL, LLC

                                  DATED AS OF

                                  JUNE 1, 1997

                ----------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 Section 1. Definitions....................................................  C-4
    (a) "Agreement".......................................................   C-4
    (b) "Buyer"...........................................................   C-4
    (c) "Commencement Date"...............................................   C-4
    (d) "Commission"......................................................   C-4
    (e) "Company".........................................................   C-4
    (f) "Company Registration Expenses"...................................   C-4
    (g) "Demand Registration".............................................   C-4
    (h) "Exchange Act"....................................................   C-4
    (i) "NASD"............................................................   C-4
    (j) "Registrable Securities"..........................................   C-4
    (k) "Registration Expenses"...........................................   C-5
    (l) "Registration Suspension Period"..................................   C-5
    (m) "Securities Act"..................................................   C-5
    (n) "Stock Purchase Agreement"........................................   C-5
    (o) "Suspension Notice"...............................................   C-5
    (p) "Underwritten/Placed Offering"....................................   C-5
 Section 2. Demand Registration............................................  C-5
    (a) Obligation to File................................................   C-5
    (b) Black-Out Periods of Buyer........................................   C-5
    (c) Number of Demand Registrations....................................   C-6
    (d) Size of Demand Registration.......................................   C-6
    (e) Notice............................................................   C-6
    (f) Expenses..........................................................   C-6
    (g) Selection of Underwriters.........................................   C-6
 Section 3. Incidental Registrations.......................................  C-7
    (a) Notification and Inclusion........................................   C-7
    (b) Cut-back Provisions...............................................   C-7
    (c) Expenses..........................................................   C-7
    (d) Duration of Effectiveness.........................................   C-7
 Section 4. Registration Procedures........................................  C-8
 Section 5. Requested Underwritten Offerings...............................  C-9
 Section 6. Preparation; Reasonable Investigation.......................... C-10
 Section 7. Indemnification................................................ C-10
    (a) Indemnification by the Company....................................  C-10
    (b) Indemnification by Buyer..........................................  C-10
    (c) Notices of Claims, etc............................................  C-11
    (d) Other Indemnification.............................................  C-11
    (e) Indemnification Payments..........................................  C-11
    (f) Contribution......................................................  C-11
 Section 8. Covenants Relating to Rule 144................................. C-11

                                                                            PAGE
                                                                            ----
 Section 9. Miscellaneous.................................................. C-12
    (a) Counterparts......................................................  C-12
    (b) Governing Law.....................................................  C-12
    (c) Entire Agreement..................................................  C-12
    (d) Notices...........................................................  C-12
    (e) Successors and Assigns............................................  C-13
    (f) Headings..........................................................  C-13
    (g) Amendments and Waivers............................................  C-13
    (h) Interpretation; Absence of Presumption............................  C-13
    (i) Severability......................................................  C-13

  REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 1, 1997, by and among Alexander Haagen Properties, Inc., a Maryland corporation (the "Company") and Prometheus Western Retail, LLC, a Delaware limited liability corporation ("Buyer"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as herein after defined).

  WHEREAS, the Company, LF Strategic Realty Investors L.P., and Buyer have entered into a Stock Purchase Agreement, dated as of June 1, 1997 (the "Stock Purchase Agreement"), that provides for the purchase by Buyer and sale by the Company to Buyer of shares of Company Common Stock; and

  WHEREAS, in order to induce Buyer to enter into the Stock Purchase Agreement, the Company has agreed to provide the registration rights set forth herein;

  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

  Section 1. Definitions. As used herein, the following terms shall have the following meanings:

    (a) "Agreement" shall have the meaning set forth in the first paragraph hereof.

    (b) "Buyer" shall mean Buyer, and shall also include any Affiliate of Buyer of which Buyer or LF Strategic Realty Investors, L.P., directly or indirectly, Beneficially Owns 98% or more of the voting power and of the economic interests, or any bona fide financial institution to which any Buyer has Transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer. (Capitalized terms used in this definition and not defined herein shall have the meanings ascribed to them in the Stockholders Agreement).

    (c) "Commencement Date" shall mean the first anniversary of the date of this Agreement.

    (d) "Commission" shall mean the Securities and Exchange Commission, and any successor thereto.

    (e) "Company" shall have the meaning set forth in the first paragraph hereof.

    (f) "Company Registration Expenses" shall mean the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with thisAgreement, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities.

    (g) "Demand Registration" shall have the meaning set forth in Section
  2(a).

    (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

    (i) "NASD" shall mean the National Association of Securities Dealers,
  Inc.

    (j) "Registrable Securities" shall mean (i) any and all shares of Company Common Stock acquired by Buyer pursuant to the Stock Purchase Agreement,
  (ii) any and all securities acquired by Buyer pursuant to Section 4.2 of the Stockholders Agreement, and (iii) any securities issued or issuable with respect to any Company Common Stock or other securities referred to in clause (i) or (ii) by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (C) such securities are eligible to be resold pursuant to Rule 144(k).

    (k) "Registration Expenses" shall mean all registration, filing and stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any separate counsel retained by Buyer, and transfer taxes, if any, and any premiums and other costs of policies of insurance obtained by Buyer against liabilities arising out of the public offering of securities, including Company Registration expenses, but specifically excludes any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and all underwriting discounts and commissions.

    (l) "Registration Suspension Period" shall have the meaning set forth in
  Section 2(b).

    (m) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

    (n) "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

    (o) "Suspension Notice" shall have the meaning set forth in Section 2(b).

    (p) "Underwritten/Placed Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the public.

  Section 2. Demand Registration

    (a) Obligation to File. At any time following the Commencement Date, promptly upon the written request of Buyer, the Company will use its reasonable best efforts to file with the Commission a registration statement under the Securities Act for the offering of all of the Registrable Securities which Buyer requests to be registered (the "Demand Registration"). The Demand Registration shall be on an appropriate form and the Demand Registration and any form of prospectus included therein shall reflect such plan of distribution or method of sale as Buyer notifies the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by Buyer, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the seller undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradeable in the United States, (ii) in a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which the seller undertakes to effect a registration after the conclusion of such placement to permit such shares to be freely tradeable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act in connection with which the seller undertakes to effect a registration after the conclusion of such transaction to permit such shares to be freely tradeable by the purchasers thereof. The Company shall use its reasonable best efforts to cause the Demand Registration to become effective, and, upon the request of Buyer, keep the Demand Registration effective for up to 90 days, unless the distribution of securities registered thereunder has been earlier completed; provided, however, that if such Demand Registration will require the Company to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would otherwise be required to prepare and file such audited financial statements, then Buyer must notify the Company at least thirty days in advance of the date upon which such audited financial statements will be required to be filed. During the period during which the Demand Registration is effective, the Company shall supplement or make amendments to the Demand Registration, if required by the Securities Act or if reasonably requested by Buyer or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

    (b) Black-Out Periods of Buyer. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require Buyer not to sell under the Demand Registration or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of the final prospectus supplement, and (ii) the Company shall be entitled to require Buyer not to sell under the Demand Registration or to suspend the effectiveness thereof (but not for a period exceeding 75 days in any calendar year) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

    Once any registration statement filed pursuant to this Section 2 or in which Registrable Securities are included pursuant to Section 3 has been declared effective, any period during which the Company fails to keep such registration statement effective and usable for resale of Registrable Securities for the period required by Section 4(b) shall be referred to as a "Registration Suspension Period". A Registration Suspension Period shall commence on and include the date that the Company gives written notice to Buyer of its determination that such registration statement is no longer effective or usable for resale of Registrable Securities (the "Suspension Notice") to and including the date when the Company notifies Buyer that the use of the prospectus included in such registration statement may be resumed for the disposition of Registrable Securities.

    (c) Number of Demand Registrations. The Company shall be obligated to effect, under this Section 2, only six Demand Registrations (no more than two of which may be requested in any two-year period). A Demand Registration shall not be deemed to have been effected, nor shall it be sufficient to reduce the number of Demand Registrations available to Buyer under this Section 2, if such registration cannot be used by Buyer for more than 60 days as a result of any stop order, injunction or other order of the Commission or other Government Authority for any reason other than an act or omission of Buyer and all the Registerable Securities registered thereunder are not sold.

    (d) Size of Demand Registration. The Company shall not be required to effect a Demand Registration of less than a fair market value, based on the closing market price on the trading day immediately prior to the date of notice (as reported in the Wall Street Journal), of $10,000,000, except that if the fair market value,based on the closing market price on the trading day immediately prior to the date of notice (as reported in the Wall Street Journal), of the Registrable Securities outstanding is less than $10,000,000, then the Company shall be required to effect a Demand Registration of all of the remaining Registrable Securities outstanding.

    (e) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 2(b).

    (f) Expenses. All Registration Expenses incurred in connection with the first three Demand Registrations which may be requested under this Section 2 shall be borne by the Company, with Buyer only paying underwriting fees and discounts. All Registration Expenses and underwriting fees and discounts incurred in connection with any further Demand Registrations which may be requested under this Section 2 shall be borne by Buyer.

    (g) Selection of Underwriters. Any and all underwriters or other agents involved in any sale of Registrable Securities pursuant to a registration statement contemplated by this Section 2 shall include such underwriter(s) or other agent(s) as selected by Buyer and approved of by the Company, which approval shall not be unreasonably withheld; provided that any Affiliate of Buyer shall in all events be approved by the Company.

  Section 3. Incidental Registrations

    (a) Notification and Inclusion. If the Company proposes to register for its own account any common equity securities of the Company or any securities convertible into common equity securities of the Company under the Securities Act (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of securities to participants in a stock or employee benefit plan, a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering, and declared effective), the Company shall, at each such time after the Commencement Date until Buyer no longer holds Registerable Securities, promptly give written notice of such registration to Buyer. Upon the written request of Buyer given within 10 days after receipt of such notice by Buyer, the Company shall seek to include in such proposed registration such Registrable Securities as Buyer shall request be so included and shall use its reasonable best efforts to cause a registration statement covering all of the Registrable Securities that Buyer has requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to complete any offering of securities it proposes to make under this Section 3 and shall incur no liability to Buyer for its failure to do so. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Companyshall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

    (b) Cut-back Provisions. If a registration pursuant to this Section 3 involves an Underwritten/Placed Offering of the securities so being registered, whether or not solely for sale for the account of the Company, which securities are to be distributed by or through one or more underwriters of recognized standing under underwriting terms customary for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten/ Placed Offering shall inform the Company of its belief that the amount of securities requested to be included in such registration or offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securities of the Company which the Company proposes to sell for its own account or the account of others (other than Buyer) requesting inclusion in such registration pursuant to rights to registration on request, and (ii) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Securities and other securities requested to be included in such registration, pro rata among Buyer and others exercising incidental registration rights, on the basis of the shares of Company Common Stock owned by all such persons.

    (c) Expenses. The Company shall bear and pay all Company Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to this Section 3 for Buyer, and all Registration Expenses incurred in connection with any registration of any securities for the Company's own account referred to in the first sentence of Section 3(a), and Buyer shall bear and pay all Registration Expenses (other than Company Registration Expenses) and all underwriting fees and discounts incurred in connection with any registration of Registrable Securities pursuant to this Section 3 for Buyer.

    (d) Duration of Effectiveness. At the request of Buyer, the Company shall, subject to Section 2(b), use its reasonable best efforts to keep any registration statement for which Registrable Securities are included under this Section 3 effective and usable for up to 90 days (subject to extension for the length of any Registration Suspension Period), unless the distribution of securities registered thereunder has been earlier completed; provided, however, that in no event will the Company be required to prepare or file audited financial statements with respect to any fiscal yearby a date prior to the date on which the Company would be so required to prepare and file such audited financial statements if such registration statement were no longer effective and usable.

  Section 4. Registration Procedures. In connection with the filing of any registration statement as provided in Section 2 or 3, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:

    (a) prepare and file with the Commission the requisite registration statement (including a prospectus therein) to effect such registration and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by Buyer copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to Buyer;

    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and the date which is 90 days after the date of initial effectiveness of such registration statement;

    (c) furnish to Buyer such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as Buyer may reasonably request;

    (d) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the securities owned by Buyer, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

    (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Government Authority as may be reasonably necessary to enable Buyer to consummate the disposition of such Registrable Securities;

    (f) furnish to Buyer a signed counterpart, addressed to Buyer (and the underwriters, if any), of

      (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to Buyer, and

      (ii) to the extent permitted by then applicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

    (g) immediately notify Buyer at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Buyer promptly prepare and furnish to Buyer a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

    (h) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effectivedate of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five Business Days prior to the filing thereof;

    (i) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

    (j) list all Company Common Stock covered by such registration statement on any securities exchange on which any of the Company Common Stock is then listed.

Buyer shall furnish in writing to the Company such information regarding Buyer (and any of its affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities, and such other information requested by the Company as is necessary for inclusion in the registration statement relating to such offering pursuant to the Securities Act and the rules of the Commission thereunder. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

  Buyer agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g) of this Section 4, Buyer will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 4.

  Section 5. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offerings by Buyer, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 7. Buyer shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Buyer. Buyer shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Buyer and Buyer's intended method of distribution and any other representation or warranty required by law.

  Section 6. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement under the Securities Act, the Company will give Buyer, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Buyer's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

  Section 7. Indemnification

    (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless Buyer, each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse Buyer and each such underwriter and controlling person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Buyer or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus orsupplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such underwriter or controlling person and shall survive the transfer of such securities by Buyer.

    (b) Indemnification by Buyer. The Buyer will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 7) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Buyer specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by Buyer.

    (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

    (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and Buyer with respect to any required registration or other qualification of securities under any federal or state law or regulation of Governmental Authority other than the Securities Act.

    (e) Indemnification Payments. The indemnification required by this
  Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

    (f) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or
  (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

  Section 8. Covenants Relating to Rule 144. The Company will file in a timely manner (taking into account any extensions granted by the Commission), information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of Buyer, deliver to Buyer a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of Company Common Stock and the number of shares of Company Preferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will, at its expense, forthwith upon the written request of Buyer, make available adequate current public information with respect to theCompany within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

  Section 9. Miscellaneous

    (a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9, provided receipt of copies of such counterparts is confirmed.

    (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

    (c) Entire Agreement. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

    (d) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

      Alexander Haagen Properties, Inc.
      3500 Sepulveda Boulevard
      Manhattan Beach, CA 90266-3696
      Attention: Alexander Haagen, Sr.
      Telecopy Number: (310) 545-6354

      with a copy to:

      Latham & Watkins
      633 W. Fifth Street, Suite 4000
      Los Angeles, CA 90071
      Attention: John M. Newell, Esq.
      Telecopy Number: (213) 891-8763
or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

      Prometheus Western Retail, LLC
      c/o Lazard Freres Real Estate Investors, LLC
      Thirty Rockefeller Plaza, 63rd Floor
      New York, NY 10020
      Attention: Arthur P. Solomon
      Telecopy Number: (212) 632-6052

      with a copy to:

      Cravath, Swaine & Moore
      825 Eighth Avenue
      New York, NY 10019
      Attention: Kevin Grehan, Esq.
      Telecopy Number: (212) 474-3700

    (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party, except that if (i) Buyer transfers or pledges any or all Registrable Securities to a bona fide financial institution as security for any bona fide indebtedness of any Buyer and such financial institution agrees to be bound by the Stockholders Agreement, the pledgee of the Registrable Securities shall be considered an intended beneficiary hereof and may exercise all rights of Buyer hereunder, and (ii) any person included within the definition of the term Buyer shall be permitted to assign its rights hereunder to any other person included within such definition.

    (f) Headings. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other headings contained herein mean Sections or other headings of this Agreement unless otherwise stated.

    (g) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

    (h) Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words ofone gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

    This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

    (i) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                          ALEXANDER HAAGEN PROPERTIES, INC.

                                             /s/ Alexander Haagen Sr.
                                          By: _________________________________
                                             Name: Alexander Haagen, Sr.
                                             Title: Chairman, President and
                                                    Chief Executive Officer

                                          PROMETHEUS WESTERN RETAIL, LLC

                                               by: LF Strategic Realty
                                                   Investors, L.P., its member

                                                 by: Lazard Freres Real Estate
                                                     Investors, LLC, its
                                                     general partner

                                             /s/ Anthony E. Meyer
                                          By: _________________________________
                                             Name: Anthony E. Meyer
                                             Title: Chief Investment Officer

                                                                     APPENDIX D

         THIRD AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION
                AND INCENTIVE PLAN FOR OFFICERS, DIRECTORS AND
              KEY EMPLOYEES OF ALEXANDER HAAGEN PROPERTIES, INC.,
            ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P.
                                      AND
                       HAAGEN PROPERTY MANAGEMENT, INC.

  Alexander Haagen Properties, Inc., a Maryland corporation, adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc., effective December 10, 1993. Such plan was amended on August 14, 1995 and was amended and restated on February 28, 1996 (such amended and restated plan is hereinafter referred to as the "Plan"). An amendment to the Plan was authorized by a resolution of the Board of Directors of the Company on November 19, 1996 (such amendment to the Plan is hereinafter referred to as the "First Amendment"). An additional amendment was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on February 27, 1997 (such amendment to the Plan is hereinafter referred to as the "Second Amendment"). The Plan consists of three plans: (i) one for the benefit of the key employees of Alexander Haagen Properties, Inc. and the Company Subsidiaries (as defined in the Plan),
(ii) one for the benefit of the Independent Directors (as defined in the Plan) and (iii) one for the benefit of key employees of Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, and the Operating Partnership Subsidiaries (as defined in the Plan), Haagen Property Management, Inc., a California corporation, and the HPMI Subsidiaries (as defined in the Plan) and the directors of Haagen Property Management, Inc.

  As allowed by Section 9.2 of the Plan, this amendment to the Plan (the "Third Amendment") was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on May 30, 1997, subject to and effective upon stockholder approval. This Third Amendment, together with the Plan, the First Amendment and the Second Amendment, constitutes the entire Plan as amended to date.

  Section 2.1(a) of the Plan is hereby amended and restated in its entirety as follows:

    (a) The shares of stock subject to Options or Restricted Stock Awards shall be Common Stock, initially shares of the Company's common stock, par value $.01 per share, as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such Options or upon any such awards under the Plan shall not exceed 2,000,000 (which amount includes (i) the original 850,000 shares authorized to be issued upon exercise of such Options or upon any such awards under the Plan, (ii) an additional 500,000 shares authorized to be issued upon exercise of such Options or upon any such awards under the Plan by a resolution of the Committee on February 27, 1997 and (iii) an additional 650,000 shares authorized to be issued upon exercise of such Options or upon any such awards under the Plan by a resolution of the Committee on May 30, 1997). The shares of Common Stock issuable upon exercise or grant of an Option, or as Restricted Stock, may be either previously authorized but unissued shares or treasury shares.

  Executed at Manhattan Beach, California, this 30th day of May, 1997.

                                              /s/ Alexander Haagen, Sr.
                                          By: _________________________________

                                            Name:Alexander Haagen, Sr.

                                            Title:Chairman, President and

                                                  Chief Executive Officer

                                                 /s/ Steven M. Jaffe

                                          By: ____________________________

                                            Name:Steven M. Jaffe

                                            Title:Senior Vice President,

                                                  General Counsel and
                                                  Secretary

                                                                     APPENDIX E

            FOURTH AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK
             OPTION AND INCENTIVE PLAN FOR OFFICERS, DIRECTORS AND
              KEY EMPLOYEES OF ALEXANDER HAAGEN PROPERTIES, INC.,
            ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P.
                                      AND
                       HAAGEN PROPERTY MANAGEMENT, INC.

  Alexander Haagen Properties, Inc., a Maryland corporation, adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc., effective December 10, 1993. Such plan was amended on August 14, 1995 and was amended and restated on February 28, 1996 (such amended and restated plan is hereinafter referred to as the "Plan"). An amendment to the Plan was authorized by a resolution of the Board of Directors of the Company on November 19, 1996 (such amendment to the Plan is hereinafter referred to as the "First Amendment"). An additional amendment was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on February 27, 1997 (such amendment to the Plan is hereinafter referred to as the "Second Amendment"). A third amendment to the Plan was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on May 30, 1997 (such amendment to the Plan is hereinafter referred to as the "Third Amendment"). The Plan consists of three plans: (i) one for the benefit of the key employees of Alexander Haagen Properties, Inc. and the Company Subsidiaries (as defined in the Plan),
(ii) one for the benefit of the Independent Directors (as defined in the Plan) and (iii) one for the benefit of key employees of Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, and the Operating Partnership Subsidiaries (as defined in the Plan), Haagen Property Management, Inc., a California corporation, and the HPMI Subsidiaries (as defined in the Plan) and the directors of Haagen Property Management, Inc.

  As allowed by Section 9.2 of the Plan, this amendment to the Plan (the "Fourth Amendment") was authorized by a resolution of the Board of Directors of the Company as of July 8, 1997, subject to and effective upon stockholder approval. This Fourth Amendment, together with the Plan, the First Amendment, the Second Amendment and the Third Amendment, constitutes the entire Plan as amended to date.

  1. Section 4.4(a) of the Plan is hereby amended and restated in its entirety as follows:

    (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Committee otherwise provides in the terms of the Option or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day from the date the Option is granted; and provided, further, that except as provided in this Section 4.4(a) of the Plan Options granted to Independent Directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of Option grant, without variation or acceleration hereunder except as provided in Section 9.3(b). At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option (except an Option granted to an Independent Director) vests. Notwithstanding any provision of this
  Section 4.4(a) or other section of the Plan to the contrary, Options awarded to Tom Bradley, James Hankla and Warren Fix prior to the approval by the Company's stockholders of the transactions contemplated by the Stock Purchase Agreement between the Company, LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC shall become fully exercisable on the date of such shareholder approval provided that such individual resigns from his position as a member of the Board on such date.

  2. Section 5.7 of the Plan is hereby amended and restated in its entirety as follows:

    5.7 Transfer of Payment to the Operating Partnership. As soon as practicable after receipt by the Company (i) of the amount described in
  Section 5.3(d), (ii) the HPMI Partnership Purchase Price described in
  Section 5.5 and (iii) the Partnership Purchase Price described in Section 5.6, the Company may contribute to the Operating Partnership an amount of cash equal to such payment and the Operating Partnership shall issue additional General Partner Interests to the Company on the terms set forth in the Partnership Agreement.

  3. Section 5.12(c) is hereby amended to revise the reference to "Section 5.5(a)(ii)" to refer instead to "Section 5.5" and to revise the reference to "Section 5.6(a)(ii)" to refer instead to "Section 5.6."

  4. Section 6.1 of the Plan is hereby amended and restated in its entirety as follows:

    6.1 Eligibility. Subject to the Ownership Limit, Restricted Stock may be awarded to any Employee whom the Committee, pursuant to Section 3.4(a)(i), determines is a key Employee and to any Independent Director as the Board, in its sole and absolute discretion, and subject to applicable limitations of this Plan, deems appropriate. Subject to the Ownership Limit, each Independent Director shall also be eligible to be awarded Restricted Stock at the time and in the manner set forth in Section 6.2(d) of this Plan.

  5. Section 7.4(c) of the Plan is hereby amended and restated in its entirety as follows:

    (c) Notwithstanding any provision of this Section 7.4 to the contrary, the restrictions imposed pursuant to Section 7.4(b) on each share of Restricted Stock awarded to an Independent Director pursuant to
  Section 6.2(d) of the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse in the following cumulative installments: (i) such restrictions shall lapse with respect to 333 of such shares on February 27, 1998, provided that the Independent Director has not had a Termination of Directorship prior to such date, (ii) such restrictions shall lapse with respect to 333 of such shares on February 27, 1999, provided that the Independent Director has not had a Termination of Directorship prior to such date, and (iii) such restrictions shall lapse with respect to 334 of such shares on February 27, 2000, provided that the Independent Director has not had a Termination of Directorship prior to such date; provided, however, that notwithstanding any provision of this Section 7.4(c) or other section of the Plan to the contrary, the restrictions imposed pursuant to Section 7.4(b) on each share of Restricted Stock awarded to Tom Bradley, James Hankla and Warren Fix pursuant to Section 6.2(d) of the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse upon the date that the stockholders of the Company approve the transactions contemplated by the Stock Purchase Agreement between the Company, LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC provided that such individual resigns from his position as a member of the Board on such date.

  Executed at Manhattan Beach, California, this 8th day of July, 1997.


                                          By: /s/ Alexander Haagen, Sr.
                                              ----------------------------
                                            Name:  Alexander Haagen, Sr.
                                            Title: Chairman, President and
                                                   Chief Executive Officer


                                          By: /s/ Steven M. Jaffe
                                              ----------------------------
                                            Name:  Steven M. Jaffe
                                            Title: Senior Vice President,
                                                   General Counsel and
                                                   Secretary

                     [LETTERHEAD OF PRUDENTIAL SECURITIES]
                                                                      APPENDIX F
Board of Directors
Alexander Haagen Properties, Inc.
3500 Sepulveda Boulevard
Manhattan Beach, California 90266May 30, 1997

Gentlemen:

  We understand that Alexander Haagen Properties, Inc. a Maryland corporation (the "Company"), and Lazard Freres Real Estate Investors, LLC, a New York Limited Liability Company (the "Investor"), propose to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which, among other things, the Investor (through affiliated partnership(s) managed by the Investor) will invest up to $235 million in the Company (the "Investment") by purchasing from the Company 15,666,666 newly issued shares of the Company's common stock, par value $.01, (the "Common Stock") for cash at a price of $15.00 per share (the "Consideration").

  You have asked us whether, in our opinion, the proposed Consideration to be received by the Company as a result of the Investment is fair to the stockholders of the Company from a financial point of view.

  In conducting our analysis and arriving at the opinion set forth below, we have reviewed such materials and considered such financial and other factors, including:

  1. the Company's Annual Report, the Form 10-K and related financial information for the fiscal year ended December 31, 1996 and the Company's Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997;

  2. certain information, including projections, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  3. the historical market prices and trading activity for the Common Stock and certain publicly traded companies we deemed to be reasonably similar to the Company and the historical and projected results of operations of the Company and historical and certain future earnings estimates of selected companies we deemed to be reasonably similar to the Company;

  4. publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the Company or otherwise relevant to our inquiry;

  5. the financial terms of certain recent transactions we deemed relevant;

  6. drafts, dated May 27, 1997, of the Stock Purchase Agreement, Stockholders Agreement and the Registration Rights Agreement (collectively, the "Agreements"); and

  7. such other financial studies, analyses and investigations and such other matters we deemed necessary.

  We have assumed, with your consent, that the drafts of the Agreements which we reviewed will conform in all material respects to those documents when in final form.

                     [LETTERHEAD OF PRUDENTIAL SECURITIES]


  We have met with senior management of the Company and the Investor to discuss: (i) the prospects for their business, (ii) their estimate of such businesses' future financial performance, (iii) the financial impact of the Investment on the Company, and (iv) such other matters as we deemed relevant. We have also visited selected Company properties.

  In preparing our opinion, we have relied on the accuracy and completeness of publicly available information and all of the information supplied or otherwise made available to us by the Company and the Investor, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Company. With respect to the projections furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

  As you know, we have been retained by the Company to render this opinion and other financial advisory services in connection with the Investment and will receive a fee for such service, a portion of which fee is contingent upon the stockholders of the Company approving the Investment. We may actively trade the Common Stock for our own account and for the accounts of customers and accordingly, may at any time hold a long or short position in such securities.

  This letter and the opinion expressed herein may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, without our prior written consent; provided, the Company may set forth in full this letter in any proxy statement relating to the Investment sent to the Company's stockholders.

  Our advisory services and the opinion expressed herein is solely for the benefit of the Board of Directors of the Company in the evaluation of the Investment, and our opinion is not intended to be, and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in connection with the Investment.

  On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the Company pursuant to the Investment is fair to the stockholders from a financial point of view.

                                      Very truly yours,

                                      /s/ Prudential Securities Incorporated

                                      Prudential Securities Incorporated

                                    PROXY
                       ALEXANDER HAAGEN PROPERTIES, INC.

               SPECIAL MEETING OF STOCKHOLDERS--AUGUST 14, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Alexander Haagen Properties, Inc. does hereby nominate, constitute and appoint Alexander Haagen III and Steven Jaffe or either of them, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on July 11, 1997 at the Special Meeting of Stockholders to be held at The Radisson Hotel, the Palm Room, 1400 Parkview Avenue, Manhattan Beach, California, on August 14, 1997 at 11:00 a.m. local time or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

    PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
      ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

                                                        ----------------
                                                        SEE REVERSE SIDE
                                                        ----------------



                      ALEXANDER HAAGEN PROPERTIES, INC.

[X] Please mark votes as in this example.
  IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TRANSACTION AND FOR THE APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED.

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated July 15, 1997 and the Proxy Statement furnished therewith.
                                                FOR     AGAINST     ABSTAIN
  1. Approval of the Transactions contemplated
     by the Stock Purchase Agreement:           [_]       [_]         [_]
  2. Approval of the Amended and Restated
     1993 Stock Option and Incentive Plan
     as amended                                 [_]       [_]         [_]
  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                Mark here for address change and note at left [_]

      NOTE: Please sign name exactly as your name(s) appear(s) on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature: ____________ Date: _____________

Signature: ____________ Date: _____________